UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.  )
Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under Section 240.14a-12
Ryman Hospitality Properties, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):
☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

April 5, 2022
Dear Fellow Stockholder:
I am pleased to invite you to attend the 2022 Annual Meeting of Stockholders of Ryman Hospitality Properties, Inc., which will be held at 10:00 a.m. central time on Thursday, May 12, 2022 at the Gaylord Opryland Resort and Convention Center in Nashville, Tennessee. The doors will open at 9:30 a.m. central time. You may also attend our annual meeting virtually via the Internet at www.virtualshareholdermeeting.com/RHP2022. Additional information on how to participate in this year’s annual meeting virtually can be found on page 77. Our directors and management team will also be available to answer questions during the annual meeting.
We describe in detail the proposals to be introduced at the annual meeting in the enclosed Notice of Annual Meeting, Proxy Statement and proxy card. Our 2021 Annual Report to Stockholders, which is not a part of our proxy solicitation materials, is also enclosed.
We intend to conduct the annual meeting both in-person and virtually via the Internet. However, we may impose additional procedures or limitations on in-person meeting attendees, or we may decide to hold the annual meeting entirely online (i.e., a virtual-only meeting), depending on public health conditions or guidelines in effect at the time of the annual meeting. We will announce any changes to the annual meeting via a press release and the filing of additional soliciting material with the Securities and Exchange Commission, and we will also announce any changes on our proxy website, located at http://ir.rymanhp.com/proxy. We encourage you to check this website in advance if you plan to attend the annual meeting in person.
We encourage you to vote your shares prior to the annual meeting. You can ensure your shares are represented and voted at the annual meeting by promptly voting and submitting your proxy by telephone, by Internet or by completing, signing, dating and returning the enclosed proxy card. Voting instructions are included on the enclosed proxy card. If you attend the annual meeting (whether in-person or virtually), you may continue to have your shares voted as instructed in the proxy, or you may withdraw your proxy at the annual meeting and vote your shares in person. Thank you for your continued interest in Ryman Hospitality Properties, Inc., and we look forward to seeing you at the annual meeting.
Sincerely,

Colin V. Reed
Chief Executive Officer & Chairman of the Board of Directors

Ryman Hospitality Properties, Inc.
Notice of Annual Meeting of Stockholders
Thursday, May 12, 2022 10:00 a.m. central time	Gaylord Opryland Resort & Convention Center 2800 Opryland Drive Nashville, Tennessee 37214 and live via the Internet at www.virtualshareholdermeeting.com/RHP2022	Record Date The close of business March 25, 2022
Items of Business
•	To elect the ten (10) nominees identified in this proxy statement for a one-year term as directors;
•	To approve, on an advisory basis, our executive compensation;
•	To ratify the appointment by the Audit Committee of Ernst & Young LLP as our independent registered public accounting firm for 2022; and
•	To conduct any other business if properly raised.
You will find more information on the matters for voting in the proxy statement on the following pages. If you are a stockholder of record, you may vote by mail, by toll-free telephone number or the Internet prior to the meeting, or you may vote at the meeting (either in-person or virtually).
Your vote is important to us. We strongly encourage you to exercise your right to vote as a stockholder. Please sign, date and return the enclosed proxy card in the envelope provided, or vote by calling the toll-free number or using the Internet — even if you plan to attend the annual meeting (either in-person or virtually). You may revoke your proxy at any time before the completion of voting for the annual meeting.
You will find instructions on how to vote beginning on page 9. Most stockholders vote by proxy and do not attend the annual meeting in person. However, you are entitled to attend the annual meeting if you were a stockholder of record or a beneficial holder as of the close of business on March 25, 2022, or if you are an authorized representative of any such stockholder or beneficial holder.
By Order of the Board of Directors of Ryman Hospitality Properties, Inc.,
Scott J. Lynn, Secretary
Nashville, Tennessee
April 5, 2022

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders To Be Held on May 12, 2022. This proxy statement and our 2021 annual report to stockholders are available on the internet at:

http://ir.rymanhp.com/proxy

On this site, you will be able to access this proxy statement, our 2021 annual report to stockholders and our annual report on Form 10-K for the fiscal year ended December 31, 2021, and all amendments or supplements (if any).

2022 NOTICE OF MEETING AND PROXY STATEMENT
Questions and Answers About How to Vote Your Shares	9
Proposals	13
Proposal 1: Election of the Ten (10) Nominees for Director Identified in this Proxy Statement	13
Proposal 2: Advisory Vote on Executive Compensation	19
Proposal 3: Ratification of Independent Registered Public Accounting Firm for 2022	20
Stock Ownership	33
Beneficial Ownership of Directors, Executive Officers and Large Stockholders Table	33

2022 NOTICE OF MEETING AND PROXY STATEMENT
Compensation Discussion and Analysis	35
Executive Summary	35
Our Compensation Program	39
2021 Compensation Decisions	41
Other Compensation Information	50
2022 NEO Compensation	52
Human Resources Committee Report	54
Executive Compensation	55
2021 Summary Compensation Table	55
2021 Grants of Plan-Based Awards	57
2021 Grants of Plan-Based Awards Table	57
Outstanding Equity Awards at 2021 Fiscal Year End	58
Outstanding Equity Awards at 2021 Fiscal Year End Table	58
2021 Option Exercises and Stock Vested	60
2021 Option Exercises and Stock Vested Table	60
Other Compensation Information	61
Pension Benefits	61
Nonqualified Deferred Compensation	61
2021 Nonqualified Deferred Compensation Table	62
Potential Payments on Termination or Change of Control	63
Employment and Severance Agreements	63
Description of Potential Payments on Termination or Change of Control	63
Summary of Potential Payments on Termination or Change of Control	67
Director Compensation	69
Cash Compensation	69
Equity-Based Compensation	69
Director Stock Ownership Guidelines	69
2021 Non-Employee Director Compensation Table	70

2022 NOTICE OF MEETING AND PROXY STATEMENT
Certain Transactions	71
Equity Compensation Plan Information	71
December 31, 2021 Equity Compensation Plan Information Table	71
Our Independent Registered Public Accounting Firm	72
Appointment of Ernst & Young LLP	72
Fee Information	72
Audit Committee Report	74
Submitting Stockholder Proposals and Nominations for 2023 Annual Meeting	76
Stockholder Proposals	76
Nominations of Board Candidates	76
Discretionary Voting of Proxies on Other Matters	77
Instructions for Attending the Annual Meeting Virtually	77
Appendix A – Reconciliation of Non-GAAP Financial Measures to GAAP Measures	A-1

2022 NOTICE OF MEETING AND PROXY STATEMENT
Page Intentionally Blank

2022 NOTICE OF MEETING AND PROXY STATEMENT
Proxy Summary
This summary highlights information contained elsewhere in this proxy statement. It does not contain all of the information that you should consider, so please read the entire proxy statement before voting. Additionally, for more complete information about our 2021 financial performance, please see our Annual Report on Form 10-K for the fiscal year ended December 31, 2021.
Ryman Hospitality Properties, Inc. Annual Meeting of Stockholders
Time and Date:	10:00 a.m., central time, May 12, 2022
Place:	Gaylord Opryland Resort & Convention Center 2800 Opryland Drive Nashville, Tennessee 37214
Record Date:	March 25, 2022
Number of Common Shares Eligible to Vote at the Meeting (and Record Holders) as of the Record Date:	55,145,530 (861 holders of record)
Company Principal Executive Offices:	One Gaylord Drive Nashville, Tennessee 37214
Date of First Mailing of Proxy Statement and Accompanying Materials to Stockholders:	April 5, 2022
Voting Matters
	Matter	Board Recommendation	Page Reference
Proposal 1:	Election of the Ten (10) Nominees for Director Identified in this Proxy Statement	FOR each director nominee	13
Proposal 2:	Advisory Vote on Executive Compensation	FOR	19
Proposal 3:	Ratification of Independent Registered Public Accounting Firm for 2022	FOR	20
Director Nominees
Name	Age	Director Since	Primary Occupation	Committee Memberships; Other Roles	Other Public Company Boards
Rachna Bhasin	49	2016	Founder/CEO, EQ Partners	Human Resources	Shutterstock, Inc.; PropertyGuru Limited
Alvin Bowles Jr.	48	2017	VP, Global Marketing Solutions, Meta Platforms, Inc. (formerly Facebook, Inc.)	Audit	—
Christian Brickman	57	2021	Private Consultant	Audit	—

2022 NOTICE OF MEETING AND PROXY STATEMENT
Name	Age	Director Since	Primary Occupation	Committee Memberships; Other Roles	Other Public Company Boards
Mark Fioravanti	60	2022	President, Ryman Hospitality Properties, Inc.	—	—
Fazal Merchant	49	2017	Private Consultant	Audit (Chair)	Meritor, Inc.
Patrick Moore	52	2015	EVP, North America Retail, Carter’s, Inc.	Human Resources (Chair); Nominating & CG	The Interpublic Group of Companies
Christine Pantoya	52	2019	CFO, Omnichannel Acquisition Corp.	Audit; Nominating & CG	—
Robert Prather, Jr.	77	2009	President & CEO, Heartland Media, LLC	Nominating & CG (Chair); Human Resources	GAMCO Investors, Inc.; Southern Community Newspapers, Inc.
Colin Reed	74	2001	Chief Executive Officer and Chairman of the Board of Directors, Ryman Hospitality Properties, Inc.	—	First Horizon National Corporation
Michael Roth	76	2022(1)	Non-Executive Chairman, Pitney Bowes, Inc.	Human Resources; Nominating & CG	Pitney Bowes, Inc.
(1)
Mr. Roth previously served as a member of our Board from 2004 to 2021. Mr. Roth did not seek re-election to the Board at our 2021 Annual Meeting. Mr. Roth served as a Director Emeritus from May 2021 until his re-appointment to the Board in February 2022.

2022 NOTICE OF MEETING AND PROXY STATEMENT
Board of Directors Matrix
The following matrix provides information about the director nominees, including certain types of knowledge, skills, experiences and attributes possessed by one or more of our director nominees which our Board believes are relevant to our business and operations. The matrix does not encompass all of the knowledge, skills, experiences or attributes of our director nominees, and does not suggest that a director nominee who is not listed as having any particular knowledge, skill, experience or attribute is unable to contribute to the decision-making process in that area.
	Rachna Bhasin	Alvin Bowles	Christian Brickman	Mark Fioravanti	Fazal Merchant	Patrick Moore	Christine Pantoya	Robert Prather	Colin Reed	Michael Roth
Knowledge, Skills and Experience
Public Company Board	•	•	•		•	•	•	•	•	•
Financial	•	•	•	•	•		•	•	•	•
Accounting			•	•	•			•	•	•
Strategic Planning	•	•	•	•	•	•	•	•	•	•
HR/Compensation					•	•		•	•	•
Operations	•	•	•		•	•	•		•
Corporate Governance			•					•	•	•
Media & Entertainment	•	•			•	•	•	•		•
Hospitality/REIT				•		•		•	•	•
Demographics
Race/Ethnicity
African American		•
Asian/Pacific Islander	•				•
Hispanic/Latino
White/Caucasian			•	•		•	•	•	•	•
Gender
Female	•						•
Male		•	•	•	•	•		•	•	•
Board Tenure
Years	6	5	1	-	4	7	3	13	21	18(1)
Independence
Independent Director	•	•	•		•	•	•	•		•
(1)
Mr. Roth previously served as a member of our Board from 2004 to 2021. Mr. Roth did not seek re-election to the Board at our 2021 Annual Meeting. Mr. Roth served as a Director Emeritus from May 2021 until his re-appointment to the Board in February 2022.

2022 NOTICE OF MEETING AND PROXY STATEMENT
Company Highlights
Total Stockholder Return
The following table shows the company’s total stockholder return, or TSR(2), as compared to the S&P 500 Index and the FTSE NAREIT Equity REITs Index, over the last one, three and five years.

(2)
TSR is equal to stock price appreciation plus dividends, with dividends reinvested quarterly. For more information with respect to the comparison of our TSR with that of the S&P 500 Index and the FTSE NAREIT Equity REITs Index over the applicable time periods, please see the Compensation Discussion and Analysis on page 35.

Financial Highlights
Our financial results in 2021 continued to be significantly impacted by the COVID-19 pandemic. Business levels increased from 2020 levels, due to an improvement in group business and increased levels of transient business in our hospitality segment, and increased levels of activity in our entertainment segment. However, our operations continued to be materially impacted by customer sentiment relating to group meetings and conventions in light of the pandemic. During 2021, in light of these conditions, our total revenue increased approximately 79% from 2020 ($939.4 million in 2021, as compared to $524.5 million in 2020), and we experienced:
•	a consolidated net loss of $194.8 million (as compared to a consolidated net loss of $460.8 million in 2020); and
•
consolidated Adjusted EBITDAre, excluding non-controlling interest in consolidated joint venture(3) of $178.4 million (as compared to consolidated Adjusted EBITDAre, excluding non-controlling interest in consolidated joint venture of ($44.3) million in 2020).

(3)
Consolidated Adjusted EBITDAre, excluding non-controlling interest in consolidated joint venture is a non-GAAP financial measure. For a definition of consolidated Adjusted EBITDAre, excluding non-controlling interest in consolidated joint venture and a reconciliation of this non-GAAP financial measure to consolidated net income (loss) (the most comparable GAAP financial measure), and an explanation of why we believe consolidated Adjusted EBITDAre, excluding non-controlling interest in consolidated joint venture presents useful information to investors, see Appendix A.

2022 NOTICE OF MEETING AND PROXY STATEMENT
In 2021 we worked to improve our businesses and our company’s financial condition as we continued our recovery from the COVID-19 pandemic. Our efforts included a focus on returning to a positive monthly cash operating balance and, in our hospitality business, a continued strategy of rebooking cancelled group room nights, and booking new group business, for future years.
We continue to focus on our long-term strategic objectives of increasing funds available for distribution to our stockholders and creating long-term stockholder value. You can find more information about our 2021 financial and operating performance, and its impact on our compensation decisions, in the Compensation Discussion and Analysis beginning on page 35.
Compensation Highlights
Objectives
In order to achieve our corporate strategic objectives and to attract, retain and motivate a team of qualified, talented and knowledgeable executives who are capable of performing their responsibilities, we design our executive compensation with the intent of providing competitive compensation programs which reward strong performance and limit compensation when our performance objectives are not achieved. We believe that our compensation programs provide a suitable balance between long- and short-term compensation and have an appropriate performance-based and “at risk” component.

2022 NOTICE OF MEETING AND PROXY STATEMENT
Compensation Program Summary
The key elements of the compensation program for our named executive officers, or NEOs, which are described more fully in the Compensation Discussion and Analysis beginning on page 35, are:
Compensation Element	Key Characteristics	2021 Compensation Decisions	Percentage of 2021 Target Total Compensation(4)
Base Salary	• Fixed compensation. • Payable in cash. • Reviewed annually and adjusted when appropriate.	In 2021, each NEO other than Mr. Reed received a 3% increase in base salary from 2020 levels.	• 11.5% of our CEO’s target total compensation. • 22% of our other NEOs’ target total compensation (on average).
Short-Term Cash Incentive Compensation	• Variable compensation. • Payable in cash based on performance against annually established performance objectives.
Annual short-term cash incentives were paid to each NEO at 141.7% of the target payout level due to our financial performance and the achievement of designated strategic objectives. Each NEO also received a discretionary cash incentive compensation award in recognition of their individual contributions in 2021, as described below.

• 17% of our CEO’s target total compensation. • 21% of our other NEOs’ target total compensation (on average).
Long-Term Equity Incentive Compensation
Annual Long-Term Equity Incentive Awards
• Variable compensation.
• Performance-based RSUs, linked to TSR performance, vesting over a three-year performance period.
• Time-based RSUs vesting ratably over four years.
Special Equity Incentive Awards
• Variable compensation.
• Performance-based RSUs, linked to stock price performance, which will vest based on the achievement of designated stock price targets over a three year period.

Annual long-term equity incentive compensation for 2021 was, for Mr. Reed, 48% in the form of TSR-linked performance-based RSUs and 52% in the form of time-based RSUs, and, for our other NEOs (on average), 47% in the form of TSR-linked performance-based RSUs and 53% in the form of time-based RSUs.

A special one-time company stock price-linked performance-based RSU award was made to each NEO (and to all director level and above employees (a total of 52 employees) to incentivize management’s efforts to return our financial performance to pre-COVID levels and to encourage retention in a challenging labor market. This award is fully “at risk” and will not vest unless designated company stock price targets (set at a meaningful premium to our common stock price on the date of grant and to our then all-time high closing common stock price) are met.

• 71% of our CEO’s target total compensation. • 56% of our other NEOs’ target total compensation (on average).
Executive-Level Perquisites	• Fixed compensation. • Participation in broad-based plans at same cost as other employees. • Certain executive-level perquisites not paid generally to our other employees.	Our NEOs received only modest executive-level perquisites in 2021.	• 0.5% of our CEO’s target total compensation. • 1% of our other NEOs’ target total compensation (on average).
(4)	Calculated in the manner described in the Compensation Discussion and Analysis beginning on page 35.

2022 NOTICE OF MEETING AND PROXY STATEMENT
Our Compensation Practices
We also are mindful of the risks to our stockholders that may be inherent in our compensation programs, and we attempt to utilize compensation practices that mitigate these risks. Some of these compensation practices are:
What We Do
✔
We Pay for Performance—We tie pay to performance in a manner that we believe advances our stockholders’ interests by paying a significant portion of our NEOs’ total compensation opportunities in the form of variable compensation. In 2021, 69% of our CEO’s total target compensation and 61% of our other NEOs’ target total compensation (on average) was performance-based.

✔
Our Annual Performance-Based RSU Awards are Tied to TSR—The annual long-term performance-based awards to our NEOs are in the form of RSUs which vest based on our achievement of TSR compared to the TSR of a designated peer group of other comparable companies, and there is no minimum payout level associated with these awards (i.e., all of these awards are “at risk”). We believe these awards incentivize our NEOs and align the interests of our NEOs with our stockholders.

✔
We Hold an Annual Say on Pay Vote—Consistent with the views of our stockholders, initially expressed in 2011 and reaffirmed in 2017, we continue to conduct an annual “say-on-pay” advisory vote to solicit our stockholders’ views on our compensation programs.

✔	We Solicit Independent Compensation Advice—Our Human Resources Committee retains Aon, a leading independent compensation consultant.
✔
We Require Meaningful Levels of Stock Ownership by Our Executives and Directors—Our stock ownership guidelines require meaningful levels of stock ownership by our senior executives (including 5x base salary for our CEO) and directors. All NEOs and non-employee directors are currently in compliance with the guideline applicable to them, after taking into account the applicable grace period for our recently appointed directors.

✔
We Have Implemented Meaningful Stock Retention Guidelines—Any senior executive or director who does not meet the applicable stock ownership guideline (regardless of any compliance grace period) must hold at least 50% of the net shares received in any stock option exercise or RSU vesting.

✔	Relevant Peer Groups—We use representative and relevant peer groups when determining compensation.
What We Don’t Do
✘
We Don’t Provide Excessive Levels of Guaranteed Compensation—Our short-term cash incentive compensation plan and the terms of the performance-based RSUs issued to our NEOs (which are tied to TSR or company stock price) do not have minimum payout levels. All of this compensation is performance-based and “at risk”.

✘
We Don’t Make “Mid-Stream” Changes to Previously Granted Performance-Based RSU Awards—We believe as a general matter that once issued, changes should not be made the design of long-term performance-based RSU awards. Accordingly, no changes have been made to any previously-granted performance-based RSU awards.

✘
We Don’t Make “Single Trigger” Cash Payments Upon a Change of Control—The employment and severance arrangements with our NEOs require a “double trigger” (requiring both a change of control and termination of employment) for cash severance payments following a change of control.

✘	We Don’t Pay “Gross Ups” For Severance Payments—We do not provide excise or other tax “gross up” payments in connection with any severance payment made to an NEO.
✘
We Don’t Allow Hedging or Significant Pledging of Company Securities by Officers and Directors—Directors and executive officers are prohibited from engaging in hedging transactions designed to offset decreases in the market value of our securities, and directors and executive officers may not pledge a significant amount of company securities without prior approval.

2022 NOTICE OF MEETING AND PROXY STATEMENT
Corporate Governance Highlights
Our Board of Directors has adopted governance policies that we believe are in the best interests of our stockholders, including:
•	Annual election of all directors.
•	Board refreshment and reduction in average board tenure.
•
On at least an annual basis, the Nominating and Corporate Governance Committee of our Board of Directors evaluates the Board’s composition to ensure that the Board maintains complementary and diverse skill sets, perspectives, backgrounds and experiences for its continued effectiveness, with the goal of having a mix of years of tenure of Board members between those who have served longer term, medium term, or shorter term.

•
All of our independent directors other than Mr. Prather and Mr. Roth (who previously served as a director from 2004 to 2021 and who re-joined our Board in February 2022) have joined our Board since 2015. Immediately following the Annual Meeting, the average tenure of our independent directors will be 7 years (including Mr. Roth’s years of prior service), as compared to 15 years in 2015, and the average age of our independent directors will be 58 years, as compared to 67 years in 2015.

•	Majority vote standard in uncontested elections.
•	Independent, involved and informed Board of Directors.
• All directors, other than Mr. Reed and Mr. Fioravanti, are independent.
•
All of our directors attended more than 75% of the meetings of the Board and those committees of which the director was a member in the aggregate during 2021. The independent director attendance at all Board and committee meetings in 2021 was 100%.

• Board orientation for new members and ongoing director education.
•	A diverse Board, with 30% of our Board members being racially/ethnically diverse, and with 20% of our Board members being female.
•	Independent Lead Director.
•	Independent Board committees.
• Our three active standing Board committees are comprised solely of independent directors.
•	Executive sessions of independent directors are held at each regularly scheduled Board meeting.
•	Annual Board and committee self-evaluations.
•	Board oversight of risk management.
•	No stockholder rights plan.
•	Common stock is the only class of voting securities outstanding.
•	Ongoing engagement with stockholders.
•	Commitment to Environmental, Social and Governance (“ESG”) considerations.

2022 NOTICE OF MEETING AND PROXY STATEMENT
Questions and Answers
About How to Vote Your Shares
Below are instructions on how to vote, as well as information on your voting rights as a stockholder. Some of the instructions vary depending on how your stock is held. It’s important to follow the instructions that apply to your situation.
Q.
Who can vote at the Annual Meeting of Stockholders?
A.
At the Annual Meeting, each holder of shares of our common stock is entitled to one vote for each share of common stock held by such stockholder close of business on March 25, 2022 (the record date).
Q.
How do I vote at the Annual Meeting?
A.
Electronically. You may vote using the Internet or by phone.
To use the Internet, go to www.proxyvote.com to transmit your voting instructions up until 11:59 p.m. eastern time on May 11, 2022 (for shares in our 401(k) plan, the voting deadline is 11:59 p.m. eastern time on May 10, 2022). Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
To vote by phone, dial 1-800-690-6903 up until 11:59 p.m. eastern time on May 11, 2022 (for shares in our 401(k) plan, the voting deadline is 11:59 p.m. eastern time on May 10, 2022). Have your proxy card in hand when you call and then follow the instructions.
In Person or by Mail. If you hold the shares in your own name, you may also vote in person at the meeting or by signing and dating each proxy card you receive and returning it in the enclosed prepaid envelope. If you vote by proxy, the proxies identified on the back of the proxy card will vote your shares in accordance with your instructions. If you submit a signed proxy card but do not mark the boxes showing how you wish to vote, the proxies will vote your shares in accordance with the recommendations of the Board.
Q.
How can I participate in the Annual Meeting virtually?
A.
You will be able to log into the virtual annual meeting platform by visiting www.virtualshareholdermeeting/RHP2022 and entering the control number found on your proxy materials. Stockholders participating virtually will also be able to submit questions via the virtual meeting platform and to vote their shares. See page 77 for more information on how to participate in this year’s annual meeting virtually.
Q.
What is the purpose of the Annual Meeting?
A.
At the Annual Meeting, you and your fellow stockholders will vote on the following matters:
Proposal	Matter
1	Election of the ten (10) nominees for director identified in this proxy statement
2	Avisory vote on executive compensation
3	Ratification of independent registered public accounting firm for 2022
You and your fellow stockholders will also be asked to transact any other business that may property come before the meeting or any adjournment or postponement.

2022 NOTICE OF MEETING AND PROXY STATEMENT
Q.
What if my shares are held in “street name” by a broker?
A.
If you do not own your shares directly, but instead are the beneficial owner of shares held in “street name” by a broker, bank or other nominee, your broker, bank or other nominee, as the record holder of the shares, must vote those shares in accordance with your instructions. If you do not give instructions to your broker, bank or other nominee, your broker, bank or other nominee can vote your shares with respect to “discretionary” items, but not with respect to “non-discretionary” items. On non-discretionary items for which you do not give instructions, your shares will be counted as “broker non-votes”.
Q.
What shares are included on my proxy card?
A.
Your proxy card represents all shares registered in your name with the transfer agent on the record date, including those shares owned pursuant to our 401(k) plan.
Q.
Which matters to be presented at the Annual Meeting are discretionary items and may be voted on by a broker?
A.
A discretionary item is a proposal that is considered routine under the rules of the New York Stock Exchange. Shares held in street name may be voted by your broker, bank or other nominee on discretionary items in the absence of voting instructions given by you.
The matters presented in Proposal 1 (Election of Directors) and Proposal 2 (Advisory Vote on Executive Compensation) are not considered routine under the rules of the NYSE. Therefore, brokers, banks or other nominees will not have the ability to vote shares held in street name with respect to those proposals unless the broker, bank or other nominee has received voting instructions from the beneficial owner of the shares held in street name. Broker non-votes will not impact the outcome of Proposals 1 or 2. It is therefore important that you provide instructions to your broker, bank or other nominee if your shares are held in street name by a broker, bank or other nominee so that you are able to vote with respect to Proposals 1 or 2.
Proposal 3 (Ratification of Independent Registered Public Accounting Firm) is considered routine and therefore may be voted upon by your broker, bank or other nominee if you do not give instructions for the shares held in street name by your broker, bank or other nominee. If any other matter that properly comes before the meeting is not considered routine under the rules of the NYSE, broker non-votes will not impact the outcome of this matter.
Q.
How many shares must be present to hold the Annual Meeting?
A.
The holders of a majority of the shares of our common stock outstanding on the record date, or 27,572,766 shares, in person or by a valid proxy, must be present at the meeting for any business to be conducted, known as a “quorum.” Proxies received but marked as “abstain,” as well as shares that are counted as broker non-votes, will be counted as shares that are present for purposes of determining the presence of a quorum.
Q.
What if a quorum is not present at the Annual Meeting?
A.
If a quorum is not present at the scheduled time of the meeting, we may adjourn the meeting, either with or without a vote of the stockholders. If we propose to have the stockholders vote whether to adjourn the meeting, the people named in the enclosed proxy will vote all shares of our common stock for which they have voting authority in favor of the adjournment.
We also may adjourn the meeting if for any reason the Board determines that adjournment is necessary or appropriate to enable our stockholders to (i) consider fully information which the Board determines has not been sufficiently or timely available to stockholders

2022 NOTICE OF MEETING AND PROXY STATEMENT
or (ii) otherwise effectively exercise their voting rights. An adjournment will have no effect on the business that may be conducted at the meeting.
Q.
How does the Board recommend I vote on each of the proposals?
A.
The Board recommends that you vote as follows on each of the following proposals:
Proposal	Matter
1	FOR election of the ten (10) nominees for director identified in this proxy statement
2	FOR approval of the advisory vote on executive compensation
3	FOR ratification of independent registered public accounting firm for 2022
Q.
How do I change my vote?

A.
You can revoke your proxy at any time before the meeting by:
•	Submitting a later-dated proxy card by mail or transmitting new voting instructions via internet or phone;
•	Giving written notice to Scott J. Lynn, our corporate secretary, stating that you are revoking your proxy; or
•	Attending the meeting either in-person or virtually and voting your shares.
If you hold your shares in “street name” your broker, bank or other nominee will provide you with instructions on how to revoke your proxy.
Q.
Who will count the votes?

A.
Representatives of Broadridge will count the votes and act as the independent inspector of elections.
Q.
How are shares in the Company’s 401k plan voted?
A.
401(k) plan participants may vote the shares held under the plan in their name by signing and returning the proxy card you received no later than May 10, 2022. Your vote will be confidential, and the plan trustee will direct your vote in the manner you indicate. The voting results for all shares in the plan will be tabulated for all participants and reported on an aggregate basis. The trustee will vote the shares at the meeting through the custodian holding the shares. If a plan participant’s voting instructions are not received before the meeting (or later revoked) the shares will be considered unvoted. All unvoted shares will be voted at the meeting by the plan trustee in direct proportion to the voting results of plan shares for which proxies are voted.
Q.
What if I send in my proxy card and do not specify how my shares are to be voted?
A.
If you send in a signed proxy card but do not give any voting instructions, your shares will be voted as follows on each of the following proposals:
Proposal	Matter
1	FOR election of the ten (10) nominees for director identified in this proxy statement
2	FOR approval of the advisory vote on executive compensation
3	FOR ratification of independent registered public accounting firm for 2022
Q.
How will the proxies vote on any other business brought up at the Annual Meeting?
A.
We are not aware of any other business to be considered at the meeting other than the proposals described in this proxy statement. If any other business is properly presented at

2022 NOTICE OF MEETING AND PROXY STATEMENT
the meeting, your signed proxy card authorizes Colin V. Reed, Robert Prather and Scott J. Lynn to use their discretion to vote on these other matters.
Q.
What are my voting options on Proposal 1 (Election of Directors)?
A.
You may:
•	Vote FOR all of the director nominees;
•	Vote FOR specific director nominees;
•	Vote AGAINST all director nominees;
•	Vote AGAINST specific director nominees;
•	ABSTAIN from voting with respect to all of the director nominees; or
•	ABSTAIN from voting with respect to specific director nominees.
A nominee will be elected as a director if the number of votes cast “FOR” such nominee’s election exceeds the number of votes cast “AGAINST” such nominee’s election (with abstentions and broker non-votes not counted as votes cast either for or against such election). Proxies may not be voted for more than ten (10) directors, and stockholders may not cumulate votes in the election of directors. See “Majority Voting Standard for Director Elections” below for the effect of a director nominee failing to receive the required majority vote in an election.
Q.
What are my voting options on the other proposals?
A.
When voting on either Proposal 2 (Advisory Vote on Executive Compensation) or Proposal 3 (Ratification of Independent Registered Public Accounting Firm), you may:
•	Vote FOR the proposal;
•	Vote AGAINST the proposal; or
•	ABSTAIN from voting.
If you abstain from voting on Proposal 2 or Proposal 3, your shares will be counted as present in person or represented by proxy and entitled to vote on such proposal, and thus the abstention will have the same effect as a vote AGAINST such proposal.
Q.
Is my vote confidential?

A.
Yes. All proxy cards and vote tabulations that identify an individual stockholder are kept confidential. Except to meet legal requirements, your vote will not be disclosed to us unless a proxy solicitation is contested, you write comments on the proxy card, or you authorize disclosure of your vote. However, we may confirm whether a stockholder has voted or take other actions to encourage voting.
Q.
How many votes are required to approve each proposal?
A.
The following votes will be required to approve each proposal:
Proposal	Vote Required
1 (Election of the ten (10) nominees for director statement)	Votes cast “FOR” must exceed votes cast “AGAINST” any nominee (abstentions and broker non-votes will not be counted as votes cast for or against)
2 (Advisory vote on executive compensation)	Majority of shares entitled to vote and present in person or by proxy
3 (Ratification of independent registered public accounting firm)	Majority of shares entitled to vote and present in person or by proxy

2022 NOTICE OF MEETING AND PROXY STATEMENT
Proposals
Proposal 1 (Election of the Ten (10) Nominees for Director Identified in this Proxy Statement)
The information below about the business background of each nominee for director has been provided by each nominee. All nominees are currently directors. In case any nominee is not available to serve as a director, the person or persons voting the proxies may vote your shares for such other person or persons designated by the Board if you have submitted a proxy card.
The Board may also choose to reduce the number of directors to be elected at the meeting. Each of the nominees shall be elected to serve as a director until the annual meeting of stockholders in 2023 or until his or her respective successor is otherwise duly elected and qualified, or until his or her earlier resignation or removal. The names of the nominees for director, along with their present positions, their principal occupations, current directorships held with other public companies, as well as directorships with other public companies during the past five years, their ages and the year first elected as a director, are set forth below. Individual qualifications, experiences and skills that contribute to the Board’s effectiveness as a whole, as determined by the Nominating and Corporate Governance Committee, are also described below.
Incumbent Directors Standing for Re-Election
Rachna Bhasin

Founder/Chief Executive Officer, EQ Partners, a private consulting firm, since January 2019. Ms. Bhasin has served as an independent director of media company Shutterstock, Inc. since August 2019 and as an independent director of technology company PropertyGuru Group Limited, a Singapore-based property technology company, since August 2021. From October 2015 to January 2019, Ms. Bhasin served as Chief Business Officer of Magic Leap, Inc., a digital technology company. Prior to such time, Ms. Bhasin was Senior Vice-President of Corporate Strategy and Business Development at media company SiriusXM Radio, a position she had held since 2010. From 2007 until 2010 Ms. Bhasin was General Manager, Strategic Partnerships and Personalization at technology company Dell, Inc., and from 2004 to 2007 she served as Vice President of Business Development at the media company EMI Music, North America.

Qualifications: Ms. Bhasin’s experience in the technology and media industries provide her with a unique perspective on our challenges and opportunities.

Current Directorships: Shutterstock, Inc.; PropertyGuru Group Limited

Former Directorships: None

Age: 49

Director since: 2016

2022 NOTICE OF MEETING AND PROXY STATEMENT
Alvin Bowles Jr.

Vice-President, Global Marketing Solutions, Meta Platforms, Inc. (formerly known as Facebook, Inc.), a technology company, since January 2020; Head of Global Publisher Sales and Operations, Facebook, October 2015 to January 2020; CEO of media company GrabMedia, March 2011 to September 2015; SVP, Integrated Marketing & Brand Solutions, of media company BET, April 2007 to December 2010; Vice President Sales, Publisher, AOL Black Voices, of media and technology company AOL, April 2005 to April 2007; Vice President, Global Media Group, of entertainment company Time Warner Inc., January 2004 to April 2005.

Qualifications: Mr. Bowles brings operating experience in large, complex organizations as a result of his service as a senior executive of public and private companies, including those with a focus on digital media and technology.

Current Directorships: None

Former Directorships: None

Age: 48

Director since: 2017

Christian Brickman

Private Consultant, since October 2021; President and Chief Executive Officer, Sally Beauty Holdings, Inc., a consumer products company, February 2015 to October 2021; President and Chief Operating Officer, Sally Beauty, June 2014 to February 2015; President of Kimberly-Clark International, a subsidiary of consumer products company Kimberly-Clark Corporation, May 2012 to February 2014; President of Kimberly-Clark Professional, a Kimberly-Clark subsidiary, August 2010 to May 2012; Chief Strategy Officer of Kimberly-Clark, 2008 to 2010. Prior to joining Kimberly-Clark, Mr. Brickman was a Principal in the Dallas, Texas office of McKinsey & Company, a management consulting firm.

Qualifications: Mr. Brickman’s experience as chief executive officer of a public company and as a senior officer of a large multi-national corporation brings managerial and operational experience.

Current Directorships: None

Former Directorships: Sally Beauty Holdings, Inc.

Age: 57

Director since: 2020

Mark Fioravanti

Our President since March 2022; our President and Chief Financial Officer from March 2015 to March 2022; our Executive Vice President and Chief Financial Officer, June 2009 to March 2015; our Senior Vice President of Finance and Treasurer, June 2007 to March 2015; our Executive Vice President and President of our ResortQuest International subsidiary from March 2004 to June 2007; our Senior Vice President of Marketing, August 2002 to March 2004. Prior to joining us, Mr. Fioravanti served in a variety of roles with gaming company Harrah’s Entertainment, Inc.

Qualifications: As a result of his many years of service with us, Mr. Fioravanti has a deep knowledge of our operations and has a unique insight into our challenges and opportunities.

Current Directorships: None

Former Directorships: None

Age: 60

Director since: 2022

2022 NOTICE OF MEETING AND PROXY STATEMENT
Fazal Merchant

Private Consultant, since September 2020; Director of asset management firm Ariel Investments, LLC, since March 2021. In March 2022, Mr. Merchant was nominated to serve as a director of Warner Bros. Discovery, a media company which is expected to become a separate publicly-traded company in mid-2022. Previously, Mr. Merchant served as Co-Chief Executive Officer of Tanium, a privately-held endpoint security and systems management company, from June 2019 to September 2020; Chief Operating Officer and Chief Financial Officer of Tanium, May 2017 to June 2019; Consultant to WndrCo, a new media and technology company, December 2016 to May 2017; Chief Financial Officer, media company DreamWorks Animation SKG, September 2014 to September 2016; Chief Financial Officer, media company DirecTV Latin America, December 2013 to September 2014; SVP, Treasurer & Corporate Development, media and technology company DirecTV, July 2012 to April 2014; Managing Director, Head of Global Industrials Group, Americas, financial services company Royal Bank of Scotland, January 2011 to July 2012.

Qualifications: Mr. Merchant brings financial and accounting experience in large, complex organizations as a result of his service as a senior executive and director of public and private companies.

Current Directorships: Meritor, Inc.

Former Directorships: None

Age: 49

Director since: 2017

Patrick Moore

EVP, North America Retail, Carter’s Inc., a branded marketer of apparel and related products, since December 2019; EVP, Strategy & Global Business Development at Carter’s, February 2019 to December 2019; EVP, Strategy & Business Development at Carter’s, August 2017 to February 2019; Executive Vice President, Chief Strategy and Corporate Development Officer, YP Holdings, a privately-held media and advertising company, June 2013 until July 2017; Principal, McKinsey & Company, a management consulting firm, September 2001 to May 2013.

Qualifications: Mr. Moore’s work experiences provide him with a unique perspective on the challenges and opportunities faced by our Entertainment business segment. Mr. Moore also has expertise in the hospitality segment as a result of his service as a management consultant.

Current Directorships: The Interpublic Group of Companies

Former Directorships: None

Age: 52

Director since: 2015

2022 NOTICE OF MEETING AND PROXY STATEMENT
Christine Pantoya

Chief Financial Officer, Omnichannel Acquisition Corp., a recently-formed SPAC with a stated focus of acquiring technology-enabled cross-channel retail and consumer service businesses, since October 2020; and Chief Commercial Officer and Head of Strategy, FANchise, an integrative fan-controlled sports league, since July 2020. Ms. Pantoya has also served as Non-Executive Partner, Delta Partners Group, an investment and advisory firm, since June 2019. Ms. Pantoya has also served as a senior advisor to multiple early-stage companies since January 2019. From January 2015 to October 2018, Ms. Pantoya served as SVP & Head of Mobile & Direct-to-Consumer for the National Basketball Association, a professional sports league. From April 2012 to January 2015, Ms. Pantoya served as VP of Corporate Development and Strategy for telecommunications company Verizon Communications. Prior to such time, Ms. Pantoya served in a variety of roles for telecommunications companies Cox Communications, Enhanced Wireless, Clearwire, and Sprint Nextel.

Qualifications: Ms. Pantoya’s current and past roles with media and entertainment companies, as well as her role with a recently formed SPAC focusing on technology-enabled businesses, provide her with insights on the challenges and opportunities faced by our Entertainment business segment.

Current Directorships: None

Former Directorships: None

Age: 52

Director since: 2019

Robert Prather, Jr.

President and Chief Executive Officer, Heartland Media, LLC, a television broadcasting company, since June 2013; President and Chief Executive Officer, Allen Media Broadcasting, a television broadcasting company, since February 2020; President and Chief Operating Officer, Gray Television, Inc., a television broadcasting company, September 2002 to June 2013; Executive Vice President, Gray Television, Inc., 1996 to September 2002; Chief Executive Officer, Bull Run Corporation (now Southern Community Newspapers, Inc.), a media and publishing company, 1992 to December 2005.

Qualifications: Mr. Prather’s history as a chief executive officer of media companies provides financial expertise, as well as operating experience in the media and entertainment industries. Mr. Prather also has considerable corporate governance experience through his service on the boards of other public companies.

Current Directorships: GAMCO Investors, Inc.; Southern Community Newspapers, Inc.

Former Directorships: Diebold Nixdorf, Inc.

Age: 77

Director since: 2009

2022 NOTICE OF MEETING AND PROXY STATEMENT
Colin Reed

Chairman of our Board since May 2005; our Chief Executive Officer since April 2001; our President from November 2012 to March 2015 and from April 2001 to November 2008; Member, three-executive Office of the President, gaming company Harrah’s Entertainment, Inc., May 1999 to April 2001; Chief Financial Officer, Harrah’s Entertainment, Inc., April 1997 to April 2001. Mr. Reed previously served in a variety of other management positions with Harrah’s Entertainment, Inc. and its predecessor, hotel operator Holiday Corp., from 1977 to April 1997.

Qualifications: Mr. Reed’s day-to-day leadership as Chairman of our Board and CEO, as well as his many years of experience in the hospitality industry, provides him with deep knowledge of our operations and gives him unique insights into our challenges and opportunities.

Current Directorships: First Horizon National Corporation

Former Directorships: None

Age: 74

Director since: 2001

Michael I. Roth

Executive Chairman (from January 2021 to December 2021), The Interpublic Group of Companies, a global marketing services company; Chairman (from July 2004 to January 2020) and Chief Executive Officer (from January 2005 to January 2020), The Interpublic Group of Companies; Chairman of the Board and Chief Executive Officer, The MONY Group Inc. (and its predecessor entities), a financial services company, 1997 to 2004.

Mr. Roth served as a Director Emeritus of the Company from May 2021 until February 2022, when he rejoined our Board of Directors.

Qualifications: As a result of his service as the chief executive officer and chairman of public companies, Mr. Roth brings a variety of experience and expertise to the Board, including in the areas of capital markets, accounting and corporate governance.

Current Directorships: Pitney Bowes, Inc. (non-executive chairman)

Former Directorships: The Interpublic Group of Companies

Age: 76

Director since: 2022 (previous service as a director from 2004-2021)

2022 NOTICE OF MEETING AND PROXY STATEMENT
Board Meetings in 2021 and Director Attendance
In 2021 the Board met 8 times. All directors attended at least 75% of the total number of meetings of the Board and those committees of which the director was a member in the aggregate during 2021.
Company Voting Recommendation
The Board unanimously recommends that our stockholders vote FOR each of our nominees.
Our Corporate Governance Guidelines and Bylaws provide for a majority voting standard in uncontested director elections. A director nominee will be elected to the Board only if the number of votes cast “FOR” such nominee’s election exceeds the number of votes cast “AGAINST” such nominee’s election (with abstentions and broker non-votes not counted as votes cast either for or against such election). If an incumbent nominee for director fails to receive the required majority vote in a director election, he or she will tender his or her resignation as a director for consideration by the Nominating and Corporate Governance Committee and, ultimately, the Board.
In the event any incumbent nominee for director does not receive the requisite majority vote, our Corporate Governance Guidelines and Bylaws provide that our Nominating and Corporate Governance Committee will evaluate the circumstances of the failed election and will make a recommendation regarding how to act upon the tendered resignation to the full Board, in light of the best interests of the company and its stockholders. The full Board will then act upon the resignation, taking into account the recommendation of the Nominating and Corporate Governance Committee, and will publicly disclose its decision regarding the tendered resignation and its rationale within 90 days of the certification of the election results. If the Board accepts the resignation, the nominee will no longer serve on the Board. If the Board rejects the resignation, the nominee will continue to serve until his or her successor has been duly elected and qualified or until his or her earlier disqualification, death, resignation or removal.

2022 NOTICE OF MEETING AND PROXY STATEMENT
Proposal 2 (Advisory Vote on Executive Compensation)
We are asking stockholders to cast an advisory (non-binding) vote on our executive compensation for our named executive officers, or NEOs. Please read the Compensation Discussion and Analysis beginning on page 35 and the related compensation tables and narrative discussion appearing on pages 55 through 62, which provide more information on the compensation paid to our NEOs for 2021.
Our executive compensation programs are designed to attract, retain and motivate qualified, knowledgeable and talented executives who are capable of performing their responsibilities. In 2021 we worked to improve our businesses and our company’s financial condition as we continued our recovery from the COVID-19 pandemic. Our efforts included a focus on returning to a positive monthly cash operating balance and, in our hospitality business, a continued strategy of rebooking cancelled group room nights, and booking new group business, for future years.
We continue to focus on our long-term strategic objectives of increasing funds available for distribution to our stockholders and creating long-term stockholder value. You can find more information about our 2021 financial and operating performance, and its impact on our compensation decisions, in the Compensation Discussion and Analysis beginning on page 35.
Company Voting Recommendation
For the reasons discussed above and in the Compensation Discussion and Analysis beginning on page 35, we are asking our stockholders to vote “FOR” the following resolution at the Annual Meeting:
“RESOLVED, that the company’s stockholders approve, on an advisory basis, the compensation paid to the company’s named executive officers as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, in this proxy statement.”
Approval of this proposal requires the affirmative vote of a majority of the shares represented in person or by proxy and entitled to vote on this matter. If you abstain from voting on this matter, your abstention will have the same effect as a vote against the proposal. Broker non-votes will not impact the outcome of this matter. While this vote is advisory and therefore not binding on us, our Board and our Human Resources Committee value the opinions of our stockholders and will take into consideration the outcome of this vote when making future decisions regarding our executive compensation programs. The Board unanimously recommends that the stockholders vote FOR the approval of the advisory resolution relating to the compensation of our NEOs as disclosed in this proxy statement.

2022 NOTICE OF MEETING AND PROXY STATEMENT
Proposal 3 (Ratification of Independent Registered Public Accounting Firm for 2022)
Proposal 3 asks that our stockholders vote to ratify the Audit Committee’s appointment of Ernst & Young LLP as the independent registered public accounting firm to audit our financial statements and internal control over financial reporting for the 2022 fiscal year. You can find more information about our relationship with Ernst & Young LLP on page 72 of this proxy statement.
Proposal 3 asks that our stockholders vote to ratify the Audit Committee’s appointment of Ernst & Young LLP as the independent registered public accounting firm to audit our financial statements for the 2022 fiscal year. In the event the stockholders fail to ratify the appointment, the Audit Committee will reconsider this appointment. The Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in our and our stockholders’ best interests.
Ernst & Young LLP has served as our independent registered public accounting firm since 2002. Representatives of Ernst & Young LLP will be present at the meeting. They will be available to respond to your questions and may make a statement if they desire.
Company Voting Recommendation
Approval of this proposal requires the affirmative vote of a majority of the shares represented in person or by proxy and entitled to vote on the matter. If you abstain from voting on the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm, your abstention will have the same effect as a vote against the proposal.
The Board and the Audit Committee unanimously recommend that the stockholders vote FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2022.

2022 NOTICE OF MEETING AND PROXY STATEMENT
Company Information

Corporate Governance
Our business is managed under the direction of our Board of Directors. The Board delegates the conduct of the business to our senior management team. The Board held 8 meetings during 2021. All directors attended at least 75% of the total number of meetings of the Board and those committees of which the director was a member in the aggregate during 2021.
We have adopted Corporate Governance Guidelines governing the conduct of our Board. The charters of our Audit Committee, Human Resources Committee and Nominating and Corporate Governance Committee, as well as our Corporate Governance Guidelines, are all posted on our web site at www.rymanhp.com (under “Corporate Governance” on the Investor Relations page).
We have also adopted a Code of Business Conduct and Ethics which is applicable to all employees, officers and directors, including the principal executive officer, the principal financial officer and the principal accounting officer. The Code of Business Conduct and Ethics is available on our web site at www.rymanhp.com (under “Corporate Governance” on the Investor Relations page). We intend to post amendments to or waivers from our Code of Business Conduct and Ethics (to the extent applicable to our directors, principal executive officer, principal financial officer or principal accounting officer) at this location on our website.
We will provide a copy of our Corporate Governance Guidelines, our committee charters or our Code of Business Conduct and Ethics (and any amendments or waivers) to any stockholder or other person upon receipt of a written request addressed to:
Ryman Hospitality Properties, Inc.
Attn: Corporate Secretary
One Gaylord Drive
Nashville, Tennessee 37214
Board Leadership Structure
The Board believes that Mr. Reed’s service as both Chairman of the Board and CEO is in the best interests of the company and its stockholders. Mr. Reed possesses a detailed knowledge of our industry as well as an understanding of both the opportunities and challenges we face. The Board thus believes that Mr. Reed is best positioned to develop agendas that ensure that the Board’s time and attention are focused on the most important matters facing the company. The Board also believes that Mr. Reed’s combined role ensures clear accountability, enhances our ability to articulate our strategy and message to our employees, stockholders and business partners and enables decisive overall leadership.
The Board has determined that it is also important to have an Independent Lead Director who will play an active role and oversee many of the functions that an independent chair would otherwise perform. The Board has adopted a description of the duties of the Independent Lead Director, which is posted on our website at www.rymanhp.com (under “Corporate Governance” on the Investor Relations page). Pursuant to this description, the Chairman of the Nominating and Corporate Governance Committee serves as the company’s Independent Lead Director, and that individual is currently Robert Prather.
Some of the primary functions of the Independent Lead Director are:
•
To call, convene and chair meetings of the non-management directors or independent directors and other meetings as may be necessary from time to time and, as appropriate, provide prompt feedback to the CEO;

•	To coordinate and develop the agenda for and chair executive sessions of the independent directors;
•	To coordinate feedback to the CEO on behalf of independent directors regarding business issues and management;
•	To be available, as appropriate, for direct communication with major stockholders who request such a communication; and

2022 NOTICE OF MEETING AND PROXY STATEMENT
•
To perform such other duties as may be necessary for the Board to fulfill its responsibilities or as may be requested by the Board as a whole, by the non-management directors, or by the Chairman of the Board.

Each of our incumbent directors other than Mr. Reed and Mr. Fioravanti is independent, and the Board believes that the independent directors coupled with the Independent Lead Director provide effective oversight of management. Our non-management directors meet regularly in scheduled executive sessions, and the Independent Lead Director presides at these executive sessions. Following an executive session of our non-management directors, the Independent Lead Director acts as a liaison between the non-management directors and the Chairman regarding any specific feedback or issues, provides the Chairman with input regarding agenda items for Board and committee meetings, and coordinates with the Chairman regarding information to be provided to our non-management directors in performing their duties. The Board believes that this approach appropriately and effectively complements the combined CEO/Chairman structure.
Although we believe that the combination of the Chairman and CEO roles is appropriate in the current circumstances, the Board retains the authority to modify our current combined CEO/Chairman structure to best address our circumstances, if and when appropriate.
Board Attendance at Annual Meeting of Stockholders
We strongly encourage each member of the Board to attend the Annual Meeting of Stockholders. Due to the pandemic, we conducted the 2021 Annual Meeting in a hybrid manner permitting stockholders to formally attend either in person or virtually in a manner compliant with Delaware law. All of our directors then serving as directors, including Mr. Reed, formally attended the 2021 Annual Meeting, with all but one of our directors attending in person.
As described on page 77, the company plans to host the 2022 Annual Meeting in a “hybrid” format, with attendees expected to be able to formally attend the upcoming Annual Meeting either in person or virtually. The company currently expects all directors to attend the upcoming Annual Meeting in person.
Independence of Directors
Pursuant to our Corporate Governance Guidelines, the Board undertook its annual review of director independence in February 2022. Our Board determines the independence of its members through a broad consideration of all relevant facts and circumstances, including an assessment of the materiality of any relationship between the company and a director. In making this assessment, the Board looks not only at relationships from the director’s standpoint, but also from the standpoint of persons or organizations with which the director has an affiliation. In making its determination, the Board adheres to the requirements of, and applies both the objective and subjective standards set forth by, the NYSE (as set forth in Section 303A.02 of the NYSE listed company manual), as well as the requirements and standards of the SEC and other applicable laws and regulations.
During this review, the Board considered whether there are or have been any transactions and relationships between each director, or any member of his or her immediate family, and the company and its subsidiaries and affiliates. The Board also examined whether there are or have been any transactions and relationships between the incumbent directors, or their affiliates, and members of the company’s senior management or their affiliates. The purpose of this review was to determine whether any of these relationships or transactions were inconsistent with a determination that the director is independent.
As part of this review, the Board considered Mr. Roth’s service as a Director Emeritus of the Company from May 2021 to February 2022, performing the duties described below under Director Emeritus Program. Mr. Roth received a total of $55,000 in compensation for his service as a Director Emeritus. The committee determined that the amount of compensation paid to Mr. Roth as a Director Emeritus did not impair Mr. Roth’s independence. Except as set forth above, the Board concluded that no other transactions or relationships involving directors relevant to such independence determination existed.
As a result of this review, the Board affirmatively determined that, with the exception of Colin Reed and Mark Fioravanti, all of our incumbent directors are independent of the company and its management.

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Committees of the Board
The Board maintains 3 standing committees, an Audit Committee, Human Resources Committee and Nominating and Corporate Governance Committee, to facilitate and assist the Board in the execution of its responsibilities.
Audit Committee
The current members of the Audit Committee are Fazal Merchant (Chair), Alvin Bowles, Christian Brickman and Christine Pantoya.
The committee is a separately designated standing audit committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934. The committee is responsible for, among other things:
•
overseeing the integrity of our financial information, the performance of our internal audit function and system of internal controls and compliance with legal and regulatory requirements relating to preparation of financial information;

•	appointing, compensating, retaining and overseeing our independent registered public accounting firm;
•	evaluating the qualifications, independence and performance of our independent registered public accounting firm;
•	meeting with our independent registered public accounting firm and with our director of internal audit concerning, among other things, the scope of audits and reports;
•	reviewing the work programs of our independent registered public accounting firm and the results of its audits; and
•	assessing our risk assessment and risk management policies.
The Board has determined that all the members of the committee are financially literate pursuant to the NYSE rules. The Board also has determined that Mr. Merchant and Mr. Brickman are “audit committee financial experts” within the meaning stipulated by the SEC.
In 2021, the committee met 7 times.
Human Resources Committee
The current members of the Human Resources Committee are Patrick Moore (Chair), Robert Prather, Rachna Bhasin and Michael Roth.
The committee is responsible for, among other items:
•	reviewing and approving all compensation policies and programs that benefit employees, including employment and severance agreements, incentive programs, benefits and retirement programs;
•
reviewing and approving annually the corporate goals and objectives relative to the CEO’s compensation, evaluating the CEO’s performance in light of those objectives, and determining and approving the CEO’s compensation level based on this evaluation;

•	reviewing, approving and administering, and granting awards under, cash- and equity-based incentive plans; and
•	reviewing and approving compensation for executive officers and directors (subject to, in the case of director compensation, approval by the full Board).
The committee has also delegated to the CEO the authority to make limited equity grants to new members of our management team to allow such grants to be made in a timely manner, as the committee generally only meets on a quarterly basis. Equity grants under this delegation of authority may only be made as initial equity grants to newly hired executives (other than officers subject to Section 16 of the Securities Exchange Act of 1934) and on the same terms and conditions as were applied by the committee in its most recent prior equity grants. In addition, equity grants under this delegation of authority to any one executive are limited to 6,250 RSUs and must be ratified by the committee.
The committee has engaged Aon as its compensation consultant since 2013. The committee has determined that no conflict of interest exists between Aon and the company (including the company’s Board members and company management) pursuant to Item 407(e)(3)(iv) of SEC Regulation S-K. In 2020 neither Aon nor any affiliate of Aon provided any services to the company or its affiliates apart from its engagement by the committee described above.

2022 NOTICE OF MEETING AND PROXY STATEMENT
Aon assisted the committee in determining if its strategies and plans were advisable based on our current financial position and strategic goals, as well as developments in corporate governance and compensation design. At the committee’s request, Aon also performed several analyses, including updates to the executive salary structure and modeling of executive compensation levels at different levels of company performance, to assist the committee in its review.
For additional information regarding the committee’s processes and procedures for considering and determining executive compensation, including the role of executive officers in determining the amount or form of executive compensation, see Compensation Discussion and Analysis below.
In 2021, the committee met 4 times.
Compensation Committee Interlocks and Insider Participation
The Human Resources Committee (which functions as our compensation committee) is comprised entirely of independent directors. In addition, there are no relationships among our executive officers, members of the committee or entities whose executives serve on the Board or the committee that require disclosure under applicable regulations of the SEC.
Nominating and Corporate Governance Committee
The current members of the Nominating and Corporate Governance Committee are Robert Prather (Chair), Patrick Moore, Christine Pantoya and Michael Roth.
The committee is responsible for, among other things:
•	developing and recommending criteria for the selection of new directors and recommending to the Board nominees for election as directors and appointment to committees;
•	developing and recommending changes and modifications to our corporate governance guidelines and our code of conduct to the Board;
•	monitoring and enforcing compliance with our corporate governance guidelines, certain provisions of our code of conduct and other policies;
•	monitoring and overseeing our ESG program; and
•	advising the Board on corporate governance matters, including as appropriate obtaining updates on corporate governance developments from professional advisors.
In 2021, the committee met 4 times.
A formal Board evaluation covering Board operations and performance, with a written evaluation from each Board member, is conducted annually by the committee to enhance Board effectiveness. Recommended changes are considered by the full Board. In addition, each Board committee conducts an annual self-evaluation.
The committee annually reviews with the Board the company’s “Statement of Expectations of Directors.” This review includes an assessment of independence, diversity, age, skills, experience and industry backgrounds in the context of the needs of the Board and the company, as well as the ability of current and prospective directors to devote sufficient time to performing their duties in an effective manner. Directors are expected to actively participate in Board discussions and exemplify the highest standards of personal and professional integrity. In particular, the committee seeks directors with established strong professional reputations and expertise in areas relevant to the strategy and operations of our businesses.
While our Corporate Governance Guidelines do not prescribe specific diversity criteria for selection of directors, as a matter of practice, the committee considers diversity in the context of the Board as a whole and takes into account diversity, including the personal characteristics (such as gender, ethnicity or age) and experience (such as industry, professional or public service) of current and prospective directors, when selecting new directors to facilitate Board deliberations that reflect a broad range of viewpoints. The committee’s charter gives it responsibility to develop and recommend criteria for the selection of new directors to the Board, including but not limited to diversity, age, skills, experience, time availability and such other criteria as the committee shall determine to be relevant at the time. Currently, the Board has three directors who are racially and ethnically diverse, and two directors who are female.
The committee also considers the impact of any changes in the employment of existing directors. In this regard, if a director changes employment, the director is required to submit a letter of resignation to the

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committee. The committee then reviews the director’s change of employment and determines whether the director’s continued service on the Board would be advisable as a result of such change. After completing this evaluation, the committee makes a recommendation to the full Board as to whether to accept the director’s resignation, and the Board makes a final determination of whether to accept the director’s resignation.
The committee considers candidates for Board membership recommended by its members and other Board members, as well as by management and stockholders. From time the time the committee may also engage a third party search firm to identify prospective Board members. The committee will only consider stockholder nominees for Board membership submitted in accordance with the procedures set forth in Submitting Stockholder Proposals and Nominations for 2023 Annual Meeting beginning on page 76.
Once the committee has identified a prospective nominee, the committee makes an initial determination as to whether to conduct a full evaluation of the candidate. This initial determination is based on whatever information is provided to the committee with the recommendation of the prospective candidate, as well as the committee’s own knowledge of the prospective candidate, which may be supplemented by inquiries to the person making the recommendation or others. The preliminary determination is based primarily on the need for additional Board members to fill vacancies or expand the size of the Board and the likelihood that the prospective nominee can satisfy the evaluation factors described below. If the committee determines, in consultation with the Chairman of the Board and other Board members as appropriate, that additional consideration is warranted, it may request additional information about the prospective nominee’s background and experience. The committee then evaluates the prospective nominee against the following standards and qualifications:
•	the ability of the prospective nominee to represent the interests of our stockholders;
•	the prospective nominee’s standards of integrity, commitment and independence of thought and judgment;
•	the prospective nominee’s ability to dedicate sufficient time, energy and attention to the diligent performance of his or her duties, including the prospective nominee’s service on other boards; and
•	the extent to which the prospective nominee contributes to the range of knowledge, diversity, skill and experience appropriate for the Board.
The committee also considers such other relevant factors as it deems appropriate, including the current composition of the Board and the evaluations of other prospective nominees. In connection with this evaluation, the committee determines whether to interview the prospective nominee, and if warranted, one or more members of the committee, and others as appropriate, will interview the prospective nominee in person or by telephone. After completing this evaluation and interview, the committee makes a recommendation to the full Board as to whether this prospective nominee and any other prospective nominees should be nominated by the Board, and the Board determines the nominees after considering the recommendation and report of the committee.
Mr. Roth was initially identified to the committee as a potential director nominee by an existing director, Mr. Reed. After a review of the qualifications, expertise and experience of Mr. Roth, including his past service on the Board and his service as a Director Emeritus, the committee ultimately recommended to the full Board that Mr. Roth become a nominee for director.
New directors participate in an orientation program that includes discussions with senior management, their review of background materials on our strategic plan, organization and financial statements and visits to our facilities. We encourage each director to participate in continuing educational programs that are important to maintaining a director’s level of expertise to perform his or her responsibilities as a Board member.
Majority Voting Standard for Director Elections
Our Corporate Governance Guidelines and Bylaws provide for a majority voting standard in uncontested director elections. Under these provisions, any director nominee in an uncontested election will be elected to the Board if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election

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at any meeting for the election of directors at which a quorum is present (with abstentions and broker non-votes not counted as votes cast either for or against such election). In addition, under our Corporate Governance Guidelines, each director agrees, by serving as a director or by accepting nomination for election as a director, that if while serving as a director he or she fails to receive the required majority vote in a director election, he or she will tender his or her resignation as a director for consideration by the Nominating and Corporate Governance Committee and, ultimately, the Board, as described below.
In the event any incumbent director nominee does not receive the requisite majority vote, our Corporate Governance Guidelines provide that our Nominating and Corporate Governance Committee will evaluate the circumstances of the failed election and will make a recommendation regarding the director’s resignation to the full Board and will evaluate the resignation in light of the best interests of the company and its stockholders in determining whether to recommend accepting or rejecting the tendered resignation, or whether other action should be taken. Thereafter, the Board will act upon the resignation, taking into account the recommendation of the Nominating and Corporate Governance Committee, and will publicly disclose (by a press release, a filing with the SEC or other broadly disseminated means of communication) its decision regarding the tendered resignation and the rationale behind the decision within 90 days of the certification of the election results. In such event, if the Board accepts the resignation, the nominee will no longer serve on the Board, and if the Board rejects the resignation, the nominee will continue to serve until his or her successor has been duly elected and qualified or until his or her earlier disqualification, death, resignation or removal.
Director Refreshment
The Board of Directors does not believe in imposing term limits or a mandatory retirement age as such policies may result in the loss of experienced directors who have developed expertise and insights into the Company’s business, strategy and industry. The Board recognizes the importance of an appropriate balance of experience and fresh perspectives and considers the overall mix of age and tenure on the Board. The Nominating and Corporate Governance Committee evaluates, at least annually, the Board’s composition to ensure that the Board maintains complementary and diverse skill sets, perspectives, backgrounds and experiences for its continued effectiveness.
The Board intends to maintain an orderly turnover of members of the Board over time, with the goal of having a mix of years of tenure of Board members between those who have served longer term, medium term, or shorter term.
Director Emeritus Program
Our Board has created a Director Emeritus program to avail itself of the counsel of retiring directors who have made and can continue to make a unique contribution to the deliberations of the Board. Under the program, the Board may, at its discretion, designate a retiring director as Director Emeritus for one or more one-year terms following the director’s retirement. A Director Emeritus may provide advisory services as requested from time to time and may be invited to attend meetings of the Board, but may not vote, be counted for quorum purposes or have any of the duties or obligations imposed on our directors or officers under applicable law or otherwise be considered a director.
The Board appointed Michael Roth as a Director Emeritus for an initial one-year term following Mr. Roth’s retirement as a director, effective as of the 2021 Annual Meeting. Upon Mr. Roth’s re-appointment to the Board on February 24, 2022, he resigned as a Director Emeritus. We do not anticipate utilizing the Director Emeritus program during 2022.
CEO Pay Ratio
The Dodd-Frank Act requires that we disclose the ratio of CEO pay in 2021 to the median employee pay of all our employees, other than the CEO, calculated in accordance with Item 402(u) of SEC Regulation S-K. In making this calculation, we first identified the company’s median employee by examining the 2021 total cash compensation for all individuals, excluding our CEO, who were employed by us on December 31, 2021, the last day of our payroll year.
We included all employees, whether employed on a full-time, part-time or seasonal basis (for purposes of this calculation, a total of 1,048 employees). We did not make any assumptions, adjustments or estimates with respect to total cash compensation, except that we annualized the compensation for all full- and part-time employees who were not employed by us for all of

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2021. We selected total cash compensation for all employees as our compensation measure because we do not widely distribute annual equity awards to employees. We then identified the company’s median employee based on total cash compensation, and we determined that such median employee served as a warehouse associate in our Entertainment business segment and averaged an approximately 39-hour work week during 2021.
As required by SEC rules, for purposes of calculating the pay ratio, pay for the median employee and for our CEO were determined using the methodology set forth in our 2021 Summary Compensation Table on page 55 below. Using this methodology, we determined that a reasonable estimate of the 2021 total compensation of our median employee was $28,191 and that the total compensation of our CEO was $11,176,606.
In addition to the pay ratio disclosure required by the Dodd-Frank Act, we believe that it is also important to take into consideration:
•
the nature of our overall employee base, which contains a small number of full-time employees dedicated to our hospitality REIT business segment and a larger number of full- and part-time employees working in our Entertainment business segment (with many of our part-time employees only working a few hours each week at various times to service the numerous concerts and other events at our entertainment venues);

•	the fact that, unlike many chief executives, our CEO oversees two lines of business, a hospitality REIT and an entertainment operating company; and
•
the one-time grant, in 2021, of a special stock-price linked performance-based RSU grant to all director-level and above employees of the company (a total of 52 employees), including our CEO, designed to incentivize management’s efforts to return the company’s financial performance to pre-pandemic levels and to encourage retention in a challenging labor market. As described on page 46 below, these awards will vest at the end of a three-year performance period to the extent that our common stock trades for a period of time above $100.98 and $109.05 per share, which represented (i) a 25% premium and a 35% premium, respectively, to our common closing stock price on the date of the award

($80.78), and (ii) a 10% premium and a 19% premium, respectively, to our then all-time high closing common stock price as of the date of the award ($91.49). Based on our equity capitalization as of March 25, 2022, achieving these two thresholds (as compared to the all-time high price of our common stock used to establish the award, $91.49) would represent an increase in our equity valuation of approximately $523 million and $968 million, respectively, from such level. Accordingly, management will not be entitled to these awards unless the value of our common stock has appreciated a meaningful amount above our all-time as of the date of the award ($91.49). In accordance with SEC rules, the grant date fair value of this RSU award to our CEO ($3,295,070) is required to be included in the 2021 total compensation paid to our CEO for purposes of the CEO pay ratio calculation. Without including such award, our CEO’s total compensation calculated in accordance with SEC rules would have been $7,881,536.
We continue to believe that it is appropriate to provide two additional supplemental calculations that reflect the pay ratio of the total compensation of our CEO to (1) the total compensation of the median of all full-time employees, and (2) the total compensation of the median of the full-time employees of our REIT entity (comprising our Hospitality business segment).
Accordingly, we determined that the following were reasonable estimates of the pay ratio required to be disclosed by Item 402(a) of SEC Regulation S-K, as well as the supplemental pay ratios described above:
Dodd-Frank Act Pay Ratio Information
CEO to Median Employee Pay Ratio (Calculated in Accordance with Item 402(u) of SEC Regulation S-K)	396:1
Supplemental Pay Ratio Information(1)
CEO to Median Employee Pay Ratio (Full-Time Employees Only)(2)	222:1
CEO to Median Employee Pay Ratio (Full-Time REIT Employees Only)(3)	132:1
(1)
The supplemental ratios listed above were calculated based on the total compensation paid to our CEO and to the median employees identified above using the methodology set forth in our 2021 Summary Compensation Table on page 55 below.

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(2)
For purposes of calculating this supplemental pay ratio, only full-time employees of the company as of December 31, 2021 (a total of 544 employees) were included in the determination of the median company employee.

(3)
For purposes of calculating this supplemental pay ratio, only full-time employees employed by our REIT entity (comprising our Hospitality business segment) as of December 31, 2021 (a total of 82 employees) were included in the determination of the median company employee.

In designing our CEO’s compensation in 2021, our Human Resources Committee was mindful of the need to provide a market-competitive compensation package with a significant element of equity-based and performance-based compensation (not generally available to our employee base), which the committee believes is in the best interests of the company and its stockholders. Additionally, the committee monitors management’s determination of compensation at all levels of the company (including through pay surveys and other market assessments), based on each employee’s position, skill level and experience, and the committee believes that our compensation practices as a whole are fair and competitive with others in the marketplace.
Compensation Clawback
In 2015 the SEC issued proposed rules regarding the adoption of “clawback” policies by publicly listed companies in accordance with the requirements of Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”). When final SEC rules implementing these requirements have become effective, publicly listed companies will be required to adopt a “clawback” policy providing for the recovery of certain incentive-based compensation from the executive officers of the company in the event the company is required to restate its financials as a result of material noncompliance of the company with any financial reporting requirements under the securities laws.
In order to ensure full compliance with these SEC rules, we intend to adopt our own formal clawback policy applicable to our executive officers complying with such rules once these final rules have been adopted by the SEC. In addition, Section 304 of the Sarbanes-Oxley Act of 2002 requires the recovery of incentive awards in certain circumstances. If we are required to restate our financials due to material noncompliance with any financial reporting requirements as a result of misconduct, our CEO and CFO will be required under Section 304 of the Sarbanes-Oxley Act to reimburse us for (1) any bonus or other incentive- or equity-based compensation received during the 12 months following the first public issuance of the non-complying document, and (2) any profits realized from the sale of our securities during such 12 month period. Our omnibus incentive plan also provides that any award made to a participant under the plan will be subject to mandatory repayment by the participant to us to the extent required by (a) any award agreement, (b) any “clawback” or recoupment policy adopted by the company to comply with the requirements of any applicable laws, rules or regulations, including final SEC rules adopted pursuant to Section 954 of the Dodd-Frank Act, or otherwise, or (c) any applicable laws which impose mandatory recoupment, under circumstances set forth in such applicable laws, including the Sarbanes-Oxley Act of 2002.
Board’s Role in Risk Oversight
The Board as a whole has responsibility for oversight of the company’s enterprise risk management function, with reviews of certain areas being conducted by the relevant Board committees that report on their deliberations to the Board. The oversight responsibility of the Board and its committees is made possible by a management report process that is designed to provide both visibility and transparency to the Board about the identification, assessment and management of critical risks and management’s risk mitigation strategies. In this regard, each committee meets in executive session with key management personnel and representatives of outside advisors (for example, our director of internal audit meets in executive session with the Audit Committee). The areas of focus of the Board and its committees include competitive, economic, operational, financial (accounting, credit, liquidity and tax), legal, compliance, information technology security programs (including cybersecurity), ESG/corporate social responsibility, political and reputational risks.

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The Board and its committees oversee risks associated with their respective principal areas of focus, as outlined below:
Board/ Committee	Primary Areas of Risk Oversight
Board of Directors:
Enterprise risk management, including strategic, financial and execution risks associated with the annual operating plan and the long-term plan; major litigation and regulatory exposures; acquisitions and divestitures; senior management succession planning; and other current matters that may be material risks to the company.

Audit Committee:
Risks and exposures associated with financial matters, including financial reporting, tax, accounting, disclosure, internal control over financial reporting, financial policies, investment guidelines and credit and liquidity; and information technology security programs (including cybersecurity).

Nominating and CG Committee:
Risks and exposures relating to corporate governance, director succession planning and ESG issues. ESG issues overseen by the committee include sustainability, corporate social responsibility and DE&I considerations.

Human Resources Committee:	Risks and exposures associated with leadership assessment, management succession planning and compensation programs.
We believe that the Board’s role in risk oversight is facilitated by the leadership structure of the Board. In this regard, we believe that, by combining the positions of Chairman of the Board and CEO, the Board gains a valuable perspective that combines the operational experience of a member of management with the oversight focus of a member of the Board. We also believe that the division of risk management-related roles among the company’s full Board, Audit Committee, Nominating and Corporate Governance Committee and Human Resource Committee as noted above fosters an atmosphere of significant involvement in the oversight of risk at the Board level and complements our risk management policies.
The Board, in executive sessions of non-management directors (which are presided over by the company’s Independent Lead Director), also considers and discusses risk-related matters. This provides a forum for risk-related matters to be discussed without management or the Chairman of the Board and CEO present. The company’s Independent Lead Director acts as a liaison between the company’s Chairman of the Board and CEO and the company’s independent directors to the extent that any risk-related matters discussed at these executive sessions require additional feedback or action.
In setting compensation, the Human Resources Committee also considers the risks to our stockholders that may be inherent in our compensation programs. We believe that our compensation programs are appropriately structured and provide for a suitable balance between long-term and short-term compensation and have an appropriate performance-based and “at risk” component. We also believe that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the company.
Information Security
Given the importance of information security to our company, the Audit Committee receives regular reports from our chief financial officer, our chief information officer and our vice-president of internal audit regarding our program for managing our information security risks, including data privacy and protection risks faced by the company. Our information security risk mitigation efforts, which are overseen by the Audit Committee, include a regular information security training program for employees, the introduction of information security concepts as part of our new employee onboarding process and regular third party assessments of our information security program. We also maintain an insurance policy that provides coverage for security breaches.
Environmental, Social and Governance
Environmental, Social and Governance Program
We have created an ESG program, as we believe such a program is an integral part of our operating strategy. The Nominating and Corporate Governance Committee of the Board oversees our ESG program efforts. We also have a management-level ESG steering committee, which supports our commitment to ESG and other public policy matters.

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The pillars of our ESG program are as follows:
•
Good Corporate Governance. As described more fully in Corporate Governance Highlights on page 8, we strive to maintain good corporate governance practices, which we believe are a key component in the creation of stockholder value.

•	Environmental Sustainability. Our focus on sustainability is exemplified by our commitment to the following four principles:
•	Conservation, including through energy and water conservation and reduction of waste;
•	Preservation, including through preserving the natural and cultural heritage of the locations of our properties;
•	Personification, including putting people first by investing in them and facilitating a people-centric culture in our businesses; and
•	Innovation, including the pursuit of sustainable growth by enhancing the value of our brands and assets through investments, technology and environmental best practices.
We also believe it is important to address climate and resource issues by measuring our progress in improving the environmental footprint of our hotel properties. Specifically, we are working with Marriott, the operator of our hotel properties, to establish baselines for our energy, water and waste usage for our hotel portfolio. We also continue to work with Marriott to implement new, and to expand existing, programs at our hotels to minimize risk and enhance value.
•
Corporate Citizenship. We strive to be a good corporate citizen in the markets in which we operate through financial and volunteer support of worthy causes, as well as through direct community engagement. Our charitable foundation, which has a primary focus on youth, education and the arts, supports many organizations in our community, including the PENCIL Foundation and YMCA of Middle Tennessee’s Camp Widjiwagan.

We also believe it is important to ensure the safety of our employees and guests, to uphold labor rights and take steps to prevent sexual harassment of our employees. Finally, we think it is important to respect and uphold fundamental human rights, and to work to eradicate modern slavery from the industries in which we operate and the supply chains of those industries.
•
Diversity, Equity and Inclusion. We have committed to transforming our approach to diversity and inclusion by building upon past successes and focusing on key areas for improvement. While our company has a strong track record of fair employment practices, we acknowledge there is more work to be done to create an inclusive experience for all employees and recruit more minority candidates to the business. In 2020, we carried out a deep examination of our diversity and inclusion practices and began instituting new initiatives to be a stronger community partner and agent for change, which continued in 2021. This included a commitment from our Chairman and CEO Colin Reed, who shared our four-pronged promise to directly impact diversity and inclusion within the organization and in our communities as follows:

•	A commitment to educational partnerships that encourage minority candidates to pursue careers in the hospitality and entertainment industries while also creating direct paths to leadership roles.
•
A commitment to increasing efforts to identify and showcase diverse talent on our Ryman Auditorium, Grand Ole Opry and Ole Red stages, as well as to using our marketing platforms to amplify diverse artists’ contributions to country music.

•
A commitment to holding all levels of leadership accountable for efforts to foster an inclusive environment through specific annual performance goals related to training, leadership development and talent review processes.

•	A commitment to increasing our advocacy efforts for inclusive policies at the state, local and federal levels, including through actively lobbying against discriminatory legislation.
Workforce Composition and Minority Representation
We are committed to equal employment opportunity (EEO), and it is our policy to provide EEO to all persons regardless of race, color, religion, sex (i.e., pregnancy,

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gender identity, or sexual orientation), national origin, age, mental and/or physical disability, genetic information or military status.
We have recently enhanced our recruitment initiatives to attract, employ and develop more minority candidates. In 2021, these efforts included establishing relationships with diverse Nashville-area community groups in preparation for future open positions and developing a protocol to ensure a diverse candidate pool is identified and interviewed for all senior open positions, director-level and above. We have also increased our presence and partnerships with local schools and universities to hire more diverse graduates at our venues and engage these graduates in career development programs.
In 2021 we launched a management development and mentoring program for high-potential employees, with an emphasis on diverse participants. In addition, we intend to promote our diversity, equity and inclusion mission more prominently across our career platforms.
We have provided more information about our workforce in our 2020 ESG report, described below.
ESG Program Report
For more information about our ESG program, including our 2020 ESG report, which provides a detailed overview of our ESG efforts and progress, and our ESG steering committee charter, please visit our website at:
https://rymanhospitalitypropertiesinc.gcs-
web.com/sustainability
Please note that our website is provided as an inactive textual reference and the information on our website is not incorporated by reference in this proxy statement.
We expect to publish our 2021 ESG report, providing an update on our ESG efforts and progress to date, in the third quarter of 2022.
Restrictions on Hedging and Pledging of Company Stock
Our insider trading policy restricts our executive officers and directors from engaging in any transactions designed to hedge or otherwise offset any decrease in the fair market value of our equity securities. Our insider trading policy also prohibits executive officers and directors from pledging or otherwise encumbering a significant amount of equity securities (generally defined as the lesser of 0.50% of our outstanding equity securities or 10% of the equity securities owned by the individual) without prior approval of the Human Resources Committee.
Proxy Solicitation
We will bear the cost of soliciting proxies for the 2022 Annual Meeting. We have retained Morrow Sodali LLC to assist in the solicitation and will pay them approximately $6,000. Our officers may also solicit proxies by mail, telephone, e-mail or facsimile transmission, but we will not reimburse them for their efforts. Upon request, we will reimburse brokers, dealers, banks and trustees, or their nominees, for reasonable expenses incurred by them in forwarding proxy materials.
Shareholder Outreach
We believe that our relationship with our stockholders is an important part of our corporate governance program. Our stockholder and investor outreach generally includes investor road shows, analyst meetings, investor days and investor conferences and meetings. We also communicate with our stockholders through our SEC filings (including our annual report and proxy statement), press releases and our website. In addition, our conference calls for quarterly earnings releases are available to anyone in real time and on an archived basis. During 2021 we also reached out to 37 of our 40 largest stockholders who have a policy of engaging with portfolio companies, representing approximately 74% of our outstanding shares, to engage in a dialogue regarding their areas of focus and concern.
The primary corporate governance issues raised by our stockholders during 2021 were as follows:
Continued Focus on Executive Compensation. Several investors continued to ask that we provide expanded disclosure with respect to the rationale for our compensation decisions in light of the COVID-19 pandemic, including with respect to cash bonus awards made to our CEO and our NEOs to the extent such awards are not paid based on our achievement of designated goals pursuant to the terms of our annual short-term incentive compensation plan. Taking this

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feedback into account, we have included additional information about this topic for 2021 in the Compensation Discussion and Analysis beginning on page 35.
Continued Focus on ESG Efforts, Including Additional Information on our Diversity, Equity and Inclusion Efforts. Several investors continue to ask that we provide an enhanced level of reporting regarding our ESG policies and procedures, as well as additional information regarding our diversity, equity and inclusion efforts. We incorporated this feedback into our 2020 ESG report, which we published in the third quarter of 2021, and we intend to expand this reporting in future ESG reports.
Communications with the Board of Directors
Stockholders, employees and others interested in communicating with the Board (including non-management directors) may write to Ryman Hospitality Properties, Inc., Attn: Corporate Secretary, One Gaylord Drive, Nashville, Tennessee 37214. The Corporate Secretary reviews all such correspondence and regularly forwards to the Board a summary of all such correspondence and copies of all correspondence that, in the opinion of our Corporate Secretary, deals with the functions of the Board or committees thereof or that he otherwise determines requires their attention. Directors may review a log of all correspondence addressed to members of the Board and request copies of any such correspondence.
Concerns relating to accounting, internal controls or auditing matters are immediately brought to the attention of our internal audit department and handled in accordance with procedures established by the Audit Committee with respect to such matters. In addition, stockholders, employees and other interested parties may communicate directly with our Independent Lead Director, individual independent directors or the independent directors as a group by email at boardofdirectors@rymanhp.com

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Stock Ownership
The table below lists the beneficial ownership of our common stock as of March 25, 2022 (unless otherwise noted) by all directors, director nominees each of our NEOs, and the directors, director nominees and executive officers as a group. The table also lists all institutions and individuals known to hold more than 5% of our common stock, as obtained from SEC filings. The percentages shown are based on outstanding shares of common stock as of March 25, 2022. Unless otherwise noted, the address for each person listed is our principal office.
Beneficial Stock Ownership of Directors, Executive Officers and Large Stockholders Table
Name	Shares Owned(1)	Director Deferred Restricted Stock Units(2)	Stock Options Exercisable	Total Shares Owned	% of Total Outstanding
Colin Reed, NEO & Director	1,412,931(3)	—	—	1,412,931	2.6%
Rachna Bhasin, Director	9,395(4)	—	—	9,395	*
Alvin Bowles, Director	4,052(4)	3,356	—	7,408	*
Christian Brickman, Director	—	2,058	—	2,058	*
Fazal Merchant, Director	7,083(4)	—	—	7,083	*
Patrick Moore, Director	2,500	14,320	—	16,820	*
Christine Pantoya, Director	5,373(4)	—	—	5,373	*
Robert Prather, Director	3,960	30,972	—	34,932	*
Michael Roth, Director	38,173	—	—	38,173	*
Mark Fioravanti, NEO & Director	223,640	—	—	223,640	*
Patrick Chaffin, NEO	24,627	—	—	24,627	*
Scott Lynn, NEO	20,333	—	—	20,333	*
Jennifer Hutcheson, NEO	13,685	—	—	13,685	*
All directors and executive officers (as a group)	1,765,752	50,706	—	1,816,458	3.3%
The Vanguard Group	7,801,648(5)	—	—	7,801,648	14.1%
BlackRock, Inc.	4,864,221(6)	—	—	4,864,221	8.8%
Wellington Management Group, LLP	3,536,928(7)	—	—	3,536,928	6.4%
*	Less than one percent.
(1)
With respect to our NEOs, directors, director nominees and executive officers, this column includes shares of common stock issuable upon the vesting of RSUs that will vest prior to May 25, 2022. For a listing of the RSUs held by NEOs, see Outstanding Equity Awards at 2021 Fiscal Year End below. For a listing of the RSUs held by non-employee directors, see Director Compensation below.

(2)
Represents RSUs awarded to directors which have vested but receipt has been deferred. Also includes RSUs issued in lieu of cash director fees to participating directors. Directors may elect to defer receipt of RSUs awarded under our current and former omnibus incentive plans until either a specified date or the director’s retirement or resignation from the Board. This column reflects shares issuable to each director at the end of the applicable deferral period.

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(3)
Includes 648,290 shares credited to Mr. Reed’s SERP, as defined in Other Compensation Information—Nonqualified Deferred Compensation below. Mr. Reed does not have voting or investment power with respect to these shares, and his sole right is to receive these shares upon termination of employment in accordance with the terms of his employment agreement.

(4)
For Ms. Bhasin, Mr. Merchant and Ms. Pantoya, includes 1,405 shares each issuable upon the vesting of RSUs prior to May 25, 2022. For Mr. Bowles, includes 2,168 shares issuable upon the vesting of RSUs prior to May 25, 2022.

(5)
Based solely on information in Amendment Number 9 to Schedule 13G filed with the SEC on February 10, 2022 by The Vanguard Group, which has shared voting power with respect to 149,692 shares, sole dispositive power with respect to 7,603,511 shares and shared dispositive power with respect to 198,137 shares. The address for the reporting persons is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355.

(6)	Based solely on information in Amendment No. 11 to Schedule 13G filed with the SEC on February 1, 2022 by
BlackRock, Inc., which has sole voting power with respect to 4,536,824 shares and sole dispositive power with respect to 4,864,221 shares. The address for the reporting person is 55 East 52nd Street, New York, New York 1005.
(7)
Based solely on information in a Schedule 13G filed with the SEC on February 4, 2022 jointly by Wellington Management Group LLP (“WMG”), Wellington Group Holdings LLP (“WGH”), Wellington Investment Advisors Holdings LLP (“WIAH”), and Wellington Management Company LLP (“WMC”), each of WMG, WGH and WIAH has shared voting power with respect to 3,247,384 shares and shared dispositive power with respect to 3,536,928 shares, and WMC has shared voting power with respect to 3,110,085 shares and shared dispositive power with respect to 3,259,703 shares. According to the Schedule 13G, the securities as to which the Schedule 13G is filed are owned of record by clients of one or more of the investment advisers directly or indirectly owned by WMG, and no such client is known to have such right or power with respect to more than five percent of the shares of the Company. The address for the reporting person is 280 Congress Street, Boston, Massachusetts 02210.

2022 NOTICE OF MEETING AND PROXY STATEMENT
Compensation Discussion and Analysis
Executive Summary
Overview
Our executive compensation programs are designed to attract, retain and motivate qualified, knowledgeable and talented executives who are capable of performing their responsibilities. In designing our executive compensation programs, our goals are to ensure that:
•
A significant portion of the total compensation paid to each named executive officer, or NEO, is in the form of “at risk” pay in order to create proper incentives for our executives to achieve corporate and individual objectives and to both maximize stockholder value over the long-term and to align pay with stockholders’ interests;

•	A strong pay-for-performance philosophy synchronizes incentive payments with actual financial and business results relative to performance expectations;
•	Our pay decisions are transparent to all stakeholders and tethered to sound governance measures; and
•	Total compensation opportunity throughout our organization is market competitive to support recruitment and retention.
Our corporate objectives are to continue to increase funds available for distribution to our stockholders and to create long-term stockholder value. Consistent with these goals and objectives, the Human Resources Committee, which acts as our compensation committee, has developed and approved an executive compensation program providing for a range of compensation levels for our NEOs with the intent of rewarding strong performance and reducing compensation when our performance objectives are not achieved.
For purposes of this Compensation Discussion and Analysis, our NEOs are:
•	Colin Reed, Chairman & Chief Executive Officer (our principal executive officer);
•	Mark Fioravanti, who served as our President & Chief Financial Officer (our principal financial officer) during 2021;
•	Patrick Chaffin, Executive Vice President & Chief Operating Officer - Hotels;
•	Scott Lynn, Executive Vice President & General Counsel; and
•	Jennifer Hutcheson, who served as our Executive Vice President, Corporate Controller & Chief Accounting Officer during 2021.
As described below, effective as of March 1, 2022, Mr. Fioravanti continued as our President, with increased responsibility for oversight of our business, including direct supervision of our Entertainment business segment, and Ms. Hutcheson became our Executive Vice President & Chief Financial Officer (our principal financial officer).
Company Highlights—2021 Financial and Operating Highlights
Our financial results in 2021 continued to be significantly impacted by the COVID-19 pandemic. Business levels increased from 2020 levels, due to an improvement in group business and increased levels of transient business in our hospitality segment, and increased levels of activity in our entertainment segment. However, our operations continued to be materially impacted by customer sentiment relating to group meetings and conventions in light of the pandemic. During 2021, in light of these conditions, our total revenue increased approximately 79% from 2020 ($939.4 million in 2021, as compared to $524.5 million in 2020), and we experienced:
•	a consolidated net loss of $194.8 million (as compared to a consolidated net loss of $460.8 million in 2020); and
•
consolidated Adjusted EBITDAre, excluding non-controlling interest in consolidated joint venture of $178.4 million (as compared to consolidated Adjusted EBITDAre, excluding non-controlling interest in consolidated joint venture of ($44.3) million in 2020).

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In 2021 we worked to improve our businesses and our company’s financial condition as we continued our recovery from the COVID-19 pandemic. Our efforts included a focus on returning to a positive monthly cash operating balance and, in our hospitality business, a continued strategy of rebooking cancelled group room nights, and booking new group business, for future years. We continue to focus on our long-term strategic objectives of increasing funds available for distribution to our stockholders and creating long-term stockholder value.
Company Highlights—Total Stockholder Return
The following chart shows how a $100 investment in our common stock on December 31, 2016 would have grown to $171.68 on December 31, 2021, with dividends reinvested quarterly. The chart also compares the TSR of our common stock to the same investment in the S&P 500 Index and the FTSE NAREIT Equity REITs Index over the same period, with dividends reinvested quarterly.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*

$250
$200
$150
$100
$50
$0
12/16
12/17
12/18
12/19
12/20
12/21
Ryman Hospitality Properties, Inc.
S&P 500
FTSE Nareit Equity REITs

*$100 invested on 12/31/16 in stock or index, including reinvestment of dividends.
Fiscal year ending December 31.

Copyright© 2022 Standard & Poor's, a division of S&P Global. All rights reserved.

The stock price performance included in this graph is not necessarily indicative of future stock price performance.

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	12/16	12/17	12/18	12/19	12/20	12/21
Ryman Hospitality Properties, Inc.	100.00	115.08	116.17	157.62	126.50	171.68
S&P 500	100.00	121.83	116.49	153.17	181.35	233.41
FTSE NAREIT Equity REITs	100.00	105.23	100.36	126.45	116.34	166.64
Company Highlights—Compensation Practices
In designing our compensation programs, we are mindful of the risks to our stockholders that may be inherent in our compensation programs, and we attempt to utilize compensation practices that mitigate these risks. In designing our compensation programs, we also have considered feedback from our investors and other relevant third parties. Our compensation program includes the following compensation practices:
•
Pay for Performance—We tie pay to performance in a manner that we believe advances our stockholders’ interests by paying a significant portion of our NEOs’ total compensation opportunities in the form of variable compensation payable upon the performance of short- and long-term performance targets.

•
Design of Our Short-Term Cash Incentive Compensation Program—As described below under Short-Term Cash Incentive Compensation on page 42, our annual short-term cash incentive compensation plan is performance-based, and the plan does not have minimum payout levels (i.e., all of this compensation is “at risk”).

As described below under Short-Term Cash Incentive Compensation beginning on page 42, in 2021 each NEO was awarded short-term cash incentive compensation at 141.7% of the target payout level as a result of our achievement of the financial and strategic objectives outlined below under Short-Term Cash Incentive Compensation. No adjustments were made to the annual short-term cash incentive compensation plan in connection with the COVID-19 pandemic or for any other reason. In addition, a discretionary award was made to each NEO in recognition of their individual contributions to our financial and operating results in 2021, as more fully described on page 45.
•
Design of Our Long-Term Equity Incentive Compensation Program—As described below under 2021 Long-Term Equity Incentive Compensation beginning on page 45, a significant portion of our NEOs’ annual long-term incentive compensation is in the form of performance-based RSUs which vest based on our achievement of TSR compared to the TSR of a designated peer group of comparable companies. As described on pages 47-48 below, there is no minimum payout level associated with these performance-based RSU awards (i.e., all of this compensation is “at risk”). As described on pages 47-48 below, there is also a cap on the total amount of compensation which may be earned in connection with these performance-based awards.

In addition, in 2021 a special one-time performance-based RSU grant was given to each NEO and to all director level and above employees of the company (a total of 52 employees) to incentivize management’s efforts to return the company’s financial performance to pre-COVID levels and to encourage retention in the current competitive labor market. As described on page 46 below, these awards will vest at the end of a three-year performance period to the extent that our common stock trades for a period of time above $100.98 and $109.05 per share, which represented (i) a 25% premium and a 35% premium, respectively, to our closing common stock price on the date of the award ($80.78), and (ii) a 10% premium and a 19% premium, respectively, to our then all-time high closing common stock price as of the date of the award ($91.49). Based on our equity capitalization as of March 25, 2022, achieving these two thresholds (as compared to the all-time high price of our common stock used to establish the award, $91.49) would represent an increase in our equity valuation of approximately $523 million and $968 million, respectively, from such level. Accordingly, management will not be entitled to these awards unless the value of our

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common stock has appreciated a meaningful amount above our all-time high closing common stock price as of the date of the award ($91.49). In addition, there is no minimum payout level associated with these performance-based RSU awards (i.e., all of this compensation is “at risk”).
We believe as a general matter that “mid-stream” changes should not be made to previously granted performance-based awards. Accordingly, no changes were made in 2021 to previously-granted performance-based awards as a result of economic conditions resulting from the COVID-19 pandemic or for any other reason.
•
Meaningful Stock Ownership and Retention Guidelines for Executives and Directors—Our stock ownership guidelines require meaningful levels of stock ownership by our senior executives (including 5x base salary for our CEO) and directors. In addition, any senior executive or director who does not meet the applicable stock ownership guideline (regardless of any compliance grace period) must hold at least 50% of the net shares received in any RSU vesting. See Stock Ownership and Retention Guidelines on page 50 below.

•
No “Single Trigger” Cash Payments Upon a Change of Control—As described in Post-Termination Benefits on page 50 below, the employment and severance arrangements with our NEOs require a “double trigger” (requiring both a change of control and termination of employment) for cash severance payments following a change of control.

•
No Tax “Gross Ups” For Severance Payments—As described in Post-Termination Benefits beginning on page 50 below, we do not provide excise or other tax “gross up” payments in connection with any severance payment made to an NEO.

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2021 Compensation Summary
The charts below illustrate the balance of the elements of target total compensation(1) during 2021 for Mr. Reed, our CEO, and the average of the other NEOs.

As the charts above indicate, a significant portion of our NEOs’ target total compensation is performance-based and tied to stock performance, thus aligned with the interests of our stockholders. Target total compensation for our CEO is weighted more toward long-term incentives than the other NEOs, as the Human Resources Committee wants to encourage our CEO, in particular, to focus on our long-term growth.
(1)
Percentage of total compensation as calculated above is based on the 2021 base salary and the value of executive-level perquisites paid to the NEO which were not paid generally to all employees, the 2021 short-term cash incentive compensation plan award (assuming achievement at the target level (awards were paid at 141.7% of the target performance level based on 2021 performance pursuant to the terms of the 2021 short-term cash incentive compensation plan; in addition discretionary cash bonuses were paid to each of our NEOs, as described below)), the grant date fair value of the TSR-linked performance-based RSU awards granted in February 2021 to each NEO (assuming vesting at the target achievement level), the grant date fair value of the company stock price-linked performance-based RSU awards granted in February 2021 to each NEO (assuming vesting at the target achievement level) and the grant date fair value of the time-based RSU awards granted in February 2021 to each NEO. Each compensation element is outlined in more detail in the 2021 Summary Compensation Table set forth on page 55 below.

Our Compensation Program
The key elements of the compensation program for our executive officers are:
Compensation Element	Key Characteristics	Why We Pay This Element	Considerations in Determining the Amount of Pay	2021 Decisions
Base Salary	• Fixed compensation. • Payable in cash. • Reviewed annually and adjusted when appropriate.	• To attract and retain qualified executives. • Compensate for roles and responsibilities.	• Level of responsibility. • Individual skills, experience and performance.	In 2021, each NEO other than Mr. Reed received a 3% increase in base salary from 2020 levels. See page 41.

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Compensation Element	Key Characteristics	Why We Pay This Element	Considerations in Determining the Amount of Pay	2021 Decisions
Short-Term Cash Incentive Compensation	• Variable compensation. • Payable in cash based on performance against annually established performance objectives. • Reviewed annually and adjusted from year to year when appropriate.	• Motivate and reward executives. • Incentivizes the executives to meet our short-term financial and operational objectives.	• Goals were based 50% on financial goals and 50% on designated strategic objectives, as described below).
Based on performance relative to the financial goals and designated strategic objectives, an award to each NEO was paid at 141.7% of the target level of achievement for 2021, with discretionary cash bonuses paid to each NEO in recognition of their individual contributions to our results in 2021. See page 44.

Long-Term Equity Incentive Compensation
• Variable compensation.
• Time-based RSUs vesting ratably over four years.
• Performance-based RSUs vesting over a three-year performance period based on a designated performance metric (TSR-linked or company stock price-linked).

• Motivate and reward executives.
• Aligns the interests of executives and stockholders and focuses the executives on long-term objectives over a multi-year period.
• Encourages retention through long-term vesting.

Time-Based Awards
• RSUs vest in 25% increments over 4 years
Performance-Based Awards (TSR-Linked)
• RSUs vest based on TSR relative to a designated peer group of comparable companies over a 3-year performance period.
• Awards pay out at a range from 0% to 150% of target with no shares earned for performance below 50% of financial target.
Special One-Time Performance-Based Awards (Stock Price-Linked)
• RSUs vest at the end of a three-year performance period if designated stock price targets are met.

Annual Long-Term Equity Incentive Compensation Program.
The mix of long-term equity incentive awards granted pursuant to our annual long-term equity incentive compensation program in 2021 was, for Mr. Reed, 48% in the form of TSR-linked performance-based RSUs and 52% in the form of time-based RSUs, and, for the other NEOs (on average), 47% in the form of TSR-linked performance-based RSUs and 53% in the form of time-based RSUs. See page 45.

Special Long-Term Equity Incentive Compensation Grant.
In 2021 a special one-time company stock price-linked performance-based RSU grant (which will not be earned unless designated company stock price targets (set at a meaningful premium to our common stock price on the date of grant and to our then all-time high closing common stock price) are met) was awarded to each NEO and to all director level and above employees (a total of 52 employees) to further incentivize management’s efforts to return financial performance to pre-COVID levels and to encourage retention in a challenging market. See page 46.

Other Benefits	• Fixed compensation. • Participation in broad-based plans at same cost as other employees. • Certain executive-level perquisites not paid generally to our other employees.	• Allow senior executives to participate in broad-based employee benefit programs. • Provide competitive benefits to promote the health and well-being of our executive officers.	• Level of benefits provided to all employees. • Benefits provided by other similarly-positioned companies.	Our NEOs received only modest executive-level perquisites. See page 49.

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2021 Compensation Decisions
Our Human Resources Committee (which functions as our compensation committee) annually reviews our executive compensation program to determine how well actual compensation targets and levels meet our overall compensation philosophy and to compare our compensation programs to our peers. The committee also oversees our compensation programs.
Compensation Peer Group
For 2021, the committee used a compensation peer group of the following 13 companies:
American Campus Communities, Inc.	Park Hotels & Resorts, Inc.
Ashford Hospitality Trust, Inc.	Pebblebrook Hotel Trust
Chatham Lodging Trust	RLJ Lodging Trust
DiamondRock Hospitality Co.	Summit Hotel Properties, Inc.
Hersha Hospitality Trust	Sunstone Hotel Investors, Inc.
Kilroy Realty Corp.	Xenia Hotels & Resorts, Inc.
Mid-America Apartment Communities, Inc.
The committee believes, based on Aon’s recommendation, that these companies are the most relevant peer group against which to review compensation for our NEOs, as such companies are all REITs with a focus on lodging, apartments or other real estate investments and have an implied market capitalization and/or total enterprise value within a range similar to the company. This peer group had total enterprise values ranging from approximately $1.4 billion to $31.8 billion as of December 31, 2021, compared to the company’s total enterprise value of approximately $8.0 billion as of December 31, 2021. The peer group selection criteria used by the committee, and the peer group actually selected by the committee, were unchanged from 2020.
The committee annually determines whether our overall executive compensation program is consistent with our business strategy and promotes our compensation philosophy. In determining target total annual compensation for each NEO, the committee relies on its general experience and subjective considerations of various factors, including our strategic business goals, information with respect to the peer group set forth above, proprietary and publicly available compensation surveys and data with respect to REITs and other public companies provided by Aon, and each executive officer’s position, experience, level of responsibility, individual job performance, contributions to our corporate performance, job tenure and future potential.
The committee does not set specific targets or utilize any formulaic benchmarks for overall compensation or for allocations between fixed and performance-based compensation, cash and non-cash compensation or short-term and long-term compensation. In addition, the committee uses proprietary and publicly available compensation surveys and data with respect to REITs and other public companies provided by our compensation consultant, Aon, to obtain a general understanding of current compensation practices, including to confirm that the base salary and other elements of target total compensation opportunity for our executive officers is at a market-competitive level.
The committee does not specifically target or benchmark in any formulaic manner any element of compensation or the total compensation payable to NEOs based on these factors.
Base Salary
Base salary is designed to compensate our NEOs for their roles and responsibilities and to provide a secure level of guaranteed cash compensation. We have employment agreements with Mr. Reed and Mr. Fioravanti that provide for a minimum base salary. We have severance agreements with Mr. Chaffin, Mr. Lynn and Ms. Hutcheson that do not provide for any minimum base salary.
Each NEO’s base salary was set based on:
•	the executive’s roles and responsibilities; and
•	the executive’s skills, experience and performance.
In 2021, base salary represented 11.5% of our CEO’s total compensation package and (on average) 22% of our other NEOs’ total compensation package (calculated in the manner described on page 39). The committee annually reviews the base salaries of each NEO and may make adjustments based on individual performance and changes in roles and responsibilities.
At its February 25, 2021 meeting, the committee reviewed the existing base salaries and perquisites for our NEOs. Specifically, the committee considered each NEO’s current base pay, taking into account base salary levels paid to persons holding similar positions at

2022 NOTICE OF MEETING AND PROXY STATEMENT
peer companies, as well as the previous adjustments made to each NEO’s base salary in 2020 prior to the onset of the COVID-19 pandemic. The committee also noted the continuing challenging conditions and uncertainties facing the company in 2021 due to the reduced business levels associated with the pandemic.
Based on its review of the factors described above, the committee determined that the base salary amounts for the NEOs should remain unchanged from 2020 levels, provided that if at any time during the year the company elected to grant a merit increase to director-level and above employees of the company the NEOs were eligible to participate in such increase. Effective as of June 2021, based on improved financial performance from 2020, the company implemented a 3% merit increase for all director-level and above employees, and salaries for all NEOs (other than Mr. Reed, who declined to accept such increase) were increased by such percentage, as set forth below:
	2021 Base Salary ($)	% Increase from 2020 Base Salary
Colin Reed	1,100,000	—
Mark Fioravanti	618,000	3.0%
Patrick Chaffin	489,250	3.0%
Scott Lynn	412,000	3.0%
Jennifer Hutcheson	350,200	3.0%
Short-Term Cash Incentive Compensation
We provide annual cash incentive compensation designed to reward achievement of specific previously established short-term financial and strategic goals.
2021 Performance Goals
For 2021 the committee determined that the NEOs would have the opportunity to earn the following percentages of their base salary at the threshold, target and stretch levels, based on the achievement of a combination of designated financial performance goals and strategic objectives, as described below:
	Threshold Level	Target Level	Stretch Level
Mr. Reed	75%	150%	300%
Mr. Fioravanti	62.5%	125%	250%
Mr. Chaffin	50%	100%	200%
Mr. Lynn	50%	100%	200%
Ms. Hutcheson	37.5%	75%	150%
These percentages were unchanged from 2020.
In 2021, assuming performance at the target level of achievement, short-term cash incentive compensation represented 17% of our CEO’s total compensation package and (on average) 21% of our other NEOs’ total compensation package (calculated in the manner described on page 39).
In designing the short-term cash incentive compensation program for 2021, the committee noted the continuing uncertainty created by the ongoing effects of the COVID-19 pandemic. In particular, the committee noted the difficulty of projecting the company’s financial results for 2021 in light of the unknown pace of the recovery from the pandemic at the time the program was approved by the committee. The committee noted that, while historically it had solely utilized a financial metric based on ultimate profitability, Further Adjusted Funds from Operations, as the performance goal under the short-term cash incentive compensation program, the committee believed that for 2021 it should utilize a combination of financial metrics measuring both revenues and profitability, as well as a set of designated strategic objectives, in order to avoid either unfairly penalizing the company’s executives if the effects of the pandemic worsened over 2021 or unfairly rewarding the executives if pandemic conditions improved more quickly than anticipated in 2021 and business levels returned to pre-pandemic levels. The committee also believed that the achievement of the designated strategic goals included in the short-term cash incentive compensation program would, regardless of the company’s ultimate 2021 financial performance, serve to position the company well for future growth after the pandemic ended.

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As a result, the committee determined that each NEO’s short-term cash incentive compensation for 2021 should be based 50% on the following financial performance goals:
Performance Goal	Threshold (50%)	Target (100%)	Stretch (150%)	Weight
Total Consolidated Revenue	$661.9 million	$735.4 million	$809 million	15%
AFFO Available to Common Stockholders and Unit Holders	$(82.9) million	$(75.4) million	$(67.9) million	20%
Consolidated Adjusted EBITDAre Margin (excluding noncontrolling interest in consolidated joint venture)	5.0%	5.6%	6.1%	15%
These financial performance goals were set by the committee after thorough discussion with management regarding our anticipated financial performance in light of the continuing COVID-19 pandemic in the United States. In choosing these goals, the committee considered the general economic climate expected in 2021, the expected conditions in the hospitality industry and our expected financial performance in light of the uncertainty caused by the pandemic. The committee intended the target performance goals for each metric to be a challenging level of achievement. In addition, when the committee established these targets at the beginning of 2021, it made a determination that it would have the discretion to adjust the financial metrics included in the plan to exclude losses or expense, or income or gain, related to certain unusual, infrequently occurring or other specified events as set forth in our omnibus incentive plan.
The committee also determined that each NEO’s short-term cash incentive compensation for 2021 should be based 50% on the Company’s achievement of the following strategic objectives:
Strategic Objective	Target Criteria	Weight
Corporate Expense Management	Achieve financial plan target	5.56%
Gross Room Nights Booked (All Future Years)	Exceed 2020 gross bookings	5.56%
Gaylord Hotels Portfolio RevPAR Performance Against Competitive Set	Gaylord Hotels to achieve 2021 STR RevPAR Penetration Index of 100%	5.56%
Gaylord National Re-Opening	Successfully re-open Gaylord National on time and on budget	5.56%
Ryman Auditorium Concerts Booked	Achieve 2022 on-the-books concerts goal by December 31, 2021	5.56%
Grand Ole Opry Attendance	Achieved budgeted Grand Ole Opry show attendance	5.56%
Capital Program Management	Successfully implement 2021 capital program, including Gaylord Palms expansion and Gaylord National rooms renovation	5.56%
ESG Program	Publish second annual ESG Program Report, including enhanced disclosure regarding the company’s diversity, equity and inclusion efforts	5.56%
Balance Sheet Management	Maintain compliance with existing credit facility waiver terms	5.56%
The committee was to determine the level of achievement of each such goal. Achievement of the threshold level of achievement of an individual financial or strategic performance goal would result in a payout percentage equal to 50% of the applicable weight of such goal, achievement of the target level of achievement of an individual financial or strategic performance goal would result in a payout percentage of 100% of the applicable weight of such goal, and achievement of the stretch level of achievement of an individual financial or strategic performance goal would result in a payout percentage of 150% of the applicable weight of such goal.

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In addition, under the terms of our omnibus incentive plan, the committee may exercise negative discretion in determining the final amounts of the short-term cash incentive awards payable at any given level of performance to ensure that such awards accurately reflect our actual performance. The committee also had the option of lowering the amount of, or not awarding, annual cash incentive compensation otherwise payable to an executive under the plan for 2021 if the executive did not attain a minimum-level annual performance rating under the company’s employee evaluation program, which is a prerequisite to receiving cash incentive compensation under the plan.
2021 Short-Term Incentive Compensation Awards
The committee determined that the financial performance goals under the short-term incentive compensation plan were achieved as follows:
Performance Goal	Actual Result	Achieve- ment Level	Payout %
Total Consolidated Revenue	$939.4 million	Stretch (150%)	22.5%
AFFO Available to Common Stockholders and Unit Holders	$52.0 Million	Stretch (150%)	30.0%
Consolidated Adjusted EBITDAre Margin Consolidated Adjusted EBITDAre Margin (excluding noncontrolling interest in consolidated joint venture)	19.0%	Stretch (150%)	22.5%
The committee then determined that the strategic performance goals under the short-term incentive compensation plan were achieved as follows:
Strategic Objective	Actual Result	Achieve- ment Level	Pay- out %
Corporate Expense Management	Financial plan target, net of short-term incentive compensation plan expense accrual, exceeded	Stretch (150%)	8.33%
Gross Room Nights Booked (All Future Years)	2021 gross room nights booking goal achieved	Stretch (150%)	8.33%
Gaylord Hotels Portfolio RevPAR Performance Against Competitive Set	STR RevPAR penetration of over 120%	Stretch (150%)	8.33%
Gaylord National Re-Opening	Gaylord National re-opened timely and with property-level EBITDA exceeding target	Stretch (150%)	8.33%
Ryman Auditorium Concerts Booked	Booking goal exceeded by December 31, 2021	Stretch (150%)	8.33%
Grand Ole Opry Attendance	Actual attendance at 94% of budgeted attendance	Threshold (50%)	2.78%
Capital Program Management	Designated capital projects completed on time and on budget	Stretch (150%)	8.33%
ESG Program	Revised ESG report published on time	Target (100%)	5.56%
Balance Sheet Management	Company in compliance with waiver as of December 31, 2021	Stretch (150%)	8.33%

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The committee determined the overall level of achievement under the short-term cash incentive compensation plan was 141.7% of the target payout level, which represented the sum of the payout percentages for each of the financial and strategic goals listed above. The committee also reviewed the annual performance rating of each NEO and determined that each NEO met the minimum level performance rating.
The committee also determined that each NEO should receive an additional amount of cash incentive compensation, as listed below, due to their contributions to the company’s financial and operating results in 2021, including:
•
with respect to Mr. Reed, his efforts in overseeing the company’s senior management team and his contributions to the company’s financial and operating results, as well as his continued efforts in working with governmental officials in each of the markets in which we operate regarding changes to the ongoing health and safety guidelines in connection with the pandemic;

•
with respect to Mr. Fioravanti, his leadership of the capital markets activities undertaken by the company during 2021, including maintaining the existing waivers of applicable financial covenants under the company’s credit facilities, the successful offering of $600 million in 4.5% senior notes in February 2021, and our purchase of the remaining third party interests of the Gaylord Rockies joint venture in May 2021;

•
with respect to Mr. Chaffin, his efforts in effectively supervising the company’s relationship with the manager of its hotel properties in light of the continuing difficulties presented by the pandemic, including his efforts in connection with the successful re-opening of the Gaylord National Resort and his oversight of our hotels’ rebooking efforts;

•	with respect to Mr. Lynn, his oversight of the company’s legal and compliance functions in connection with the strategic and operating activities described above; and
•	with respect to Ms. Hutcheson, her oversight of the company’s accounting and financial reporting functions in connection with the strategic and operating activities described above.
As a result, the committee approved the following short-term cash incentive compensation awards:
	Calculated Short-Term Cash Incentive Compen- sation(1) ($)	Discretion- ary Short- Term Cash Incentive Compen- sation ($)
Mr. Reed	3,025,000	275,000
Mr. Fioravanti	1,398,253	127,137
Mr. Chaffin	885,561	80,520
Mr. Lynn	745,734	67,806
Ms. Hutcheson	475,405	43,227
(1)	The estimated threshold, target and stretch payout levels for each NEO under this plan for 2021 are listed in 2021 Grants of Plan-Based Awards table below.
2021 Long-Term Equity Incentive Compensation
Our long-term equity incentive compensation plan is designed to align the interests of our NEOs and stockholders and focus our NEOs on long-term objectives over a multi-year period. Long-term equity incentive awards are also intended to attract and retain our NEOs through long-term vesting. In 2021, long-term equity incentive compensation represented 71% of our CEO’s total compensation package and (on average) 56% of our other NEOs’ total compensation package (calculated in the manner described on page 39).
Long-Term Equity Incentive Compensation Plan Components
Annual Components
The annual term equity incentive plan components are:
TSR-Linked Performance-Based Restricted Stock Unit Awards:
•	Vest over a three-year period based on our TSR over the award cycle, as compared to our peers.
•	Awards settled in stock, with cash dividends on RSUs being paid only upon RSUs that ultimately vest upon the achievement of performance goals.
•	Granted only to the NEOs and senior executives.

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Time-Based Restricted Stock Unit Awards:
•
Annual time-based RSU awards vest in equal amounts over four years, beginning on the first anniversary of the grant date. In certain cases, in connection with a promotional RSU grant or to aid in retention, the committee may designate that certain time-based RSU awards will vest in equal installments over two years, beginning on the third anniversary of the grant date.

•	Awards settled in stock, with dividends on RSUs held by our NEOs being paid in additional RSUs only upon RSUs that ultimately vest.
•	Granted to the NEOs, as well as to other eligible employees.
Long-Term Stockholder Value Creation Program (Company Stock Price-Linked) Performance-Based Restricted Stock Unit Awards
The committee also determined that in 2021 a special one-time performance-based RSU grant should be awarded to each NEO and to all director level and above employees of the company (a total of 52 employees) to incentivize management’s effort to return the company’s financial performance to pre-COVID levels and to encourage retention in the current competitive labor market. This was the first special one-time grant of this type since the company’s conversion to a REIT in 2013, and the company does not currently anticipate making such an award on a regular or semi-regular basis in the future. The components of this award were:
•
Awards will vest to the extent that, over the period from March 1, 2021 until March 1, 2024, the company’s stock price performance achieves designated targets (specifically, 50% of the award will be earned if the company’s common stock achieves a consecutive 20 day trading period volume-weighted average price (“VWAP”) of $100.98 at any time during the three year performance period (March 1, 2021 – March 1, 2024), and the remaining 50% of the award will be earned if the company’s common stock achieves a consecutive 20 day trading period VWAP of $109.05 at any time during the three year performance period (March 1, 2021 – March 1, 2024)).

•	To the extent earned, up to 100% of the awards will vest and be settled in company stock on
March 15, 2024, with cash dividends on RSUs being paid only upon RSUs that ultimately vest upon the achievement of performance goals.
In designing this program, the committee was mindful of establishing target company stock prices that would be a challenging level of achievement and that, if achieved, would correlate with a meaningful amount of appreciation in the value of our common stock. Specifically, the committee noted that the two stock price levels established under this program ($100.98 and $109.05) represented (i) a 25% premium and a 35% premium, respectively, above the company’s closing common stock price on the day prior to the date of the award ($80.78), and (ii) a 10% premium and a 19% premium, respectively, above the company’s then all-time high closing common stock price of $91.49 per share. Based on our current capitalization as of March 25, 2022, achieving these two thresholds (as compared to the all-time high price of our common stock used to establish the award, $91.49) would represent an increase in our equity valuation of approximately $523 million and $968 million, respectively, from such level. Accordingly, management will not be entitled to these awards unless the value of our common stock has appreciated a meaningful amount above our all-time high closing common stock price as of the date of the award ($91.49). In addition, there is no minimum payout level associated with these performance-based RSU awards (i.e., all of this compensation is “at risk”).
2021 Long-Term Equity Incentive Compensation Awards
For 2021, the committee discussed with Aon the most appropriate way to motivate and retain our executives. The committee believed it was important to continue to use RSU awards instead of stock options to better align the interests of our executives with our stockholders, to encourage executive retention and to conform to compensation practices in the REIT industry.
As a result of these discussions, the committee decided to structure long-term equity incentive compensation awards in 2021 as a combination of performance-based RSUs and time-based RSUs. The determination of the number of RSUs to award to each NEO was based on a number of factors including but not limited to corporate and individual performance, historical grants and competitive practices.

2022 NOTICE OF MEETING AND PROXY STATEMENT
As a result of the determinations discussed above, on February 25, 2021, the committee made the following long-term incentive compensation awards to the NEOs:
	Time- Based RSU Awards(1) (#)	Perfor- mance- Based RSU Awards(2) (#)	Long- Term Stock- holder Value Creation Program RSU Awards(3) (#)
Colin Reed	22,355	23,158	47,059
Mark Fioravanti	9,000	9,000	15,882
Patrick Chaffin	4,000	4,000	8,382
Scott Lynn	3,500	3,500	7,059
Jennifer Hutcheson	2,500	2,500	4,500
(1)	The time-based RSUs vest ratably over four years, beginning March 15, 2022.
(2)
Up to 150% of the performance-based RSUs listed above will vest on March 15, 2024 based on our TSR performance over the three-year award cycle (January 1, 2021 – December 31, 2023) relative to the median of the TSR performance of a designated peer group.

(3)
Up to 100% of the Long-Term Stockholder Value Creation Program RSUs listed above will vest on March 15, 2024 based on the achievement of designated company stock price targets during a three-year performance period (March 1, 2021 – March 1, 2024).

2021 TSR-Linked Performance-Based RSU Awards (2021-2023 Performance Period)
The amount of the performance-based RSUs which will ultimately vest on March 15, 2024 will be determined by comparing our TSR performance during the performance period (January 1, 2021 – December 31, 2023) relative to the median of the TSR performance of the following two peer groups (the “2021 Performance Peer Groups”), weighted equally: (1) our 2021 compensation peer group listed above; and (2) the following companies within the FTSE NAREIT Lodging Resorts Index:
Apple Hospitality REIT, Inc.	InnSuites Hospitality Trust
Ashford Hospitality Trust, Inc.	Park Hotels & Resorts, Inc.
Braemar Hotels & Resorts, Inc.	Pebblebrook Hotel Trust
Chatham Lodging Trust	RLJ Lodging Trust
Condor Hospitality Trust	Sotherly Hotels, Inc.
CorePoint Lodging Inc.	Summit Hotel Properties, Inc.
DiamondRock Hospitality Co.	Sunstone Hotel Investors, Inc.
Hersha Hospitality Trust	Xenia Hotels & Resorts, Inc.
Host Hotels & Resorts, Inc.
The members of the peer group listed above were selected from among the FTSE NAREIT Lodging Resorts Index companies due to their relative enterprise value compared to the company and/or their relative TSR performance over a three year period.
This peer group was identical to the peer group we used in 2020, except as follows: (i) in December 2021, Condor Hospitality Trust was removed from this peer group due to the sale of its hotel portfolio and subsequent liquidation; and (ii) in March 2022, CorePoint Lodging was removed from this peer group due to its acquisition and subsequent delisting.

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The TSR-linked performance-based RSU awards will vest as follows:
Company TSR Performance	% of Award Vesting
Greater than or equal to 15 percentage points above the median TSR performance of the 2021 Performance Peer Groups	150%
Equal to the median TSR performance of the 2021 Performance Peer Groups	100%
15 percentage points below the median TSR performance of the 2021 Performance Peer Groups	50%
Greater than 15 percentage points below the median TSR performance of the 2021 Performance Peer Groups	0%
If the performance achieved falls in between the established performance goal levels, the percentage of the award earned by the NEO will be determined using straight-line interpolation and rounding to the nearest full share.
The awards also provide that if our TSR is negative, on an absolute basis, the committee may, in its discretion, reduce by 25% the number of awards ultimately vesting. In no event will the final value of the award exceed 500% of the fair market value of our common stock on the grant date of February 25, 2021. This plan design has been in effect since the company converted to a REIT in 2013, as the committee has long held the belief that limiting the maximum value of the award ensures the NEOs are not disproportionally rewarded for performance.
The committee re-evaluates the 2021 Performance Peer Groups for each fiscal year to take into account changes to the composition of the 2021 Performance Peer Groups (i.e., corporate changes such as mergers or delistings), or to otherwise modify the terms of the award to take into account such other factors which the committee in its sole discretion has determined. The committee has not exercised this discretion in connection with the 2021 TSR-linked performance-based RSU awards, except as described above.
The committee believed the amount of these awards was appropriate given our compensation philosophy and objectives, specifically noting that achievement of greater than “target” level performance would have also resulted in higher than average TSR to our stockholders, as compared to our peers. In 2021,
TSR-linked performance-based RSUs represented 17% of our CEO’s total compensation package and (on average) 14% of our other NEOs’ total compensation package (calculated in the manner described on page 39).
The committee reviewed the impact of the COVID-19 pandemic on the performance-based TSR-linked RSU awards granted in 2021, as well as in previous years. Based on its review, the committee determined that no changes should be made to any outstanding performance-based TSR-linked RSUs, given the long-term nature of the awards. The committee believes as a general rule that no “mid-stream” adjustments should be made to the TSR-linked performance-based RSU awards due to the long-term nature of, and the other structural features of, these awards.
2021 Time-Based RSU Awards
The time-based RSUs granted to the NEOs reflected in the chart above vest ratably over four years, beginning on March 15, 2022. The committee believed the amount of the time-based RSU awards made to our NEOs was appropriate given our compensation philosophy and objectives, including the need to retain our executives. In 2021, time-based RSUs represented 19% of our CEO’s total compensation package and (on average) 16% of our other NEOs’ total compensation package (calculated in the manner described on page 39).
2021 Long-Term Stockholder Value Creation Program Company Stock Price-Linked Performance-Based RSU Awards
As described above, the Long-Term Stockholder Value Creation Program RSUs granted to each NEO and to all director level and above employees of the Company (a total of 52 employees) to incentivize management’s pandemic recovery efforts and to encourage retention in the current competitive labor market. In 2021, this award represented 35% of our CEO’s total compensation package and (on average) 26% of our other NEOs’ total compensation package (calculated in the manner described on page 39).

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Vesting of 2019 TSR-Linked Performance-Based RSU Awards in March 2022 (2019-2021 Performance Period)
In February 2019 we awarded TSR-linked performance-based RSUs to each NEO, which ultimately were to vest based on the company’s TSR performance over the 3-year award cycle (2019-2021), as compared to the TSR for the designated performance peer groups during the same performance period. Specifically, the awards were to vest as follows:
Company TSR Performance	% of Award Vesting
Greater than or equal to 15 percentage points above the median TSR performance of the 2019 Performance Peer Groups	150%
Equal to the median TSR performance of the 2019 Performance Peer Groups	100%
15 percentage points below the median TSR performance of the 2019 Performance Peer Groups	50%
Greater than 15 percentage points below the median TSR performance of the 2019 Performance Peer Groups	0%
Our TSR over the performance period, calculated pursuant to the terms of the performance-based RSU agreements, was approximately 45.4 percentage points above the median TSR performance of the designated performance peer groups.
As a result, the 2019 performance-based RSUs ultimately vested at the 150% level in March 2022 as follows:
2019 Performance- Based RSU Awards Vesting in March 2022 (#)
Colin Reed	22,500
Mark Fioravanti	7,500
Patrick Chaffin	3,750
Scott Lynn	3,750
Jennifer Hutcheson	—
Benefits and Perquisites
Our benefit programs are based upon an assessment of competitive market factors and a determination of what is needed to attract and retain qualified executives. Our primary benefits for executives include participation in our broad-based plans at the same cost as other employees. These plans include a tax qualified 401(k) savings plan (with matching contributions up to four percent of a participant’s pay), health and dental plans and various disability and life insurance plans. We also provide a limited amount of executive-level perquisites to our NEOs and other designated senior executives, including executive-level life disability and life insurance plans and a supplemental deferred compensation plan, or SUDCOMP.
Our directors, NEOs and other employees routinely use commercial air service for business travel, and we generally reimburse them only at the coach or business class rate.
We maintain a limited aircraft program to provide our executives with timely and cost-effective travel alternatives in connection with our business activities. We do not operate any aircraft, own or lease a hangar or employ pilots. Instead, we have purchased a fractional interest in an aircraft. We pay a fixed monthly fee, plus a variable charge for hours actually flown. Our directors, NEOs and other employees use this aircraft for selected business trips when commercial air service is unavailable or otherwise impractical, based on the availability and cost of commercial air service, the travel time involved, the number of employees traveling and the need for flexible travel arrangements. All travel under this program must be approved by our CEO.
We also make the aircraft available to our CEO and our other executives for limited personal use, which is typically limited to permitting the executive’s spouse or other family member to accompany the executive on required business travel.
We believe allowing limited personal use of our aircraft program serves to reduce our executives’ personal travel time and to increase the time they can conduct company business on our behalf.
For more information about this perquisite, and amounts reported as income in 2021 for each NEO, see the All Other Compensation table on page 56.
These executive-level perquisites represented approximately 0.5% of our CEO’s total compensation package and (on average) 1% of our other NEOs’ total compensation package (calculated in the manner described on page 39).
When we recruited Mr. Reed to join our company in 2001, we agreed to pay Mr. Reed a retirement benefit

2022 NOTICE OF MEETING AND PROXY STATEMENT
pursuant to a Custom Mid-Career Supplemental Employee Retirement Plan, or SERP. This benefit, which is described in Other Compensation Information—Nonqualified Deferred Compensation below, was in the committee’s view essential to attracting Mr. Reed to employment with us and has also proved valuable in securing his extended employment. The company has fully satisfied its funding obligations under the SERP by previously paying, in total, $3.5 million to Mr. Reed’s SERP account (as described below), and the current balance in Mr. Reed’s SERP account in excess of such amount is attributable to investment gains and losses associated with the assets in the SERP account (currently shares of our common stock).
Other Compensation Information
Stock Ownership and Retention Guidelines
The committee has adopted stock ownership guidelines for our senior executives. These guidelines are designed to encourage our executives to have a meaningful equity ownership in our company, thereby linking their interests with those of our stockholders. These guidelines provide that within five years of becoming a senior executive, each executive must own (by way of shares owned directly or indirectly (including through our 401(k) plan) and shares represented by unvested time-based RSUs, but not including unexercised stock options or performance-based RSUs) common stock with a value of either five times (5x) base salary for Mr. Reed, three times (3x) base salary for the NEOs, and two times (2x) base salary for other executives subject to these guidelines. The guidelines also provide that if an executive is not currently in compliance with this guideline (regardless of the compliance grace period), the executive must retain 50% of the net shares (after satisfying any tax obligations and any required payments upon exercise) received upon vesting of RSUs or the exercise of stock options.
As of January 31, 2022 (the annual compliance date) all of the NEOs were in compliance with the guidelines, as follows:
	Required Ownership as of January 31, 2022(1)	Shares Owned
Colin Reed	62,217	1,437,226(2)
Mark Fioravanti	20,973	234,124(3)
Patrick Chaffin	16,604	33,323(3)
Scott Lynn	13,982	24,373(3)
Jennifer Hutcheson	11,885	18,233(3)
(1)
The number of shares required to be owned by an NEO is an amount equal to (i) the product obtained by multiplying the NEO’s base salary times the applicable multiple (5x for Mr. Reed and 3x for the other NEOs) divided by (ii) the closing market price of our common stock on January 31, 2022 ($88.40).

(2)	Includes 648,290 shares credited to Mr. Reed’s SERP and 49,693 shares of common stock issuable upon the vesting of time-based RSUs.
(3)	Includes the following number of shares of common stock issuable upon the vesting of time-based RSUs: Mr. Fioravanti: 19,418; Mr. Chaffin: 12,927; Mr. Lynn: 8,207; and Ms. Hutcheson: 6,152.
Post-Termination Benefits
The committee believes that severance and change of control benefits assist in attracting and retaining qualified executives. The levels of payments and benefits upon termination were set to be at a market-competitive level based upon each executive’s experience and level in the organization.
Mr. Reed and Mr. Fioravanti have employment agreements that provide for cash severance payments and certain other benefits if termination occurs without “Cause” or if the executive leaves for “Good Reason” (as defined in their employment agreement). These agreements also provide for cash compensation and certain other benefits in the event of termination following a “Change of Control” of the company (i.e., a “double trigger”). Mr. Chaffin, Mr. Lynn and Ms. Hutcheson have severance agreements that provide for cash compensation and certain other benefits only in the event of termination following a “Change of Control” of the company (i.e., a “double trigger”).

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In addition, no tax gross-ups are provided in connection with any severance payments to our NEOs. Information regarding these payments, including a definition of key terms and the amount of benefits that would have been received by our NEOs had termination occurred on December 31, 2021, is found under Potential Payments on Termination or Change of Control beginning on page 63.
Tax Deductibility Considerations
The committee’s policy is to consider the tax treatment of compensation paid to our executive officers with appropriate rewards for their performance. Section 162(m) of the Internal Revenue Code generally disallows public companies a tax deduction for their compensation in excess of $1.0 million paid to their chief executive officers and certain other “covered employees”. Prior to the enactment of the Tax Cuts and Jobs Act of 2017 (“TCJA”), this limitation did not apply to “qualified performance-based compensation” within the meaning of Section 162(m).
As the result of the TCJA, the exception to the deduction limit of Section 162(m) for “qualified performance-based compensation” is not applicable to compensation paid after January 1, 2018 unless paid pursuant to a written binding contract (such as certain long-term equity incentive compensation awards) which was in effect on November 2, 2017. In 2020 we amended Mr. Reed’s employment agreement to remove a provision that, due to unanticipated changes in the tax laws, could have resulted in an unintended significant delay in payment of certain annual and long-term compensation payable to Mr. Reed (including following the period of Mr. Reed’s employment) whose deductibility is limited by Section 162(m). While the committee considers the tax treatment of compensation paid to our executive officers and the potential non-deductibility of compensation under Section 162(m), the committee also believes that the interests of our stockholders are best served if we retain discretion and flexibility in awarding compensation to our NEOs, even where the compensation paid under such programs may not be fully deductible. The committee has approved and may continue to approve the payment of compensation that is non-deductible as a result of Section 162(m)).
Because we qualify as a REIT for U.S. federal income tax purposes, we expect to distribute at least 100% of our net REIT taxable income each year and therefore will not pay U.S. federal income tax on our REIT taxable income. As a result, based on the level of cash compensation paid to our executive officers, we do not expect that any loss of an income tax deduction as a result of Section 162(m) would materially impact our U.S. federal income tax liability. The committee will continue to monitor the tax and other consequences of our executive compensation programs as part of its primary objective of ensuring that compensation paid to our executives is reasonable, performance-based and consistent with our goals.
Equity Grant Practices
Our omnibus incentive plan allows the committee to grant various types of equity awards to any eligible employee, including the NEOs. Annual equity awards to executives are approved by the committee and occur on the date of our first quarterly committee meeting of each year. Consistent with the terms of our omnibus incentive plan, the committee has also delegated to the CEO the authority to make limited equity grants to new members of our management team, which are then ratified by the committee.
These awards are granted pursuant to a formula based on a specified dollar amount, with the number of shares for each RSU award determined by dividing the dollar amount by the closing market price of our stock on the date immediately prior to the grant date. Annual RSU awards for directors are approved by the committee and are granted on the date the director is elected to the Board. These awards are granted pursuant to a formula based on a specified dollar amount, with the number of shares for each RSU grant determined by dividing the dollar amount by the closing market price of our stock on the date immediately prior to the grant date.
Role of the Human Resources Committee and Management
The committee awards compensation to our NEOs and other executives consistent with our philosophy that compensation paid to our executives be fair, reasonable and competitive. The committee establishes and monitors compliance with our compensation philosophy, and the committee also oversees the development and administration of our compensation programs. Our management is responsible for the administration of our compensation programs once approved by the committee.

2022 NOTICE OF MEETING AND PROXY STATEMENT
The committee makes all compensation decisions with respect to our NEOs, which are ratified by our Board. Our CEO annually reviews the performance of, and provides compensation recommendations for, each NEO (other than the CEO). In the case of the CEO, the CEO provides the committee with a self-assessment of his performance. The committee then reviews these items and discusses and approves compensation for each NEO based on the considerations previously discussed.
For a complete description of the committee’s members and its responsibilities, as well as information regarding the authority of our CEO to make limited equity grants to new members of our management team, see Committees of the Board on page 23. You may also view the committee’s charter on our website at www.rymanhp.com (under “Corporate Governance” on the Investor Relations page).
Role of the Compensation Consultant
The committee has retained Aon as its outside compensation consultant since 2013. During 2021, Aon regularly attended committee meetings and reported directly to the committee on matters relating to compensation for our executives. During 2021 the committee requested that Aon:
•	Analyze the compensation for our NEOs and other executives and assess how target and actual short-term incentive compensation aligned with our compensation philosophy and objectives.
•	Develop recommendations for the committee on the size and structure of long-term incentive compensation awards.
•	Assist the committee in the review of this proxy statement and this Compensation Discussion and Analysis.
•	Provide the committee with ongoing advice and counsel on market compensation practices, trends and legal and regulatory changes and their impact on our compensation programs.
•	Advise the committee on the continuing impact of the COVID-19 pandemic on the company’s compensation programs.
Advisory Vote on Executive Compensation
At our annual meeting in May 2021, we held a stockholder advisory vote on the compensation of our NEOs, commonly referred to as a “say-on-pay” vote. In our say-on-pay vote, approximately 90% of the stockholder votes, excluding broker non-votes, were cast in favor of the say-on-pay resolution. As the committee reviewed our compensation practices, it was mindful of the level of support our stockholders had previously expressed for our compensation programs, including our “pay for performance” philosophy and emphasis on variable compensation. The committee intends to continue to consider the outcome of future advisory say-on-pay votes when making executive compensation decisions.
2022 NEO Compensation
At its February 23, 2022 meeting, the committee reviewed and approved the compensation to be paid to the NEOs for 2022, in light of our compensation philosophy. In setting compensation levels, the committee also considered its decisions at the meeting to, effective as of March 1, 2022, give Mr. Fioravanti additional responsibilities in his role as President (including direct oversight of our Entertainment business segment), promote Ms. Hutcheson to the position of Chief Financial Officer (and the resulting increase in duties associated with such role), and give Mr. Chaffin additional duties related to the oversight of our design and construction activities.
Base Salary
Following a review of current compensation levels at the company and at peer companies, the current economic and business environment facing the company, and the senior executive changes previously noted, the committee determined that the following adjustments would be made to base salary for 2022:
	2022 Base Salary ($)	% Increase from 2021 Base Salary
Colin Reed	1,100,000	—
Mark Fioravanti	750,000	21.4%
Patrick Chaffin	550,000	12.4%
Scott Lynn	424,360	3.0%
Jennifer Hutcheson	450,000	28.5%

2022 NOTICE OF MEETING AND PROXY STATEMENT
Short-Term Cash Incentive Compensation
The committee also established criteria for short-term cash incentive compensation pursuant to our omnibus incentive plan. The committee determined that each NEO will have the opportunity to earn a percentage of his or her base salary based in part on the achievement of designated financial goals established by the committee, and in part on the achievement of designated strategic and operational objectives established by the committee designed to enable the company to continue its recovery from the effects of the COVID-19 pandemic.
The following potential award opportunities (as a percentage of base salary) apply to each NEO, at the threshold, target and stretch levels, as follows:
	Threshold Level	Target Level	Stretch Level
Colin Reed	75%	150%	300%
Mark Fioravanti	75%	150%	300%
Patrick Chaffin	50%	100%	200%
Scott Lynn	50%	100%	200%
Jennifer Hutcheson	62.5%	125%	250%
In choosing the performance goals for 2022 at its February 23, 2022 meeting, the committee considered the general economic climate then expected in 2022, the expected conditions in the hospitality and entertainment industries and our expected financial performance, taking into account the anticipated pace of recovery from the COVID-19 pandemic and the related impact on our business and financial results. In setting these goals, the committee attempted to set performance goals to ensure that the relative level of difficulty of achieving these levels was consistent with prior years, taking into account the ongoing effects of the pandemic.
In establishing these targets for 2022, the committee made a determination that it will have the discretion to adjust the financial metrics for the year to exclude losses or expense, or income or gain, related to certain unusual, infrequently occurring or other specified events as set forth in our omnibus incentive plan. In addition, under the terms of our omnibus incentive plan, the committee may exercise negative discretion in determining the final amounts of the short-term cash incentive awards payable at any given level of performance to ensure that such awards accurately reflect our actual performance.
The committee also has retained the discretion to lower the amount of, or not award, annual cash incentive compensation otherwise payable to an executive under the plan for 2022 if the executive does not attain a minimum-level annual performance rating under the company’s employee evaluation program, which is a prerequisite to receiving cash incentive compensation under the plan.
Long-Term Equity Incentive Compensation
The committee also made the following long-term equity incentive compensation awards:
	Time-Based RSU Awards(1) (#)	Performance- Based RSU Awards(2) (#)
Colin Reed	18,707	22,334
Mark Fioravanti	8,503	10,152
Patrick Chaffin	3,118	3,722
Scott Lynn	2,406	2,872
Jennifer Hutcheson	3,827	4,568
(1)	The time-based RSUs vest ratably over four years, beginning March 15, 2023.
(2)
Up to 150% of the performance-based RSUs listed above will vest on March 15, 2025 based on our TSR performance over the three-year award cycle (January 1, 2022 – December 31, 2025) relative to the median of the TSR performance of a designated peer group.

2022 NOTICE OF MEETING AND PROXY STATEMENT
Human Resources Committee Report
The following report of the Human Resources Committee does not constitute soliciting material and should not be deemed incorporated by reference into any other filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent we specifically incorporate this report herein.
The Human Resources Committee (which functions as our compensation committee), comprised of independent directors, reviewed and discussed the above Compensation Discussion and Analysis with the company’s management. Based on its review and these discussions, the Human Resources Committee recommended to the Board that the Compensation Discussion and Analysis be included in these proxy materials.
Human Resources Committee:
Patrick Moore, Chairman
Rachna Bhasin
Robert Prather
Michael Roth

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Executive Compensation
The Summary Compensation Table below shows information for Mr. Reed (our principal executive officer), Mr. Fioravanti (who served as President & Chief Financial Officer, our principal financial officer, for all of 2021), and the three other most highly compensated executive officers as of December 31, 2021.
The NEO compensation amounts listed below include non-cash items such as the grant date fair value of equity awards, including for 2021 the company stock price-linked RSUs described on page 46. These awards will vest at the end of a three-year performance period to the extent that our common stock trades for a period of time above $100.98 and $109.05 per share, which represented (i) a 25% premium and a 35% premium, respectively, to our closing common stock price on the date of the award ($80.78), and (ii) a 10% premium and a 19% premium, respectively, to our then all-time high closing common stock price as of the date of the award ($91.49). Based on our equity capitalization as of March 25, 2022, achieving these two thresholds (as compared to the all-time high price used to establish the award, $91.49) would represent an increase in our equity valuation of approximately $523 million and $968 million, respectively, from such level. See footnote (3) below for a listing of the total compensation to each NEO in 2021 excluding the grant date fair value of such awards.
2021 Summary Compensation Table
Name and Principal Position (a)	Year (b)	Salary(1) ($) (c)	Bonus(2) ($) (d)	Stock Awards(3) ($) (e)	Option Awards ($) (f)	Non-Equity Incentive Plan Compen- sation(4) ($) (g)	Change in Pension Value and Nonqual- ified Deferred Compen- sation Earnings ($) (h)	All Other Compen- sation(7) ($) (i)	Total ($) (j)
Colin Reed Chairman & Chief Executive Officer	2021	1,079,011	275,000	6,750,915	—	3,025,000	—	46,680	11,176,606
	2020	1,079,012	—	3,312,847	—	—	—	51,411	4,443,270
	2019	982,857	181,312	2,819,700	—	2,118,688	—	89,051	6,191,608
Mark Fioravanti(5) President & Chief Financial Officer	2021	604,088	127,137	2,480,327	—	1,398,523	—	47,829	4,657,904
	2020	572,949	200,000	1,501,520	—	—	—	34,606	2,309,075
	2019	542,851	125,774	939,900	—	974,226	—	41,339	2,624,090
Patrick Chaffin EVP & Chief Operating Officer – Hotels	2021	478,370	80,520	1,195,028	—	885,561	—	31,925	2,671,404
	2020	448,931	100,000	656,915	—	—	—	28,716	1,234,562
	2019	393,055	58,092	811,510	—	566,908	—	30,740	1,860,305
Scott Lynn EVP & General Counsel	2021	402,880	67,806	1,026,375	—	745,734	—	17,362	2,260,157
	2020	380,409	100,000	656,915	—	—	—	15,778	1,153,102
	2019	357,863	36,032	469,950	—	513,968	—	17,630	1,395,443
Jennifer Hutcheson(6) EVP, Corporate Controller & Chief Accounting Officer	2021	342,487	43,227	695,166	—	475,405	—	16,433	1,572,718
	2020	332,748	75,000	328,458	—	—	—	20,140	756,346
	—	—	—	—	—	—	—	—	—
(1)
Amounts shown are not reduced to reflect the NEO’s contributions to our 401(k) plan or elections to defer receipt of salary under our SUDCOMP plan. Amounts shown include the amounts actually paid to the NEO during the year and reflect, to the extent applicable, any changes in the base salary during the year. Due to timing of payroll cycles, amounts paid to each NEO as base salary may differ from the annual base pay amount set forth above.

2022 NOTICE OF MEETING AND PROXY STATEMENT
(2)
Represents a discretionary cash bonus award paid to the NEO in recognition of their contributions to the company’s operating and financial performance for the applicable fiscal year as described in the Compensation Discussion and Analysis above. Cash incentive compensation paid to each NEO pursuant to our short-term cash incentive compensation plan is reflected in the column above entitled Non-Equity Incentive Plan Compensation.

(3)
Represents a non-cash amount equal to the grant date fair value of (1) the annual time-based RSU awards and TSR-linked performance-based RSU awards granted to each NEO and (2) the Long-Term Stockholder Value Creation Program stock price-linked performance-based RSU awards granted to each NEO, determined in accordance with FASB ASC Topic 718, disregarding for this purpose estimated forfeitures. See Note 7 to our consolidated financial statements for the three years ended December 31, 2021, included in our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on February 25, 2022, for the assumptions made in determining grant date fair value. The maximum dollar value of the TSR-linked performance-based RSU awards granted in 2021 (based on the grant-date fair value and assuming vesting at the stretch (150% performance level) are as follows: Mr. Reed: $2,475,012; Mr. Fioravanti: $961,875; Mr. Chaffin: $427,500; Mr. Lynn: $374,063; and Ms. Hutcheson $267,188.

The maximum dollar value of the company stock price-linked performance-based RSU awards granted pursuant to the Long-Term Stockholder Value Creation Program in 2021 (based on the grant-date fair value and assuming all stock price targets are met) are as follows: Mr. Reed: $3,295,070; Mr. Fioravanti: $1,112,057; Mr. Chaffin: $586,908; Mr. Lynn: $494,270; and Ms. Hutcheson $315,091. Without including such award (using the grant date fair values of such award) total compensation for our NEOs calculated in accordance with SEC rules would have been: Mr. Reed: $7,881,536; Mr. Fioravanti: $3,545,847; Mr. Chaffin: $2,084,496; Mr. Lynn: $1,765,887; and Ms. Hutcheson: $1,257,627.
(4)
Represents amounts paid under our short-term cash incentive compensation plan for achievement of designated financial targets and designated strategic objectives, as described in the Compensation Discussion and Analysis above.

(5)
Mr. Fioravanti served as President & Chief Financial Officer for all of 2021 and, effective as of March 1, 2022, continued serving as President and assumed additional management responsibilities, including the direct oversight of our Entertainment business segment (with Ms. Hutcheson assuming the role of Chief Financial Officer as of March 1, 2022).

(6)
Ms. Hutcheson served as EVP, Corporate Controller & Chief Accounting Officer for all of 2021, and she assumed the role of EVP & Chief Financial Officer effective as of March 1, 2022. Compensation for Ms. Hutcheson is provided only for 2021 and 2020 because Ms. Hutcheson was not an NEO for 2019.

(7)	The table below lists the components of the All Other Compensation amount for each NEO listed above:
Name	Company Match to 401(k) Plan ($)(a)	Company Match to SUDCOMP Plan ($)(b)	Group Term Life ($)(c)	Executive LTD ($)(d)	Other ($)(e)	Total ($)
Colin Reed	11,600	—	26,746	3,629	4,705	46,680
Mark Fioravanti	11,600	23,637	8,157	3,918	517	47,829
Patrick Chaffin	11,321	13,798	4,146	2,660	—	31,925
Scott Lynn	11,298	—	3,331	2,733	—	17,362
Jennifer Hutcheson	11,245	—	2,380	2,808	—	16,433
(a)	We make matching contributions to the 401(k) plan accounts of the NEOs as described in Compensation Discussion and Analysis above.
(b)
We make matching contributions to the SUDCOMP accounts of the NEOs as described in Nonqualified Deferred Compensation below. Does not include company matching amounts for SUDCOMP deferrals with respect to 2020 short-term cash incentive plan payments made in 2021.

(c)	Represents the cost associated with the executive group term life insurance not made available generally to other employees.
(d)
Represents the cost associated with the executive long term disability insurance not made available generally to Represents, for Mr. Reed, and Mr. Fioravanti, personal use of aircraft. For purposes of reporting the value of personal usage of aircraft in this table, we use the incremental cost of such personal usage, calculated by estimating the direct variable operating cost of the aircraft on a per mile basis. These costs include the cost of fuel, maintenance, landing and parking fees, crew travel expenses and supplies. For trips by NEOs that involved mixed personal and business usage, we include the incremental cost of such personal usage (i.e., the excess of the cost of the actual trip over the cost of a hypothetical trip without the personal usage). NEOs do not receive tax gross-ups for any imputed income related to personal use of aircraft.

2022 NOTICE OF MEETING AND PROXY STATEMENT
2021 Grants of Plan-Based Awards
The table below shows information about (1) the threshold, target and stretch (i.e., maximum) level of annual cash incentive awards for our NEOs for performance during 2021, and (2) RSU awards granted to our NEOs during 2021 under our long-term equity incentive compensation plan.
2021 Grants of Plan-Based Awards Table
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)(i)	Grant Date Fair Value of Stock Awards(5) ($)(j)
Name (a)	Grant Date (b)	Threshold ($)(c)	Target ($)(d)	Maximum ($)(e)	Threshold (#)(f)	Target (#)(g)	Maximum (#)(h)
Colin Reed		825,000	1,650,000	3,300,000	—	—	—	—	—
Annual P-B RSUs(2)	2/25/21	—	—	—	11,579	23,158	34,737	—	1,650,008
Special P-B RSUs(3)	2/25/21	—	—	—	—	47,059	—	—	3,295,070
Time-Based RSUs(4)	2/25/21	—	—	—	—	—	—	22,355	1,805,837
Mark Fioravanti		381,411	762,822	1,525,643				—	—
Annual P-B RSUs(2)	2/25/21	—	—	—	4,500	9,000	13,500	—	641,250
Special P-B RSUs(3)	2/25/21	—	—	—	—	15,882	—	—	1,112,057
Time-Based RSUs(4)	2/25/21	—	—	—	—	—	—	9,000	727,020
Patrick Chaffin		241,560	483,121	966,241	—	—	—	—	—
Annual P-B RSUs(2)	2/25/21	—	—	—	2,000	4,000	6,000	—	285,000
Special P-B RSUs(3)	2/25/21	—	—	—	—	8,382	—	—	586,908
Time-Based RSUs(4)	2/25/21	—	—	—	—	—	—	4,000	323,120
Scott Lynn		203,419	406,839	813,677	—	—	—	—	—
Annual P-B RSUs(2)	2/25/21	—	—	—	1,750	3,500	5,250	—	249,375
Special P-B RSUs(3)	2/25/21	—	—	—	—	7,059	—	—	494,270
Time-Based RSUs(4)	2/25/21	—	—	—	—	—	—	3,500	282,730
Jennifer Hutcheson		129,680	259,359	518,719	—	—	—	—	—
Annual P-B RSUs(2)	2/25/21	—	—	—	1,250	2,500	3,750	—	178,125
Special P-B RSUs(3)	2/25/21	—	—	—	—	4,500	—	—	315,091
Time-Based RSUs(4)	2/25/21	—	—	—	—	—	—	2,500	201,950
(1)	Represents threshold, target and stretch performance goal achievement payout levels established under our annual short-term cash incentive plan for 2021 performance.
(2)
Consists of performance-based RSUs awarded under our long-term equity incentive compensation plan as part of our annual long-term equity incentive compensation program. Each RSU is equivalent to one share of our common stock on the date of grant. The RSUs are earned for achieving specified calculated TSR targets over a three-year performance period beginning January 1, 2021 and ending December 31, 2023. See Compensation Discussion and Analysis—2021 Compensation Decisions—Long-Term Equity Incentive Compensation for a discussion of these RSUs.

(3)
Consists of a one-time grant of company stock price-linked performance-based RSUs awarded under our long-term equity incentive compensation plan. Each RSU is equivalent to one share of our common stock on the date of grant. The RSUs are earned for achieving specified company stock price performance targets over a three-year period. See Compensation Discussion and Analysis—2021 Compensation Decisions—Long-Term Equity Incentive Compensation for a discussion of these RSUs.

(4)
Consists of time-based RSUs awarded under our long-term equity incentive compensation plan. Each RSU is equivalent to one share of common stock on the date of grant, and will vest ratably over four years.

(5)
Grant date fair value of the RSU awards to the NEOs is determined in accordance with FASB ASC Topic 718, disregarding for this purpose estimated forfeitures. See Note 7 to our consolidated financial statements for the three years ended December 31, 2021, included in our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on February 25, 2022, for the assumptions made in determining grant date fair value.

2022 NOTICE OF MEETING AND PROXY STATEMENT
Outstanding Equity Awards at 2021 Fiscal Year End
The table below shows information about the outstanding equity awards held by our NEOs as of December 31, 2021.
Outstanding Equity Awards at 2021 Fiscal Year End Table
	Option Awards				Stock Awards
Name (a)	Number of Securities Underlying Unexercised Options Exercisable (#)(b)	Number of Securities Underlying Unexercised Options Unexercisable (#)(c)	Option Exercise Price ($)(d)	Option Expiration Date (e)	Number of Shares or Units of Stock That Have Not Vested(1) (#)(f)	Market Value of Shares or Units of Stock That Have Not Vested(2) ($)(g)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(3) (#)(h)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(2) ($)(i)
Colin Reed	—	—	—	—	49,693	4,569,768	—	—
	—	—	—	—	—	—	109,528	10,072,195
Mark Fioravanti	—	—	—	—	19,418	1,785,679	—	—
	—	—	—	—	—	—	40,382	3,713,529
Patrick Chaffin	—	—	—	—	12,927	1,188,767	—	—
	—	—	—	—	—	—	19,632	1,805,359
Scott Lynn	—	—	—	—	8,207	754,716	—	—
	—	—	—	—	—	—	17,809	1,637,716
Jennifer Hutcheson	—	—	—	—	6,151	565,646	—	—
	—	—	—	—	—	—	8,750	804,650
(1)
The following table provides information as of December 31, 2021 with respect to the vesting of each NEO’s outstanding time-based RSUs (including additional RSUs accrued with respect to dividends paid):

Grant Date	Vesting Date	Colin Reed	Mark Fioravanti	Patrick Chaffin	Scott Lynn	Jennifer Hutcheson
2/21/2018	3/15/2022	5,005	1,589	661	680	831
2/20/2019	3/15/2022	4,019	1,343	672	672	741
2/20/2020	3/15/2022	4,767	2,053	898	898	449
2/25/2021	3/15/2022	5,589	2,250	1,000	875	625
5/20/2019	5/20/2022	—	—	2,120	—	—
2/21/2019	3/15/2023	4,018	1,328	661	661	733
2/20/2020	3/15/2023	4,767	2,053	898	898	450
2/25/2021	3/15/2023	5,589	2,250	1,000	875	625

2022 NOTICE OF MEETING AND PROXY STATEMENT
Grant Date	Vesting Date	Colin Reed	Mark Fioravanti	Patrick Chaffin	Scott Lynn	Jennifer Hutcheson
5/20/2019	5/20/2023	—	—	2,119	—	—
2/20/2020	3/15/2024	4,762	2,052	898	898	447
2/25/2021	3/15/2024	5,589	2,250	1,000	875	625
2/25/2021	3/15/2025	5,588	2,250	1,000	875	625
(2)	Market value was determined based on the December 31, 2021 NYSE closing price of our common stock ($91.96).
(3)	The following table provides information with respect to the vesting of the performance-based RSUs granted to each NEO:
Grant Date	Vesting Date	Colin Reed	Mark Fioravanti	Patrick Chaffin	Scott Lynn	Jennifer Hutcheson
2/22/2019(a)	3/15/2022	22,500	7,500	3,750	3,750	—
2/21/2020(b)	3/15/2023	16,811	8,000	3,500	3,500	1,750
2/25/2021(c)	3/15/2024	23,158	9,000	4,000	3,500	2,500
2/25/2021(d)	3/15/2024	47,059	15,882	8,382	7,059	4,500
(a)
The number of shares listed above with respect to the February 22, 2019 TSR-linked performance-based RSU grant assume vesting at the stretch (150%) performance level. The RSUs ultimately vested at this payout level based on our achievement of TSR over the applicable performance period, as determined by the Human Resources Committee. See Compensation Discussion and Analysis—2021 Compensation Decisions—Long-Term Equity Incentive Compensation for a discussion of these RSUs.

(b)
The number of RSUs listed above with respect to the February 20, 2020 TSR-linked performance-based RSU grant assume vesting at the target (100%) performance level, taking into account performance to date with respect to the performance metrics under the award agreement and the remaining length of time during the vesting period. Each RSU is equivalent to one share of our common stock on the date of grant. The RSUs are earned for achieving specified calculated TSR targets over a three-year performance period from January 1, 2020 to December 31, 2022. See Compensation Discussion and Analysis—2021 Compensation Decisions—Long-Term Equity Incentive Compensation for a discussion of these RSUs.

(c)
The number of RSUs listed above with respect to the February 25, 2021 TSR-linked performance-based RSU grant assume vesting at the target (100%) performance level, taking into account performance to date with respect to the performance metrics under the award agreement and the remaining length of time during the vesting period. Each RSU is equivalent to one share of our common stock on the date of grant. The RSUs are earned for achieving specified calculated TSR targets over a three-year performance period from January 1, 2021 to December 31, 2023. See Compensation Discussion and Analysis—2021 Compensation Decisions—Long-Term Equity Incentive Compensation for a discussion of these RSUs.

(d)
The number of RSUs listed above with respect to the February 25, 2021 company stock price-linked performance-based RSU grant assume achievement of all stock price targets under the awards. Each RSU is equivalent to one share of our common stock on the date of grant. The RSUs are earned if designated stock price targets are achieved over a three-year performance period from March 1, 2021 to March 1, 2024. See Compensation Discussion and Analysis—2021 Compensation Decisions—Long-Term Equity Incentive Compensation for a discussion of these RSUs.

2022 NOTICE OF MEETING AND PROXY STATEMENT
2021 Option Exercises and Stock Vested
The table below shows information about the exercise of stock options by the NEOs and the vesting of the NEOs’ RSU awards in 2021.
2021 Option Exercises and Stock Vested Table
	Option Awards		Stock Awards
Name (a)	Number of Shares Acquired Upon Exercise (#)(b)	Value Realized Upon Exercise ($)(c)	Number of Shares Acquired on Vesting (#)(d)	Value Realized on Vesting(1) ($)(e)
Colin Reed	—	—	44,577	3,661,109
Mark Fioravanti	—	—	14,740	1,210,596
Patrick Chaffin	—	—	6,334	520,211
Scott Lynn	—	—	6,451	529,821
Jennifer Hutcheson	—	—	3,128	256,903
(1)	Equal to the number of shares of common stock issued upon vesting of RSUs multiplied by the closing market price of our common stock on the NYSE on the day prior to the vesting date.

2022 NOTICE OF MEETING AND PROXY STATEMENT
Other Compensation Information
Pension Benefits
No NEOs participate in our frozen defined benefit plan.
Nonqualified Deferred Compensation
Supplemental Deferred Compensation
Our supplemental deferred compensation plan, or SUDCOMP, is a nonqualified plan that allows eligible participants, including NEOs (whose ability to contribute amounts to our 401(k) plan may be limited by IRS regulations), to defer up to 40% of their base salary, less amounts deferred under our 401(k) plan, and up to 100% of their short-term cash incentive compensation. We contribute one dollar for each dollar contributed by the participant, up to four percent of the participant’s contributions (less matching amounts under our 401(k) plan).
Participants elect hypothetical investment options mirroring the funds in our 401(k) plan, with the exception of company stock. Participants can change their investment selections on a daily basis in the same manner as the 401(k) plan. Deferred amounts are credited with earnings or losses based on the rate of return of the investment options selected by the participant. When participants elect to defer amounts into the SUDCOMP, they also select when the amounts will be distributed to them. Distributions may either be made in a specific year (whether or not employment has then ended) or at a time that begins at or after termination of employment. Distributions can be made in a lump sum or up to 15 annual installments. However, after a participant’s employment ends, his or her account balance is automatically distributed in a lump sum (without regard to his or her election) if the balance is $10,000 or less.
Supplemental Executive Retirement Plan
When we recruited Mr. Reed to join us in 2001, we agreed to establish a supplemental executive retirement plan, or SERP, for Mr. Reed with an initial retirement benefit of $2.5 million. We believed at the time (and continue to believe) that the SERP was a material factor in Mr. Reed’s agreement to give up benefits at his former employer and to begin working for us. We believe that the SERP benefit was necessary to attract and retain a highly qualified executive such as Mr. Reed. Mr. Reed’s April 23, 2001 employment agreement with us established the SERP, which fully vested on April 23, 2005.
In 2004, as part of an amendment to Mr. Reed’s employment agreement extending his employment term, we agreed to adjust the initial SERP benefit for hypothetical investment earnings or losses, based on the performance of one or more mutual funds selected by Mr. Reed. At that time, we also agreed to pay Mr. Reed an additional retirement benefit under the SERP of $1.0 million, as adjusted beginning April 23, 2005 for hypothetical investment earnings or losses, based on the performance of one or more mutual funds selected by Mr. Reed. This additional SERP benefit fully vested on May 1, 2010. Mr. Reed is entitled to receive all of his SERP benefit upon any termination of employment. Mr. Reed has elected to receive his SERP benefits, as adjusted, in the form of one lump sum payment.
On February 4, 2008, we entered into a new employment agreement with Mr. Reed which did not modify the terms of the SERP. On December 18, 2008, we amended Mr. Reed’s employment agreement to allow him to make an irrevocable election to invest his SERP benefit in our common stock. We established an independent rabbi trust and transferred cash in an amount equal to the then-current balance of the SERP benefit, and the independent trustee of the rabbi trust purchased shares of our common stock in the open market.
Mr. Reed is now only entitled to a distribution of our stock and any accrued cash dividends held by the rabbi trust in satisfaction of his SERP benefit. We believe that the ownership of shares of common stock by the rabbi trust and the distribution of those shares and any accrued cash dividends to Mr. Reed in satisfaction of his SERP benefit meets requirements necessary so that we will not recognize any increase or decrease in expense as a result of subsequent

2022 NOTICE OF MEETING AND PROXY STATEMENT
changes in the value of our common stock. The terms of the rabbi trust provide that, to the extent that the shares owned by the rabbi trust are entitled to vote on any matter, the rabbi trustee will be entitled to vote such shares. In 2020 we amended the SERP to remove a provision that, due to an unanticipated change in the tax laws, could have resulted in an unintended significant delay in payment of the SERP benefit to Mr. Reed upon the termination of Mr. Reed’s employment.
2021 Nonqualified Deferred Compensation Table
The table below shows each NEO’s salary deferrals, company matching obligations, earnings and account balances in the SUDCOMP (and, in the case of Mr. Reed, his SERP), as of December 31, 2021.
Name (a)	Plan (b)	Executive Contributions in Last FY(1) ($)(c)	Registrant Contributions in Last FY ($)(d)	Aggregate Earnings (Losses) in Last FY(2) ($)(e)	Aggregate Withdrawals/ Distributions in Last FY ($)(f)	Aggregate Balance at Last FYE(3) ($)(g)
Colin Reed	SUDCOMP	—	—	130,318	—	24,059,587
Colin Reed	SERP(4)	—	—	15,688,618(5)	—	59,627,047(6)
Mark Fioravanti	SUDCOMP	62,319	23,637	500,725	—	2,583,328
Patrick Chaffin	SUDCOMP	32,117	13,798	63,225	—	500,160
Scott Lynn	SUDCOMP	—	—	(11)	—	240,698
Jennifer Hutcheson	SUDCOMP	—	—	21,384	—	137,100
(1)
Amounts in this column are reported as compensation in the 2021 Summary Compensation Table above. Amounts in this column do not include deferrals of cash incentive compensation amounts with respect to the 2020 fiscal year paid in 2021or company matching amounts with respect to such deferral.

(2)	None of the amounts in this column are included as compensation in the 2021 Summary Compensation Table above because above-market or preferential earnings are not available.
(3)
Of the amounts listed in this column with respect to the SUDCOMP, the following amounts have been reported as compensation in the 2021 Summary Compensation Table above or previous years (or would have been reported if the NEO had been included in our proxy statement in those years): Mr. Reed: $9,292,421; Mr. Fioravanti: $639,583; Mr. Chaffin: $165,869; Mr. Lynn: $166,834; and Ms. Hutcheson: $60,590. With respect to Mr. Reed’s SERP, no amounts have been reported as compensation in the Summary Compensation Table for 2021 or previous years.

(4)
We have summarized the SERP benefit using the disclosure format prescribed by the SEC for nonqualified deferred compensation (under Item 402(i) of SEC Regulation S-K) rather than pension benefits due to the fact that this SERP benefit more closely resembles a “defined contribution” award than a “defined benefit” award. This determination was based on the fact that the value of the SERP benefit in 2021 was based solely on the amounts previously contributed.

(5)
Represents the change in market value of our common stock from December 31, 2020 to December 31, 2021, plus the reinvestment of cash dividends received on the shares of common stock held in the SERP. This amount has not been reported as compensation in the Summary Compensation Table for 2021 or previous years since above-market or preferential returns are not available with respect to the SERP.

(6)
Represents the value of both the initial SERP benefit and the additional SERP benefit as of December 31, 2021, which is calculated by multiplying the 648,290 shares of our common stock held by the rabbi trust on such date by the December 31, 2021 NYSE closing price of our common stock ($91.96), plus accrued cash.

2022 NOTICE OF MEETING AND PROXY STATEMENT
Potential Payments on Termination or Change of Control
Employment and Severance Agreements
Mr. Reed and Mr. Fioravanti each have employment agreements with us, originally entered into in February 2008, with an initial two-year term and automatically renewing two-year terms (unless either party provides notice of non-renewal). Mr. Reed’s employment agreement was amended in December 2008 and September 2010. Mr. Fioravanti’s employment agreement was amended in February 2010 and September 2010. In November 2012, Mr. Reed’s and Mr. Fioravanti’s employment agreements were amended in connection with our REIT restructuring. Mr. Reed’s employment agreement was further amended in December 2020. Mr. Fioravanti’s employment agreement was further amended in March 2022. Mr. Reed’s and Mr. Fioravanti’s employment agreements, together with each of their equity incentive award agreements and the terms of our incentive and other benefit plans, provide for cash payments and other benefits in connection with their termination of employment in various circumstances, including in the event of a Change of Control (as defined below). Payment of these amounts generally is conditioned upon compliance with the other provisions of the agreement, which include confidentiality obligations and nonsolicitation and noncompetition provisions.
Mr. Chaffin, Mr. Lynn and Ms. Hutcheson each have severance agreements with us, entered into in February 2018 (in the case of Mr. Chaffin and Mr. Lynn) and in March 2022 (in the case of Ms. Hutcheson), with a two-year term, and with automatic renewals of the same length (unless either party provides notice of non-renewal). The severance agreements provide for cash payments and other benefits only in connection with Mr. Chaffin’s, Mr. Lynn’s and Ms. Hutcheson’s termination of employment in the event of a Change of Control. Payment of these amounts generally is conditioned upon compliance with the other provisions of the severance agreement, which include confidentiality obligations. In addition, Mr. Chaffin’s, Mr. Lynn’s and Ms. Hutcheson’s equity incentive award agreements, and the terms of our incentive and other benefit plans, provide for other benefits in connection with their termination of employment in various circumstances, including in the event of a Change of Control.
Description of Potential Payments on Termination or Change of Control
The discussion below outlines our obligations to our NEOs upon a termination or Change of Control. Except as otherwise noted, the discussion applies to each NEO.
Payments Made on Any Termination of Employment
Regardless of the manner in which an NEO’s employment with us is terminated, the NEO would be entitled to receive amounts which have been earned by the NEO pursuant to the terms of our incentive and other benefit plans(1).
(1)
These amounts consist of: (1) accrued but unpaid base salary through the date of termination; (2) any unpaid portion of any annual short-term cash incentive compensation bonus for prior calendar years; (3) accrued but unpaid vacation pay, unreimbursed employment-related expenses and other benefits owed to the NEO under our general employee benefit plans or policies; (4) all vested 401(k) plan and SUDCOMP account balances; and (5) in the case of Mr. Reed, his SERP benefit.

2022 NOTICE OF MEETING AND PROXY STATEMENT
Payments Made on Termination With Cause or Resignation Without Good Reason
Mr. Reed’s and Mr. Fioravanti’s employment agreements each provide that if the executive is terminated for Cause(2)or if he resigned without Good Reason(3) he would not be entitled to receive any payments (other than as listed under Payments Made on Any Termination of Employment).
Payments Made on Death or Disability
Mr. Reed’s and Mr. Fioravanti’s employment agreements, together with their equity incentive award agreements and the terms of our incentive and other benefit plans, provide for the following payments and other benefits (in addition to payments under our disability or life insurance plans) if the executive dies or becomes “permanently disabled” (defined as a physical or mental incapacity rendering him unable to perform job duties for 90 consecutive days or for a total of 180 days in any 12 month period):
•	all amounts under Payments Made on Any Termination of Employment above;
•	a pro rata portion of his annual short-term cash incentive compensation in the year of termination;
•	the immediate vesting of all time-based RSUs;
•
for all performance-based RSUs, a pro rata (based on length of service during the performance period) portion of the awards actually vesting to the extent of satisfaction of the applicable performance criteria;

•	the accelerated vesting of all outstanding stock option awards (with an exercise period ending on the option expiration date); and
•
in the case of Mr. Reed, continuation of health care coverage at employee rates for Mr. Reed and his spouse until the earlier of their election to terminate coverage (or their non-payment of premiums), their death or until we stop providing health care coverage to our employees.

In the event of Mr. Chaffin’s, Mr. Lynn’s or Ms. Hutcheson’s death or permanent disability, the executive would be entitled, under the terms of his or her equity incentive award agreements and the terms of our incentive and other benefit plans, to the following (in addition to payments under our disability or life insurance plans):
•	all amounts under Payments Made on Any Termination of Employment above;
•	the immediate vesting of all time-based RSUs;
•
for all performance-based RSUs, a pro rata (based on length of service during the performance period) portion of the awards actually vesting to the extent of satisfaction of the applicable performance criteria; and

•	the accelerated vesting of all outstanding stock option awards (with an exercise period ending on the option expiration date).
(2)
Under Mr. Reed’s and Mr. Fioravanti’s employment agreements, the term “Cause” is defined as: fraud, self-dealing, embezzlement or dishonesty in the course of employment, or any conviction of a crime involving moral turpitude; a failure to comply with any valid or legal company directive, or any material uncured breach of obligations under the employment agreement; or the executive’s failure to adequately perform his responsibilities, as demonstrated by objective and verifiable evidence showing that the business operations under his control have been materially harmed as a result of gross negligence or willful misconduct.

(3)
Under Mr. Reed’s and Mr. Fioravanti’s employment agreements, the term “Good Reason” is defined as: any adverse change in the executive’s position or title (whether or not approved by our Board), any assignment over the executive’s reasonable objection to any duties materially inconsistent with his current status or a substantial adverse alteration in the nature of his responsibilities; a reduction in the executive’s annual base salary; a failure to pay any portion of the executive’s current compensation, or a failure to continue in effect any material compensatory plan (or equivalent) in which the executive may participate; permanent relocation of the executive’s principal place of employment to a location other than our corporate headquarters; a failure to provide, or a material reduction of, any insurance, retirement savings plan or other employee benefits package substantially similar to those enjoyed by other senior executives in which the executive is entitled to participate; or a material uncured breach of the company’s obligations under the executive’s employment agreement (or the company’s failure to renew it).

2022 NOTICE OF MEETING AND PROXY STATEMENT
Payments Made on Termination Without Cause or Resignation for Good Reason (Other Than Following a Change of Control)
Mr. Reed’s and Mr. Fioravanti’s employment agreements, together with their equity incentive award agreements and the terms of our incentive and other benefit plans, provide for the following payments and other benefits if the executive is terminated without Cause (or resigned for Good Reason), other than following a Change of Control:
•	all amounts under Payments Made on Any Termination of Employment above;
•	the following severance payment:
Mr. Reed	Mr. Fioravanti
2x base salary plus 2x last year’s annual short-term cash incentive compensation	1x base salary plus 1x last year’s annual short-term cash incentive compensation
•	in the case of Mr. Fioravanti, a pro rata portion of his annual cash bonus in the year of termination;
•	immediate vesting of RSUs as follows (in the case of performance-based RSUs, to the extent of the satisfaction of applicable performance criteria):
Mr. Reed	Mr. Fioravanti
all awards scheduled to vest within 2 years of termination	all awards scheduled to vest within 1 year of termination
•	the accelerated vesting of the following stock option awards:
Mr. Reed	Mr. Fioravanti
all unvested stock options scheduled to vest within 2 years of termination	all unvested stock options scheduled to vest within 1 year of termination
Mr. Reed would have 2 years from termination to exercise the awards, while Mr. Fioravanti would have 1 year from termination to exercise the awards; and
•
in the case of Mr. Reed, continuation of health care coverage at employee rates for Mr. Reed and his spouse until the earlier of their election to terminate coverage (or their non-payment of premiums), their death or until we stop providing health care coverage to our employees.

Payments Made on Termination Without Cause or Resignation for Good Reason Following a Change of Control
Mr. Reed’s and Mr. Fioravanti’s employment agreements (and Mr. Chaffin’s, Mr. Lynn’s and Ms. Hutcheson’s severance agreements), together with their equity incentive award agreements and the terms of our incentive and other benefit plans, provide for payments and other benefits in the event of a termination in a designated period(4) following a Change of Control. With respect to the employment agreements with Mr. Reed and Mr. Fioravanti (and the severance agreements with Mr. Chaffin, Mr. Lynn and Ms. Hutcheson), a “Change of Control” is deemed to occur if:
•	any person, other than us, our benefit plan or our designated affiliates, becomes the beneficial owner of 35% or more of our outstanding voting stock;
•	a majority of the incumbent members of our Board cease to serve on our Board without the consent of the incumbent Board;
•
following a merger, tender or exchange offer, other business combination or contested election, the holders of our stock prior to the transaction hold less than a majority of the combined voting power of the combined entity; or

•	we sell all or substantially all of our assets.
(4)	For Mr. Reed and Mr. Fioravanti, this period is one year. For Mr. Chaffin, Mr. Lynn and Ms. Hutcheson, this period is two years.

2022 NOTICE OF MEETING AND PROXY STATEMENT
If any of our NEOs were terminated without Cause(5) (or resigned for Good Reason(6)) following a Change of Control within the designated period, the executive would be entitled to receive:
•	all amounts under Payments Made on Any Termination of Employment above;
•	the following severance payment:
Mr. Reed & Mr. Fioravanti	Mr. Chaffin, Mr. Lynn & Ms. Hutcheson
3x base salary plus 3x highest short-term cash incentive compensation in last 3 years	2x base salary plus 2x last year’s annual short-term cash incentive compensation
•	immediate vesting of all RSUs, with performance-based RSUs vesting at the target level;
•	the accelerated vesting of all outstanding stock option awards. Each NEO would have 2 years from termination to exercise the awards;
•
continuation of health care coverage at employee rates: for Mr. Reed and his spouse, until the earlier of their election to terminate such coverage (or non-payment of premiums), their death or until we stop providing health care coverage to our employees; for Mr. Fioravanti, for 3 years from termination; for Mr. Chaffin, Mr. Lynn and Ms. Hutcheson, for 2 years from the Change of Control;

•	in the case of Mr. Fioravanti, executive physical examination fees for 3 years.
In addition, under the terms of our omnibus incentive plan and the award agreements issued thereunder, in the event of a Change of Control(7), irrespective of any termination of employment, all outstanding RSU awards held by our NEOs and other employees would vest immediately, with performance-based RSUs vesting at target level, and all outstanding stock option awards held by our NEOs and other employees would automatically accelerate and become exercisable.
(5)	The severance agreements for Mr. Chaffin, Mr. Lynn and Ms. Hutcheson provide that the executive may be terminated for Cause if the executive was terminated for gross misconduct.
(6)
The severance agreements for Mr. Chaffin, Mr. Lynn and Ms. Hutcheson provide that the executive may terminate his or her employment for Good Reason following a Change of Control if: the executive’s salary is reduced, there is a material reduction in the executive’s benefits or there is a material change in the executive’s status, working conditions or management responsibilities; or the executive is required to relocate his/her residence more than 100 miles from our corporate headquarters.

(7)
Under our 2016 omnibus incentive plan, a “Change of Control” is deemed to occur if: (i) any person (subject to certain exceptions) becomes the beneficial owner of 35% or more of the combined voting power of our then outstanding voting securities; (ii) two-thirds of the incumbent members of our Board cease to serve on our Board without the consent of the incumbent Board; (iii) following the consummation of a merger, consolidation or reorganization, (a) the holders of our voting securities immediately prior to the transaction hold less than a majority of the combined voting power of the resulting entity in substantially the same proportion as their ownership prior to such merger, consolidation or reorganization, (b) the individuals who were members of the incumbent Board immediately prior to the execution of the agreement providing for such transaction constitute less than two-thirds of the members of the board of directors of the resulting entity, and (c) no person (subject to certain exceptions) has beneficial ownership of 35% or more of the resulting entity’s then outstanding voting securities; (iv) we completely liquidate or dissolve the company; or (v) we sell substantially all of our assets to any person, other than a transfer to a subsidiary of the company.

2022 NOTICE OF MEETING AND PROXY STATEMENT
Summary of Potential Payments on Termination or Change of Control
The following tables estimate the value of the potential payments on termination or change of control of the company for the NEOs as of December 31, 2021.
Benefits and Payments Upon Termination	Termination for Cause or Resignation Without Good Reason ($)	Retirement ($)	Death or Disability ($)	Termination Without Cause or Resignation for Good Reason ($)	Termination Without Cause or Resignation for Good Reason Upon a Change of Control(9) ($)
Cash Severance
Mr. Reed	—	—	—	2,200,000(1)	9,656,064(2)
Mr. Fioravanti	—	—	—	618,000(3)	4,776,678(2)
Mr. Chaffin	—	—	—	—	978,500(1)
Mr. Lynn	—	—	—	—	824,000(1)
Ms. Hutcheson	—	—	—	—	350,200(1)
Non-Equity Incentive Compensation
Mr. Reed	—	—	—	—	—
Mr. Fioravanti	—	—	—	—	—
Mr. Chaffin	—	—	—	—	—
Mr. Lynn	—	—	—	—	—
Ms. Hutcheson	—	—	—	—	—
Performance-Based RSU Accelerated Vesting(4)
Mr. Reed	—	—	9,382,495	2,925,340	9,382,495
Mr. Fioravanti	—	—	3,483,629	459,800	3,483,629
Mr. Chaffin	—	—	1,690,409	—	1,690,409
Mr. Lynn	—	—	1,522,766	—	1,522,766
Ms. Hutcheson	—	—	804,650	—	804,650
Time-Based RSU Accelerated Vesting(5)
Mr. Reed	—	—	4,569,768	3,104,018	4,569,768
Mr. Fioravanti	—	—	1,785,679	665,331	1,785,679
Mr. Chaffin	—	—	1,188,767	—	1,188,767
Mr. Lynn	—	—	754,716	—	754,716
Ms. Hutcheson	—	—	565,646	—	565,646
Other Benefits and Perquisites
Mr. Reed	—	—	223,076(6)	223,076(6)	223,076(6)
Mr. Fioravanti	—	—	—	—	43,302(7)
Mr. Chaffin	—	—	—	—	44,008(8)
Mr. Lynn	—	—	—	—	44,008(8)
Ms. Hutcheson	—	—	—	—	44,008(8)

2022 NOTICE OF MEETING AND PROXY STATEMENT
(1)
Amount equal to two times base salary in effect at December 31, 2021, plus two times short-term cash incentive compensation for the 2020 fiscal year. In the case of Ms. Hutcheson, represents amounts payable under her severance agreement in effect as of December 31, 2021, which provided for a payment of one times base salary in effect at December 31, 2021, plus one times short-term cash incentive compensation for the 2020 fiscal year. If Ms. Hutcheson’s amended and restated severance agreement, which became effective on March 1, 2022, had been in effect as of December 31, 2021, she would have been entitled to a payment of $700,400.

(2)
Amount equal to three times base salary in effect at December 31, 2021, plus three times short-term cash incentive compensation for the 2019 fiscal year (the highest short-term cash incentive compensation for the last three fiscal years).

(3)	Amount equal to one times base salary in effect at December 31, 2021, plus one times short-term cash incentive compensation for the 2020 fiscal year.
(4)
Calculated by multiplying the number of shares of common stock to be issued on the vesting of such award(s) by the December 31, 2021 NYSE closing price of our common stock ($91.96), assuming vesting at the target (100%) performance level. The 2019 performance-based RSUs ultimately vested in March 2022 at the stretch (150%) payout level based on our achievement of TSR over the applicable performance period, as determined by the Human Resources Committee. The number of shares of common stock to be issued upon vesting of the remaining performance-based RSUs will ultimately be based upon the actual achievement of the performance goals stated in the applicable award agreement.

(5)	Calculated by multiplying the number of shares of common stock to be issued on the vesting of such award(s) by the December 31, 2021 NYSE closing price of our common stock ($91.96).
(6)
Represents health insurance coverage for Mr. Reed and his spouse for a period of 14 years (assuming a life expectancy of 88 years for Mr. Reed and assuming an annual cost of $15,934, which was the cost of such benefit in 2021).

(7)	Represents health insurance coverage and physical examination fees for a period of three years.
(8)	Represents the employer portion of health insurance premiums for family coverage for a period of two years.
(9)
The awards underlying the amounts set forth under the headings “Performance-Based RSU Accelerated Vesting” and “Time-Based RSU Accelerated Vesting” will automatically vest, with performance-based RSU awards vesting at target level, upon a Change of Control (as defined in the applicable omnibus incentive plan and the award agreements issued thereunder), irrespective of whether or not the NEO is terminated in connection with a Change of Control.

2022 NOTICE OF MEETING AND PROXY STATEMENT
Director Compensation
Cash Compensation
Each non-employee director received the following annual cash compensation in 2021:
Compensation Item	Amount ($)
Annual Retainer (Independent Directors)	65,000
Lead Independent Director	30,000
Audit Committee Chairman	25,000
Human Resources Committee Chairman	20,000
Nominating and CG Committee Chairman	15,000
Audit Committee Members	10,000
Human Resources Committee Members	10,000
Nominating and CG Committee Members	7,500
No changes were made to the level of cash compensation received by our non-employee directors in 2021 as set forth above compared to 2020. This level of annual cash compensation, which was recommended by the Human Resources Committee and approved by the full Board of Directors, was determined based on, among other factors, peer group and general market information provided to the Human Resources Committee by Aon.
Directors may elect to defer their cash compensation in the form of RSUs, the receipt of which will be deferred until either a specified date or the director’s retirement or resignation from the Board. All directors are reimbursed for expenses incurred in attending meetings. Mr. Reed does not receive cash compensation for his service as a director.
Equity-Based Compensation
During 2021 each non-employee director received, as of the date of the first board meeting following the annual meeting of stockholders, an annual grant of RSUs having a fixed dollar value of $100,000 (based upon the fair market value of our common stock on the grant date). The level of annual equity-based compensation paid to non-employee directors, which was recommended by the Human Resources Committee and approved by the full Board of Directors, was determined based on, among other factors, peer group and general market information provided to the Human Resources Committee by Aon.
RSUs granted to directors vest fully on the first anniversary of the date of grant and are settled in shares of our common stock on such date, unless receipt of such shares is deferred by the director. Until shares of common stock are issued in conversion of the RSUs, the director does not have any rights as a stockholder with respect to such RSUs, other than the right to receive additional RSUs equal to any dividends paid on our common stock.
Director Stock Ownership Guidelines
We have adopted stock ownership guidelines for our non-employee directors, which require directors to hold a minimum of 6,000 shares of our common stock, with a five-year time period to comply. Shares of common stock issuable upon the vesting of RSUs are credited toward this requirement. If a non-employee director is not currently in compliance with these guidelines (regardless of the applicable grace period for compliance) the non-employee director must retain 50% of the net shares (after satisfying any tax obligations and any required payments upon exercise) received upon vesting of RSUs or the exercise of stock options. As of January 31, 2022 (the annual compliance date), after taking into account the applicable grace period, all of our non-employee directors then serving in office met this requirement, as follows:
	Required Ownership (#)	Shares Owned(1) (#)
Rachna Bhasin	6,000	9,395
Alvin Bowles	6,000	7,193
Christian Brickman	6,000	1,843
Fazal Merchant	6,000	7,083
Patrick Moore	6,000	16,554
Christine Pantoya	6,000	5,373
Robert Prather	6,000	34,932
(1)
Includes the following shares represented by RSUs held by each director: Ms. Bhasin: 1,405; Mr. Bowles: 5,309; Mr. Brickman: 1,843; Mr. Merchant: 1,405; Mr. Moore: 14,054; Ms. Pantoya: 1,405; and Mr. Prather: 30,972.

2022 NOTICE OF MEETING AND PROXY STATEMENT
2021 Non-Employee Director Compensation Table
The following table summarizes the annual compensation for 2021 for our non-employee directors who served as directors in 2021.
Name (a)	Fees Earned or Paid in Cash(1) ($)(b)	Stock Awards(2) ($)(c)	Option Awards ($)(d)	Non-Equity Incentive Plan Compen- sation ($)(e)	Change in Pension Value and Nonqualified Deferred Compen- sation Earnings(3) ($)(f)	All Other Compen- sation ($)(g)	Total ($)(h)
Rachna Bhasin	73,438	100,022	—	—	—	—	173,460
Alvin Bowles	70,938	100,022	—	—	—	—	170,960
Christian Brickman	37,500	100,022	—	—	—	—	137,522
Fazal Merchant	78,438	100,022	—	—	—	—	178,460
Patrick Moore	88,438	100,022	—	—	—	—	188,460
Christine Pantoya	74,688	100,022	—	—	—	—	174,710
Robert Prather	105,938	100,022	—	—	—	—	205,960
Michael Roth(4)	55,938	—	—	—	—	—	55,938
(1)
The amount listed above represents cash compensation paid to the director or amounts which have been deferred by the director, as described above. Compensation for service on the Board and its committees is payable quarterly in arrears. Due to the timing of payments, these amounts may not correspond to the amounts listed above under Cash Compensation.

(2)
Represents the grant date fair value of the annual grant of 1,405 RSUs to the non-employee directors then serving as directors on May 13, 2021, determined in accordance with FASB ASC Topic 718. See Note 7 to our consolidated financial statements for the three years ended December 31, 2021 filed with the SEC on February 25, 2022 for the assumptions made in determining grant date fair value. As of December 31, 2021, the non-employee directors then serving as directors held the following RSUs (consisting of annual RSU grants, including RSUs previously deferred, and RSUs granted pursuant to the directors deferred compensation plan, as adjusted for dividends paid on our common stock):

Non-Employee Director	RSUs (#)
Rachna Bhasin	1,405
Alvin Bowles	5,309
Christian Brickman	1,843
Fazal Merchant	1,405
Patrick Moore	14,054
Christine Pantoya	1,405
Robert Prather	30,972
(3)
During 2021 three directors elected to defer annual cash compensation pursuant to the directors deferred compensation plan described above. No amount would have been reported in this column due to the fact that above-market or preferential earnings were not available under the plan.

(4)	Does not include the $55,000 in fees paid to Mr. Roth for his service as a Director Emeritus from May to December 2021.

2022 NOTICE OF MEETING AND PROXY STATEMENT
Certain Transactions

Since January 1, 2021 there have not been any related person transactions that are required to be disclosed pursuant to Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934.
Our policies and procedures for the review, approval or ratification of related person transactions (including those required to be disclosed under Item 404(a) of SEC Regulation S-K) are referenced in our Code of Business Conduct and Audit Committee charter and are as follows: Possible related person transactions are first screened by the company’s legal department for materiality and then sent to the Audit Committee of the Board (or, if otherwise determined by the Board, another committee of the Board) for review, discussion with the company’s management and independent registered public accounting firm and approval. In its discretion, the Audit Committee (or other committee) may also consult with our legal department or external legal counsel. Audit Committee (or other committee) review and approval of related person transactions would be evidenced in the minutes of the applicable Audit Committee (or other committee) meeting.
Equity Compensation Plan Information
December 31, 2021 Equity Compensation Plan Information Table
The table below includes information about our equity compensation plans as of December 31, 2021:
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders	561,216(1)	— (1)	848,750
Equity compensation plans not approved by security holders	—	—	—
Total:	561,216(1)	—(1)	848,750
(1)
Consists of: 283,644 shares issuable upon the vesting of time-based RSUs, with a weighted-average grant date fair value of $76.88 per share; and 277,572 shares issuable upon the vesting of performance-based RSUs, with a weighted-average grant date fair value of $79.19 per share (valuing the 2019 performance-based RSUs at the stretch (150%) level and the remaining performance-based RSUs outstanding at the target (100%) level).

2022 NOTICE OF MEETING AND PROXY STATEMENT
Our Independent Registered Public Accounting Firm
Appointment of Ernst & Young LLP
The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of our independent registered public accounting firm. The committee has appointed Ernst & Young LLP as our independent registered public accounting firm, who will audit our consolidated financial statements for 2022 and the effectiveness of our internal control over financial reporting as of December 31, 2022. This appointment has been submitted for your ratification.
The committee and the Board believe that the continued retention of Ernst & Young LLP as our independent registered public accounting firm is in the best interests of the company and its stockholders. In making this determination, the committee and the Board have taken into account Ernst & Young LLP’s significant institutional knowledge of our business, operations, accounting policies and financial systems, and internal controls framework, as well as Ernst & Young LLP’s technical expertise (including with respect to REITs), efficiency of services, quality of communications with the committee and management and independence. In addition, in accordance with applicable rules on partner rotation, Ernst & Young LLP rotates its lead audit engagement partner not less than every five years. The committee is involved in considering the selection of Ernst & Young LLP’s primary engagement partner when there is a rotation.
If you do not ratify the appointment of Ernst & Young LLP, the committee will reconsider their appointment. Ernst & Young LLP has served as our independent registered public accounting firm since 2002. Representatives of Ernst & Young LLP will attend the Annual Meeting and will have an opportunity to speak and respond to your questions.
Fee Information
We paid the following amounts as audit, audit-related, tax and other services fees to Ernst & Young LLP for the years ended December 31, 2021 and 2020:
Description of Services	2021 Fees ($)	2020 Fees ($)
Audit Fees	1,993,301	1,378,975
Audit-Related Fees	1,244,543	211,000
Tax Fees	1,097,268	199,935
All Other Fees	—	—
Total:	4,335,112	1,789,910
Audit and Audit-Related Services
The fees for audit services during 2021 and 2020 include fees associated with the audit of our consolidated financial statements, including the audit of internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act, issuances of comfort letters and assistance with documents filed with the SEC and reviews of our 2021 and 2020 quarterly financial statements. The fees for audit-related services during 2021 primarily represent fees related to stand-alone audits of certain of our subsidiaries. The fees for audit-related services in 2020 related to a stand-alone audit of the Gaylord Rockies joint venture (of which we paid our pro rata share). Ernst & Young LLP did not provide professional services during 2021 or 2020 related to financial information systems design and implementation.
We believe that the engagement of Ernst & Young LLP to provide these REIT-related services, and the amount of fees paid to Ernst & Young LLP in 2021 to provide these services, was appropriate and in the best interests of the company and our stockholders given Ernst & Young LLP’s expertise and historical knowledge of our company and its organizational structure.
Tax Services
In 2021, approximately 19% of fees for tax services related to general tax compliance matters, tax advice and planning, and tax assistance with respect to our REIT compliance efforts. The remaining 81% of fees in 2021 were for non-recurring tax services related primarily to tax advice and planning with respect to a legal entity restructuring. In 2020, approximately 48% of fees for tax services related to general tax compliance matters, tax advice and planning, and tax

2022 NOTICE OF MEETING AND PROXY STATEMENT
assistance with respect to our REIT compliance efforts. The remaining 52% of fees in 2020 were for non-recurring tax services related primarily to tax advice and planning with respect to a legal entity restructuring and the transaction in which we increased our ownership interest in the Gaylord Rockies joint venture.
We expect that, due to our REIT status and the nature of our assets, tax services fees paid to Ernst & Young LLP in a given year may be higher than those tax services fees paid to Ernst & Young LLP than in years when we were operating as a taxable operating company. However, we believe that the engagement of Ernst & Young LLP to provide these REIT-related services, and the amount of fees paid to Ernst & Young LLP in 2021 and 2020 to provide these services, was appropriate and in the best interests of the company and our stockholders given Ernst & Young LLP’s expertise and historical knowledge of our company and its organizational structure. We believe this expertise is critical to our ongoing REIT compliance efforts.
Audit Committee Pre-Approval Policy
All audit, audit-related, tax and other services were pre-approved by the committee, which concluded that the provision of such services by Ernst & Young LLP was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. The committee’s pre-approval policy provides for pre-approval of audit, audit-related, tax and other services specifically described by the committee on an annual basis, and individual engagements anticipated to exceed pre-established thresholds must be separately approved. The policy also requires specific approval by the committee if total fees for audit-related and tax services would exceed total fees for audit services in any fiscal year. The policy authorizes the committee to delegate to one or more of its members pre-approval authority with respect to permitted services.

2022 NOTICE OF MEETING AND PROXY STATEMENT
Audit Committee Report

The following report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any of our filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent we specifically incorporate this report by reference therein.
The committee operates under a written charter originally adopted by the Board on February 4, 2004, as amended, which can be found on our website under “Corporate Governance” on the Investor Relations page. The charter is also available in print to any stockholder who requests it by making a written request addressed to:
Ryman Hospitality Properties, Inc.
Attn: Corporate Secretary
One Gaylord Drive
Nashville, Tennessee 37214
All members of the committee meet the SEC and NYSE definitions of independence and financial literacy for audit committee members. In addition, the Board has determined that Mr. Merchant and Mr. Brickman are “audit committee financial experts” for purposes of SEC rules. During the fall of 2021 the committee conducted its annual self-evaluation in order to assess its effectiveness, and at its December 2021 meeting the committee members discussed the results of its self-evaluation process.
The committee reviews the financial information provided to stockholders and others, oversees the performance of the internal audit function and the system of internal control over financial reporting which management and the Board have established, oversees compliance with legal and regulatory requirements by the company and its employees relating to the preparation of financial information and reviews the independent registered public accounting firm’s qualifications, independence and performance.
As part of its oversight of our financial statements, the committee has:
•
reviewed and discussed our audited financial statements for the year ended December 31, 2021, and the financial statements for the three years ended December 31, 2021, with management and Ernst & Young LLP, our independent registered public accounting firm;

•	discussed with Ernst & Young LLP the matters required to be discussed by applicable requirements of the Public Company Accounting Oversight Board and the SEC; and
•
received the written disclosures and the letter from Ernst & Young LLP required by the applicable requirements of the Public Company Accounting Oversight Board regarding Ernst & Young LLP’s communications with the committee on independence, and has discussed with Ernst & Young LLP its independence.

2022 NOTICE OF MEETING AND PROXY STATEMENT
The committee also has considered whether the provision by Ernst & Young LLP of non-audit services described under Our Independent Registered Public Accounting Firm above is compatible with maintaining Ernst & Young LLP’s independence.
The committee’s review and discussion of the audited financial statements with management included a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, the clarity of disclosures in the financial statements, and the adequacy and effectiveness of the company’s financial reporting procedures, disclosure controls and procedures and internal control over financial reporting, including management’s assessment and report on internal control over financial reporting. In addressing the quality of management’s accounting judgments, members of the committee asked for management’s representations that our audited consolidated financial statements have been prepared in conformity with generally accepted accounting principles. In performing these functions, the committee acts in an oversight capacity. In its oversight role, the committee relies on the work and assurances of management, which has the primary responsibility for financial statements and reports, and of Ernst & Young LLP, which in its report expresses an opinion on the conformity of our annual financial statements with generally accepted accounting principles.
In reliance on these reviews and discussions and the report of the independent registered public accounting firm, the committee recommended to the Board that the audited financial statements be included in the company’s Annual Report on Form 10-K for the year ended December 31, 2021, for filing with the SEC.
Audit Committee:
Fazal Merchant, Chairman
Alvin Bowles
Christian Brickman
Christine Pantoya

2022 NOTICE OF MEETING AND PROXY STATEMENT
Submitting Stockholder Proposals and Nominations for 2023 Annual Meeting
Stockholder Proposals
If you would like to submit a proposal for inclusion in our proxy statement for the 2023 annual meeting under SEC Rule 14a-8, your proposal must be in writing and be received by us at our principal executive offices prior to the close of business on December 6, 2022 and otherwise comply with the requirements of Rule 14a-8.
If you want to bring business before the 2023 annual meeting which is not the subject of a proposal submitted for inclusion in the proxy statement under Rule 14a-8 (excluding director nominations, which are discussed below under Nominations of Board Candidates), our Bylaws require that you deliver a notice in proper written form (and provide all information required by our Bylaws) to our Secretary by February 11, 2023, but not before January 12, 2023 (or, if the annual meeting is called for a date that is not within 30 days of May 12, 2023, the notice must be received not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever first occurs). If the presiding officer at an annual meeting determines that business was not properly brought before the annual meeting in accordance with the procedures set forth in our Bylaws, then the presiding officer will declare to the meeting that your business was not properly brought before the meeting, and your business will not be transacted at that meeting.
Nominations of Board Candidates
If you wish to nominate an individual to serve as a director, our Bylaws require that you deliver timely notice of the nomination in proper written form, as provided by our Bylaws. The notice must include certain biographical information regarding the proposed nominee, a completed written questionnaire with respect to each proposed nominee setting forth the background and qualifications of such proposed nominee (which questionnaire will be provided by the Secretary upon written request), the proposed nominee’s written consent to nomination and the additional information as set forth in our Bylaws.
For a stockholder’s notice to the Secretary to be timely under our Bylaws, it must be delivered to or mailed and received at our principal executive offices: (a) in the case of a nomination to be voted on at an annual meeting, by February 11, 2023, but not before January 12, 2023 (or, if the annual meeting is called for a date that is not within 30 days of May 12, 2023, the notice must be received not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever first occurs); and (b) in the case of a special meeting of stockholders called for the purpose of electing directors, not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs. If the presiding officer at a meeting determines that a nomination was not properly made in accordance with the procedures set forth in our Bylaws, then the presiding officer will declare to the meeting that the nomination was defective, and the defective nomination shall be disregarded.
In addition to satisfying the foregoing requirements under our Bylaws to comply with SEC Rule 14a-19 (once effective), stockholders who intend to solicit proxies in support of proposed nominees other than the proposed nominees set forth by the Board must provide notice that sets forth the information required by SEC Rule 14a-19 no later than March 13, 2023.

2022 NOTICE OF MEETING AND PROXY STATEMENT
Discretionary Voting of Proxies on Other Matters
We do not intend to bring any proposals to the Annual Meeting other than Proposals 1, 2 and 3. As noted above, our Bylaws require stockholders to give advance notice of any proposal intended to be presented at an annual meeting. The deadline for this notice has passed, and we did not receive any such notice made in compliance with our Bylaws. If any other matter properly comes before our stockholders for a vote at the Annual Meeting, the persons named in the accompanying proxy card intend to vote the shares represented by them in accordance with their best judgment.
Instructions for Attending the Annual Meeting Virtually
We intend to conduct the Annual Meeting both in-person and online via live webcast. However, we may impose additional procedures or limitations on in-person meeting attendees, or we may decide to hold the meeting entirely online (i.e., a virtual-only meeting), depending on public health conditions or guidelines in effect at the time of the Annual Meeting. We will announce any changes to the Annual Meeting via a press release and the filing of additional soliciting materials with the Securities and Exchange Commission, and we will also announce any changes on our proxy website, located at http://ir.rymanhp.com/proxy. We encourage you to check this website in advance if you plan to attend the Annual Meeting in person.
To participate in the Annual Meeting virtually, visit www.virtualshareholdermeeting.com/RHP2022 and enter the control number included on your proxy materials. You may begin to log into the meeting platform beginning at 9:45 a.m. central time on May 12, 2022. The Annual Meeting will begin promptly at 10:00 a.m. central time.
The virtual meeting platform is fully supported across browsers (Internet Explorer, Chrome and Safari) and devices (including computers, tablets and cell phones) running the most updated version of applicable software. Participants should ensure that they have a reliable WiFi connection whenever they intend to participate in the Annual Meeting. Participants should allow time to log in and ensure that they can hear streaming audio prior to the start of the meeting. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual meeting log-in page.
If you wish to submit a question prior to the Annual Meeting, you may do so beginning at 8:00 a.m. central time on April 19, 2022, until 10:59 p.m. central time on April 26, 2022, by logging into www.proxyvote.com and entering your control number included on your proxy materials. Once past the login screen, click on “Question for Management”, type in your question and click “Submit”. In addition, www.proxyvote.com will re-open for questions beginning at 7:30 a.m. central time on May 9, 2022 until 10:59 p.m. central time on May 11, 2022. If you would like to submit your question during the Annual Meeting, log into the virtual meeting platform at www.virtualshareholdermeeting.com/RHP2022, type your question into the “Ask a Question” field and click “Submit”.
Questions pertinent to meeting matters will be answered during the question and answer period immediately following the formal business portion of the Annual Meeting. In order to give as many shareholders as possible the opportunity to ask questions, each shareholder will be limited to one question. Questions regarding personal matters, such as employment or service-related issues, or other matters not deemed pertinent to meeting matters or not otherwise suitable for discussion at the meeting (in the discretion of the presiding officer at the meeting) will not be answered. Any questions suitable for discussion at the meeting that cannot be answered during the Annual Meeting due to time constraints will be posted online and answered at http://ir.rymanhp.com/proxy. The questions and answers will be available as soon as practicable after the Annual Meeting and will remain available for two weeks after posting.
By Order of the Board of Directors,

Scott J. Lynn, Secretary
Nashville, Tennessee
April 5, 2022

2022 NOTICE OF MEETING AND PROXY STATEMENT
Appendix A
Reconciliation of Non-GAAP Financial Measures to GAAP Measures
Reconciliation of FFO(1) Available to Common Shareholders and Unit Holders
and Adjusted FFO Available to Common Shareholders and Unit Holders
to Net Income
(in thousands, except per share data)
	Twelve Months Ended December 31,
	2021	2020
Net loss	$(194,801)	$(460,821)
Noncontrolling interest in consolidated joint venture	16,501	42,474
Net loss available to common shareholders and unit holders	$(178,300)	$(418,347)
Depreciation & amortization	220,211	214,933
Adjustments for noncontrolling interest	(11,069)	(33,213)
Pro rata adjustments from joint ventures	73	50
FFO available to common shareholders and unit holders	$30,915	$(236,577)
Right-of-use asset amortization	146	149
Non-cash lease expense	4,375	4,474
Pension settlement charge	1,379	1,740
Credit loss on held-to-maturity securities	—	32,784
Gain on other assets	(317)	(1,161)
Write-off of deferred financing costs	—	281
Amortization of deferred financing costs	8,790	7,948
Amortization of debt premiums	(279)	(267)
Loss on extinguishment of debt	2,949	—
Adjustments for noncontrolling interest	(294)	(932)
Transaction costs on acquisitions	360	15,437
Deferred tax expense	4,006	26,526
Adjusted FFO available to common shareholders and unit holders	$52,030	$(149,598)
Capital expenditures(2)	(38,451)	(17,341)
Adjusted FFO available to common shareholders and unit holders (ex. maintenance capital)	$13,579	$(166,939)
Basic net loss per share	$(3.21)	$(7.59)
Fully diluted net loss per share	$(3.21)	$(7.59)
FFO available to common shareholders and unit holders per basic share/unit	$0.56	$(4.29)
Adjusted FFO available to common shareholders and unit holders per basic share/unit	$0.94	$(2.71)
FFO available to common shareholders per diluted share/unit	$0.56	$(4.29)
Adjusted FFO available to common shareholders per diluted share/unit	$0.94	$(2.71)
(1)
We calculate FFO, which definition is clarified by NAREIT in its December 2018 white paper as net income (calculated in accordance with GAAP) excluding depreciation and amortization (excluding amortization of deferred financing costs and debt discounts), gains and losses from the sale of certain real estate assets, gains and losses from a change in control, impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciated real estate held by the entity, income (loss) from consolidated joint ventures attributable to noncontrolling interest, and pro rata adjustments for unconsolidated joint ventures. To calculate Adjusted FFO available to common shareholders and unit holders, we then exclude, to the extent the following adjustments occurred during the periods presented:

•	right-of-use asset amortization;
•	impairment charges that do not meet the NAREIT definition above;
•	write-offs of deferred financing costs;

2022 NOTICE OF MEETING AND PROXY STATEMENT
•	amortization of debt discounts or premiums and amortization of deferred financing costs;
•	losses on extinguishment of debt;
•	non-cash lease expense;
•	credit loss on held-to-maturity securities;
•	pension settlement charges;
•	additional pro rata adjustments from unconsolidated joint ventures;
•	(gains) losses on other assets;
•	transaction costs of acquisitions;
•	deferred income tax expense (benefit); and
•	any other adjustments we have identified herein.
To calculate adjusted FFO available to common shareholders and unit holders (excluding maintenance capex), we then exclude FF&E reserve for managed properties and maintenance capital expenditures for non-managed properties. FFO available to common shareholders and unit holders, Adjusted FFO available to common shareholders and unit holders and Adjusted FFO available to common shareholders and unit holders (excluding maintenance capex) exclude the ownership portion of Gaylord Rockies joint venture not controlled or owned by the Company in prior periods.
We believe that the presentation of these non-GAAP financial measures provides useful information to investors regarding the performance of our ongoing operations because each presents a measure of our operations without regard to specified non-cash items such as real estate depreciation and amortization, gain or loss on sale of assets and certain other items which we believe are not indicative of the performance of our underlying hotel properties. We believe that these items are more representative of our asset base than our ongoing operations. We also use these non-GAAP financial measures as measures in determining our results after taking into account the impact of our capital structure.
(2)	Represents furniture, fixtures and equipment reserve for managed properties and maintenance capital expenditures for non-managed properties.

2022 NOTICE OF MEETING AND PROXY STATEMENT
Reconciliation of Consolidated Adjusted EBITDAre(1) to Net Income
(in thousands)
	Twelve Months Ended December 31,
	2021		2020
Consolidated		Margin		Margin
Revenue	$939,373		$524,475
Net loss	$(194,801)	-20.7%	$(460,821)	-87.9%
Interest expense, net	119,662		108,479
Provision for income taxes	4,957		27,084
Depreciation and amortization	220,357		215,082
Gain on disposal of assets	(315)		(1,154)
Pro rata EBITDAre from unconsolidated joint ventures	73		48
EBITDAre	149,933	16.0%	(111,282)	-21.2%
Preopening costs	737		1,665
Non-cash lease expense	4,375		4,474
Equity-based compensation expense	12,104		8,732
Pension settlement charge	1,379		1,740
Credit loss on held-to-maturity securities	—		32,784
Interest income on Gaylord National bonds	5,502		6,171
Loss on extinguishment of debt	2,949		—
Transaction costs of acquisitions	360		15,437
Adjusted EBITDAre	$177,339	18.9%	$(40,279)	-7.7%
Adjusted EBITDAre of noncontrolling interest in consolidated joint venture	1,017		(3,989)
Consolidated Adjusted EBITDAre, excluding noncontrolling interest in consolidated joint venture	$178,356	19.0%	$(44,268)	-8.4%
(1)
We calculate EBITDAre, which is defined by NAREIT in its September 2017 white paper as net income (calculated in accordance with GAAP) plus interest expense, income tax expense, depreciation and amortization, gains or losses on the disposition of depreciated property (including gains or losses on change in control), impairment write-downs of depreciated property and of investments in unconsolidated affiliates caused by a decrease in the value of depreciated property or the affiliate, and adjustments to reflect the entity’s share of EBITDAre of unconsolidated affiliates. Adjusted EBITDAre is then calculated as EBITDAre, plus, to the extent the following adjustments occurred during the periods presented:

•	preopening costs;
•	non-cash lease expense;
•	equity-based compensation expense;
•	impairment charges that do not meet the NAREIT definition above;
•	credit losses on held-to-maturity securities;
•	any transaction costs of acquisitions;
•	loss on extinguishment of debt;
•	pension settlement charges;
•	pro rata Adjusted EBITDAre from unconsolidated joint ventures; and
•	any other adjustments we have identified herein.
We then exclude the pro rata share of Adjusted EBITDAre related to noncontrolling interests in consolidated joint ventures to calculate Adjusted EBITDAre, excluding noncontrolling interest in consolidated joint venture.
We use EBITDAre, Adjusted EBITDAre and Adjusted EBITDAre, excluding noncontrolling interest in consolidated joint venture to evaluate our operating performance. We believe that the presentation of these non-GAAP metrics provides useful information to investors regarding our operating performance and debt leverage metrics, and that the presentation of these non-GAAP financial measures, when combined with the primary GAAP presentation of net income, is beneficial to an investor’s complete understanding of our operating performance. We make additional adjustments to EBITDAre when evaluating our performance because we believe that presenting Adjusted EBITDAre and Adjusted EBITDAre, excluding noncontrolling interest in consolidated joint venture provides useful information to investors regarding our operating performance and debt leverage metrics.

RYMAN HOSPITALITY PROPERTIES, INC.
ONE GAYLORD DRIVE
NASHVILLE, TN 37214

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

During The Meeting - Go to **www.virtualshareholdermeeting.com/RHP2022**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D66784-P66081 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

RYMAN HOSPITALITY PROPERTIES, INC.

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees:	**For**	**Against**	**Abstain**
1a. Rachna Bhasin	☐	☐	☐
1b. Alvin Bowles Jr.	☐	☐	☐
1c. Christian Brickman	☐	☐	☐
1d. Mark Fioravanti	☐	☐	☐
1e. Fazal Merchant	☐	☐	☐
1f. Patrick Moore	☐	☐	☐
1g. Christine Pantoya	☐	☐	☐
1h. Robert Prather, Jr.	☐	☐	☐
1i. Colin Reed	☐	☐	☐
1j. Michael Roth	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2 and 3.	**For**	**Against**	**Abstain**
2. To approve, on an advisory basis, the Company's executive compensation.	☐	☐	☐
3. To ratify the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for fiscal year 2022.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

D66785-P66081

RYMAN HOSPITALITY PROPERTIES, INC.
Annual Meeting of Stockholders
May 12, 2022 10:00 A.M. Central Time
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Colin Reed, Robert Prather, Jr. and Scott Lynn, or each of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Ryman Hospitality Properties, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 A.M. Central Time on May 12, 2022 at the Gaylord Opryland Resort & Convention Center, 2800 Opryland Drive, Nashville, Tennessee 37214 (or an alternative place or solely by means of remote communication), and any adjournment or postponement thereof. Stockholder(s) may also attend the Annual Meeting of Stockholders via the Internet at www.virtualshareholdermeeting.com/RHP2022. In their discretion the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting of Stockholders or any postponement or adjournment thereof.

We may decide to hold the Annual Meeting of Stockholders solely by means of remote communication, or hold the Annual Meeting of Stockholders in a different location or impose additional procedures or limitations on attendees of the Annual Meeting of Stockholders, depending on public health and safety concerns. We will announce any such updates on our proxy website (http://ir.rymanhp.com/proxy), and will issue a press release in the event that we elect to hold the Annual Meeting of Stockholders solely by means of remote communication, and we encourage you to check this website prior to the Annual Meeting of Stockholders if you plan to attend in-person. Stockholders may attend the Annual Meeting of Stockholders via the Internet at www.virtualshareholdermeeting.com/RHP2022.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. This proxy also provides voting instructions for shares held by Lincoln Financial Group, the Trustee for the Company's 401(k) Savings Plan, and directs such Trustee to vote, as indicated on the reverse side of this card, any shares allocated to the account in this plan. The Trustee will vote these shares as you direct. The Trustee will vote allocated shares of the Company's stock for which proxies are not received in direct proportion to voting by allocated shares for which proxies are received. This card should be voted by 11:59 P.M. Eastern Time on May 10, 2022, for the Trustee to vote the plan shares.

Continued and to be signed on reverse side